     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1994.
                                                     REGISTRATION NO. 33-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                        FIRST FINANCIAL BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------

       TEXAS                              6712                 75-0944023
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD         (I.R.S. EMPLOYER
    OF INCORPORATION            INDUSTRIAL CLASSIFICATION    IDENTIFICATION NO.)
    OR ORGANIZATION)                   CODE NUMBER)

                                400 PINE STREET
                             ABILENE, TEXAS 79601
                                (915) 675-7155
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               CURTIS R. HARVEY
                         EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                       FIRST FINANCIAL BANKSHARES, INC.
                                400 PINE STREET
                             ABILENE, TEXAS 79601
                                (915) 675-7155
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE OF AGENT FOR SERVICE)
                             ----------------------

                                   Copies to:
 N. KATHLEEN FRIDAY, P.C.      DAVID L. BUHRMANN         PATRICK J. KENNEDY, JR.
   AKIN, GUMP, STRAUSS,     MCMAHON, SUROVIK, SUTTLE,    KENNEDY & BARIS, L.L.P.
   HAUER & FELD, L.L.P.    BUHRMANN, COBB & HICKS, P.C.   112 EAST PECAN STREET
1700 PACIFIC AVENUE,             P.O. BOX 3679                  SUITE 1775
     SUITE 4100                ABILENE, TX 79604          SAN ANTONIO, TX 78205
DALLAS, TEXAS 75201-4618


  Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

                             ----------------------

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                             ----------------------

                                    CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE          AGGREGATE        REGISTRATION
 SECURITIES TO BE REGISTERED(1)     REGISTERED      PER SHARE(1)       OFFERING PRICE(1)       FEE(1)
- --------------------------------------------------------------------------------------------------------
Common Stock.....................     232,550          $30.55            $7,104,403            $2,452
========================================================================================================

(1) The registration fee has been computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"), based on the book value of the shares of Common Stock of Concho Bancshares, Inc. at September 30, 1993 that may be exchanged for the securities being registered. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered.

                             ----------------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        FIRST FINANCIAL BANKSHARES, INC.

            CROSS-REFERENCE SHEET SHOWING LOCATION IN THE PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM S-4 ITEM NUMBER AND CAPTION                                     PROSPECTUS CAPTION
- --------------------------------                                     ------------------
 1.  Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus.......   Outside Front Cover Page

 2.  Inside Front and Outside Back Cover Pages of
     Prospectus...................................   Inside Front Cover Page;  Available Information;
                                                     Incorporation by Reference; Table of Contents

 3.  Ratio of Earnings to Fixed Charges and Other
     Information..................................   Prospectus Summary; Summary Financial Data;
                                                     Pro Forma Combined Selected Financial Data;
                                                     Comparative Per Share Data

 4.  Terms of the Transaction.....................   The Exchange Offer; Description of First Financial
                                                     Capital Stock; Comparison of Shareholder Rights

 5.  Pro Forma Financial Information..............   Pro Forma Combined Selected Financial Data

 6.  Material Contacts With the Company Being
     Acquired.....................................   *

 7.  Additional Information Required for
     Reoffering by Persons and Parties Deemed to
     be Underwriters..............................   *

 8.  Interests of Named Experts and Counsel.......   *

 9.  Disclosure of Commission Position on
     Indemnification of Securities Act Liabilities   *

10.  Information with Respect to S-3 Registrants..   Available Information; Incorporation by Reference;
                                                     Prospectus Summary; Summary Financial Data;
                                                     Certain Regulatory Considerations; Information
                                                     About First Financial

11.  Incorporation of Certain Information by
     Reference....................................   Incorporation by Reference

12.  Information with Respect to S-2 or S-3
     Registrants..................................   *

13.  Incorporation of Certain Information by
     Reference....................................   *

14.  Information with Respect to Registrants Other
     than S-3 or S-2 Registrants..................   *

15.  Information With Respect to S-3 Companies....   *

16.  Information With Respect to S-2 or S-3
     Companies....................................   *

17.  Information With Respect to Companies Other
     than S-2 or S-3 Companies....................   Prospectus Summary; Summary Financial Data;
                                                     Information About Concho; Consolidated Financial
                                                     Statements

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited...........   *

19.  Information if Proxies, Consents, or
     Authorizations are not to be Solicited, or in
     an Exchange Offer............................   The Exchange Offer; Incorporation by Reference;
                                                     Information About Concho

- -----------
* Not applicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment.  A       +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor + + may offers to buy be accepted prior to the time the registration statement + + becomes effective. This Prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there be any sale of these + + securities in any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws +
+ of any State.                                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



                 SUBJECT TO COMPLETION, DATED JANUARY 10, 1994

OFFERING CIRCULAR/
- ------------------
PROSPECTUS
- ----------
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                           SHARES OF COMMON STOCK OF
                            CONCHO BANCSHARES, INC.
                                      FOR
                           SHARES OF COMMON STOCK OF

                                FIRST FINANCIAL
                                BANKSHARES, INC.

                                ----------------

                               THE EXCHANGE OFFER
                     WILL EXPIRE AT 5:00 P.M., TEXAS TIME,
                               ON _________, 1994

  First Financial Bankshares, Inc., a Texas corporation ("First Financial" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange shares of its voting common stock, par value $10.00 per share ("First Financial Common Stock"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for all of the issued and outstanding shares of stock of Concho Bancshares, Inc., a Texas corporation ("Concho"), par value $0.50 per share ("Concho Common Stock"). Upon consummation of the Exchange Offer, each outstanding share of Concho Common Stock tendered in the Exchange Offer will, subject to certain provisions with respect to fractional shares, be exchanged (the "Exchange") for 1.15 shares of First Financial Common Stock, subject to certain adjustments.

  Subject to the terms and conditions of the Exchange Offer, First Financial will accept for exchange all shares of Concho Common Stock that are validly tendered on or prior to 5:00 p.m., Texas time, on the date the Exchange Offer expires, which will be ___________, 1994 (the "Expiration Date"), unless the Exchange Offer is extended. Once shares of Concho Common Stock are tendered in the Exchange Offer, they may not be withdrawn. The Exchange Offer is subject to certain conditions, including a condition that at least 90% of the outstanding Concho Common Stock be tendered in the Exchange Offer. See "The Exchange Offer--Conditions to Consummation of the Exchange Offer; Termination."

  Upon consummation of the Exchange Offer, it is anticipated that Concho will be merged (the "Merger") with and into a wholly-owned subsidiary of First Financial and that any remaining Concho Shareholders will receive in the Merger the same consideration they would have received had they participated in the Exchange Offer, subject to their rights to dissent to the Merger. This Prospectus also relates to the shares of First Financial Common Stock that may be issued in the Merger.

  Prior to the Exchange Offer, there has been no public market for the Concho Common Stock. The First Financial Common Stock is traded in the over-the-counter market and reported on the NASDAQ National Market under the trading symbol "FFIN." On January 6, 1994, the closing price of the First Financial Common Stock, as reported by NASDAQ, was $________.

                                ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------


                The date of this Prospectus is ___________, 1994

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL FIRST FINANCIAL ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF CONCHO COMMON STOCK IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  First Financial Bankshares, Inc. (which until October 26, 1993 was named "First Abilene Bankshares, Inc.") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company with the Commission can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 10549, at prescribed rates.

  This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY SHAREHOLDER OF CONCHO TO WHOM THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST TO CURTIS R. HARVEY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST FINANCIAL BANKSHARES, INC., P.O. BOX 701, ABILENE, TEXAS 79604, TELEPHONE NUMBER (915) 675-7155. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _______________, 1994.

  First Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, First Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 and First Financial's Current Reports on Form 8-K dated April 23, 1993, September 23, 1993, October 26, 1993, and December 7, 1993, in each case filed with the Commission pursuant to Section 13 of the Exchange Act, and the description of First Financial Common Stock which is contained in First Financial's Registration Statement on Form 8-A dated March 29, 1974, filed under Section 12 of the Exchange Act, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A No. 1 dated January 7, 1994, are incorporated into this Prospectus by reference.

  All documents filed by First Financial pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by First Financial or Concho. This Prospectus does not constitute an offering within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction.

  The information herein concerning First Financial has been obtained from various fillings by First Financial under the Exchange Act and from management. The information herein concerning Concho has been obtained from the management of Concho.

                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

PROSPECTUS SUMMARY.....................................................    5
  The Parties..........................................................    5
  Summary of the Transaction...........................................    6
SUMMARY FINANCIAL DATA.................................................    9
FIRST FINANCIAL AND SUBSIDIARIES SELECTED FINANCIAL DATA...............   10
CONCHO AND SUBSIDIARIES SELECTED FINANCIAL DATA........................   11
FIRST FINANCIAL AND SUBSIDIARIES AND CONCHO AND SUBSIDIARIES PRO FORMA
  COMBINED SELECTED FINANCIAL DATA.....................................   12
COMPARATIVE PER SHARE DATA.............................................   13
THE EXCHANGE OFFER.....................................................   15
  General..............................................................   15
  Background of the Exchange Offer.....................................   15
  First Financial Reasons for the Exchange Offer.......................   16
  Concho's Reasons for the Exchange Offer..............................   16
  The Exchange Rate....................................................   17
  The Expiration Date..................................................   18
  Conditions to Consummation of the Exchange Offer; Termination........   18
  Exchange of Shares and Certificates..................................   20
  Guaranteed Delivery Procedures.......................................   21
  Fractional Shares....................................................   21
  No Withdrawal Rights.................................................   22
  Regulatory Approvals Required........................................   22
  Federal Income Tax Consequences......................................   22
  Exchange Agent.......................................................   23
  Resale by Concho Affiliates..........................................   23
  Anticipated Merger and Dissenting Shareholders' Rights...............   24
  Accounting Treatment.................................................   25
CERTAIN REGULATORY CONSIDERATIONS......................................   25
  General..............................................................   25
  Payment of Dividends.................................................   25
  Certain Transactions by First Financial with its Affiliates..........   26
  Capital..............................................................   26
  First Financial Support of the First Financial Banks.................   28



                                                                         PAGE
                                                                         ----

  FDIC Insurance Assessments...........................................   28
  FDICIA...............................................................   28
DESCRIPTION OF FIRST FINANCIAL CAPITAL STOCK...........................   29
COMPARISON OF SHAREHOLDER RIGHTS.......................................   30
  Board of Directors...................................................   30
  Indemnification and Limitation of Liability of Directors and
   Officers............................................................   30
  Special Meetings of Shareholders.....................................   31
INFORMATION ABOUT FIRST FINANCIAL......................................   31
  General..............................................................   31
  Market Prices of and Dividends Paid on First Financial Common Stock..   32
INFORMATION ABOUT CONCHO...............................................   33
  General..............................................................   33
  Market Area..........................................................   33
  Services.............................................................   33
  Competition..........................................................   34
  Employees............................................................   34
  Properties...........................................................   34
  Market for and Dividends Paid on Concho Common Stock.................   34
  Security Ownership of Certain Beneficial Owners......................   34
  Security Ownership of Management.....................................   35
SELECTED CONSOLIDATED FINANCIAL DATA OF CONCHO.........................   37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATION OF CONCHO.......................................   39
LEGAL MATTERS..........................................................   54
EXPERTS................................................................   54
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CONCHO...................   55
ANNEX A - OPINION OF ARMSTRONG, BACKUS & CO., L.L.P.
ANNEX B - ARTICLE 5.16 OF THE TEXAS BUSINESS CORPORATION ACT

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus. As this summary is necessarily incomplete, reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Prospectus and the Annexes hereto. Shareholders of Concho are urged to read the Prospectus and the Annexes hereto in their entirety.

                                  THE PARTIES

  The Company is a Texas corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). On October 28, 1993, the Company changed its name from "First Abilene Bankshares, Inc." to "First Financial Bankshares, Inc." First Financial owns, through its wholly-owned Delaware subsidiary, First Financial Bankshares of Delaware, Inc., all of the capital stock of six banks organized and located in Texas: First National Bank of Abilene, Abilene, Texas; Hereford State Bank, Hereford, Texas; First National Bank, Sweetwater, Texas; Eastland National Bank, Eastland, Texas; The First National Bank in Cleburne, Cleburne, Texas; and Stephenville Bank and Trust Co., Stephenville, Texas (collectively, the "First Financial Banks"). First Financial operates principally in order to give the First Financial Banks access to additional management and technical resources which enable them to provide expanded banking services while continuing their local activity and autonomy. The First Financial Banks are engaged in the general commercial banking business consisting of the acceptance of checking, savings and time deposits, the making of loans, including bank credit card services, transmitting funds and performing such other banking services as are usual and customary for commercial banks. While all First Financial Banks, with the exception of Eastland National Bank, have trust powers, only First National Bank of Abilene, First National Bank, Sweetwater and Stephenville Bank and Trust Co. have active trust departments. As of September 30, 1993, First Financial and its consolidated subsidiaries had total assets of approximately $906.8 million, total deposits of approximately $809.1 million, total loans (net of allowance for loan losses) of approximately $359.1 million and total shareholders' equity of approximately $88.7 million. First Financial's principal executive offices are located at 400 Pine Street, Abilene, Texas 79601, and its telephone number is (915) 675-7155. See "Information About First Financial."

  Concho Bancshares, Inc. ("Concho") is a one bank holding company formed in 1979 and incorporated in the State of Texas. Concho owns 99.8% of Southwest Bank of San Angelo, Texas ("Southwest Bank" or "SWB"). Southwest Bank is chartered in the State of Texas, began operations in 1975, and its deposits are insured by the Federal Deposit Insurance Corporation. Southwest Bank's wholly owned subsidiary, SWB Investment Centre, Inc. ("SWB Investment"), operates as a registered investment advisor. Southwest Bank conducts business principally in Tom Green County through its location in San Angelo, Texas. The market area of SWB Investment is also Tom Green County, with a small amount derived from other area counties. Southwest Bank provides a full range of both commercial and consumer banking services including loans, checking accounts, savings programs, safe deposit facilities, access to automated teller machines, and credit card programs. The bank does not offer trust services. SWB Investment offers investment advice to customers who may execute trades with the bank through its discount brokerage operation or through its affiliation with Stephens, Inc. of Little Rock, Arkansas. As of September 30, 1993, as adjusted for a November 1993 stock issuance by Concho, Concho and its consolidated subsidiaries had total assets of approximately $89.5 million, total deposits of approximately $80.9 million, total loans (net of allowance for loan losses) of approximately $43.4 million and total shareholders' equity of approximately $6.2 million. Concho's principal executive offices are located at 3471 Knickerbocker, San Angelo, Texas 76906-0410 and its telephone number is (915) 944-2502. See "Information about Concho".

                          SUMMARY OF THE TRANSACTION

THE EXCHANGE OFFER

  Pursuant to a Stock Exchange Agreement and Plan of Reorganization dated as of December 7, 1993 by and among First Financial, Concho and Southwest Bank (the "Exchange Agreement"), First Financial is offering to acquire from the shareholders of Concho (the "Concho Shareholders") all outstanding shares of Concho Common Stock in exchange for shares of First Financial Common Stock at the exchange rate specified below. THE CONCHO BOARD OF DIRECTORS HAS DETERMINED THAT THE EXCHANGE OFFER IS FAIR TO THE CONCHO SHAREHOLDERS. See "The Exchange Offer."

THE EXCHANGE RATE

  First Financial will issue and exchange 1.15 shares of First Financial Common Stock for each share of Concho Common Stock tendered by the Concho Shareholders who accept the Exchange Offer during the time period the Exchange Offer is in effect; provided, however, that the rate of exchange (the "Exchange Rate") shall be subject to adjustment under certain conditions discussed herein. See "The Exchange Offer -- The Exchange Rate." First Financial will not issue any fractional shares of First Financial Common Stock. Concho Shareholders who would otherwise be entitled to receive fractional shares of First Financial Common Stock will be paid in cash for such fractional shares based upon the Market Value (as defined herein) per share of First Financial Common Stock as of the date which is ten days prior to the later of (i) the date First Financial receives written notice that the Board of Governors of the Federal Reserve System has given final approval of the application filed by First Financial to acquire all of the Concho Common Stock and (ii) the date upon which the Registration Statement of which this Prospectus is a part becomes effective.

THE EXPIRATION DATE

  Unless otherwise extended by First Financial, the offer by First Financial to exchange First Financial Common Stock for Concho Common Stock shall terminate at 5:00 p.m., Texas time on ______________, 1994 (the "Expiration Date").

CONDITIONS TO CONSUMMATION OF THE EXCHANGE OFFER; TERMINATION

  Consummation of the Exchange Offer is subject to certain conditions, including without limitation, the valid tender by Concho Shareholders of at least ninety percent (90%) of Concho Common Stock; the receipt of all required regulatory approvals and the lapse of certain waiting periods with respect to such approvals; the receipt by First Financial of an opinion from its independent accountants that the transaction will be accounted for as a "pooling of interests"; the receipt by Concho of an opinion from its independent public accountants and/or tax counsel that the Exchange will not be considered a taxable event for federal income tax purposes; the receipt by Concho of written agreement of the holders of thirteen promissory notes issued by Concho of such holders' willingness to consent to the transfer of such obligations and certain collateral securing them to Southwest Bank; the receipt of opinion of counsel as to certain corporate matters; the absence of material changes in the financial condition of either Concho or Southwest Bank; and the absence of legal or governmental action with respect to the Exchange Offer.

  The Exchange Offer may be terminated at any time (a) by mutual consent of First Financial and Concho, (b) by either party if the other party shall have breached a representation or warranty which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to consummating the Exchange Offer are not satisfied or waived, or
(c) by either party if a court or governmental body shall have taken any action restraining, enjoining or otherwise prohibiting the Exchange or the Merger

(as defined herein) and such action shall be final and nonappealable. If the Exchange Offer is terminated without the acceptance by First Financial of any shares of Concho Common Stock tendered, all shares so tendered will be promptly returned to the tendering Concho Shareholders. See "The Exchange Offer
- -Conditions to Consummation of the Exchange; Termination."

EXCHANGE OF SHARES AND CERTIFICATES

  The Concho Shareholders are receiving with this Prospectus a letter of transmittal for acceptance of the Exchange Offer (the "Letter of Transmittal"). Each Concho Shareholder wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with the certificates reflecting ownership of Concho Common Stock (the "Concho Common Stock Certificates") to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein and therein. The delivery of the Letter of Transmittal with the Concho Common Stock Certificates shall be deemed to constitute an acceptance of the Exchange Offer to the extent of the number of shares of Concho Common Stock reflected on the Concho Common Stock Certificates accompanying the Letter of Transmittal.

  Upon expiration of the Exchange Offer and satisfaction of certain conditions to the consummation of the Exchange Offer, if First Financial receives written notice from the Exchange Agent that at least ninety percent (90%) of the outstanding shares of Concho Common Stock have been validly tendered to First Financial, then First Financial will promptly cause to be issued and mailed to Concho Shareholders who have tendered shares of Concho Common Stock, by registered mail, certificates of First Financial Common Stock ("First Financial Common Stock Certificates") representing 1.15 shares of First Financial Common Stock for each share of Concho Common Stock received by the Exchange Agent. Any cash payment to which a Concho Shareholder may be entitled in place of fractional shares of First Financial Common Stock will be included with the First Financial Common Stock Certificates mailed to the Concho Shareholders.

  Any beneficial holder whose shares of Concho Common Stock are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact the registered holder promptly and instruct such registered holder to tender on his or her behalf. If such beneficial holder wishes to tender on his or her own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering the Concho Common Stock Certificates, either make appropriate arrangements to register ownership of the shares of Concho Common Stock in such holder's name or obtain a properly completed stock power from the registered holder. The transfer of record ownership may take considerable time. See "The Exchange Offer - Exchange of Shares and Certificates."

GUARANTEED DELIVERY PROCEDURES

  Concho Shareholders who wish to tender their shares of Concho Common Stock and whose Concho Common Stock Certificates are not immediately available or who cannot deliver their Concho Common Stock Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their shares of Concho Common Stock according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

NO WITHDRAWAL RIGHTS

  Shares tendered pursuant to the Exchange Offer may not be withdrawn.

THE EXCHANGE AGENT

  The Exchange Agent for purposes of the Exchange Offer discussed herein shall be the Trust Department of First National Bank of Abilene, Third Floor, 400 Pine Street, Abilene, Texas 79601.

FEDERAL INCOME TAX CONSEQUENCES

  Consummation of the Exchange Offer is conditioned on receipt by Concho of a written opinion from its independent accountants and/or tax counsel that the exchange of shares of Concho Common Stock will not be considered a taxable event for federal income tax purposes. Concho has received an opinion to such effect from its independent accountants, Armstrong, Backus & Co., L.L.P. A copy of their opinion, which is subject to certain qualifications and assumptions, is attached hereto as Annex A. See "The Exchange Offer -- Federal Income Tax Consequences."

ANTICIPATED MERGER AND DISSENTING SHAREHOLDERS' RIGHTS

  First Financial anticipates that, upon consummation of the Exchange Offer, Concho will be merged (the "Merger") with and into a wholly-owned Delaware subsidiary of the Company with any remaining Concho Shareholders receiving in the Merger the same consideration they would have received had they participated in the Exchange Offer, subject to their rights to dissent from the Merger. See "The Exchange Offer --Anticipated Merger and Dissenting Shareholders' Rights."

REGULATORY APPROVALS

  The Exchange Offer and Merger are subject to prior approval by the Federal Reserve Board. The approval of the Federal Reserve Board has been obtained. See "The Exchange Offer--Regulatory Approvals Required."

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

  As of December 15, 1993, the directors and executive officers of Concho beneficially owned 49,465 shares of Concho Common Stock, representing approximately 25% of Concho Common Stock outstanding. See "Information about Concho--Security Ownership of Management."

                             SUMMARY FINANCIAL DATA

  The following tables present on a historical basis selected consolidated financial data for (i) First Financial, (ii) Concho, and (iii) combined pro forma data for First Financial and Concho. The financial data are based on the consolidated financial statements of First Financial and Concho, respectively, incorporated herein by reference or contained elsewhere in this Prospectus and should be read in conjunction with the applicable financial statements, including the notes thereto. As noted in the tables, certain historical financial data for Concho for the nine months ended September 30, 1993 have been adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock. The pro forma data give effect to the Exchange and the Merger, in each case accounted for as a pooling of interests and based upon a conversion of each share of Concho Common Stock into 1.15 shares of First Financial Common Stock. All per share data of First Financial have been adjusted to reflect the ten percent (10%) stock dividend paid to First Financial shareholders in the second quarter of 1993.

  The unaudited pro forma financial information presented is for informational purposes only and is not necessarily indicative of results of operations or financial position that would have been reported had the Exchange or the Merger, as the case may be, been completed at the beginning of the period or as of the date for which such unaudited pro forma information is presented, nor is such information indicative of future results of operations or financial position.

                        FIRST FINANCIAL AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                  ------------------------------------------------------  ---------------------------
                                    1988      1989      1990       1991         1992          1992           1993
                                  --------  --------  --------  -----------  -----------  -------------  ------------

CONSOLIDATED SUMMARY OF
  INCOME STATEMENT DATA:
  Interest income...............  $ 55,329  $ 58,062  $ 57,804     $ 61,822     $ 55,574       $ 42,126      $ 40,789
  Interest expense..............    31,168    32,233    31,443       32,238       21,415         16,828        13,494
                                  --------  --------  --------     --------     --------       --------      --------

  Net interest income...........    24,161    25,829    26,361       29,584       34,159         25,298        27,295
  Provision for loan losses.....     3,743     3,767     2,695        1,120          940            623           352
  Noninterest income............     6,052     6,669     7,953        8,371        8,649          6,418         7,095
  Noninterest expense...........    20,189    20,587    21,280       24,413       25,881         19,101        20,607
                                  --------  --------  --------     --------     --------       --------      --------

  Income before income taxes....     6,281     8,144    10,339       12,422       15,987         11,992        13,431
  Provision (benefit) for income
   taxes .......................     1,011     1,824     2,756        3,777        4,998          3,728         4,340
                                  --------  --------  --------     --------     --------       --------      --------

  Net income before cumulative
   effect of accounting change .     5,270     6,320     7,583        8,645       10,989          8,264         9,091

  Cumulative effect of
   accounting change(1) ........        --        --        --           --           --             --         1,255
                                  --------  --------  --------     --------     --------       --------      --------

  Net income....................  $  5,270  $  6,320  $  7,583     $  8,645     $ 10,989       $  8,264      $ 10,346
                                  ========  ========  ========     ========     ========       ========      ========

  Net income per First
  Financial Common Share before
   cumulative effect of
   accounting change ...........  $   1.35  $   1.67  $   2.06     $   2.35     $   2.95       $   2.22      $   2.43
                                  ========  ========  ========     ========     ========       ========      ========

  Net income per First
    Financial Common Share......  $   1.35  $   1.67  $   2.06     $   2.35     $   2.95       $   2.22      $   2.76
                                  ========  ========  ========     ========     ========       ========      ========

CONSOLIDATED PER SHARE DATA
  APPLICABLE TO FIRST FINANCIAL
    COMMON STOCK:
  Net income....................  $   1.35  $   1.67  $   2.06     $   2.35     $   2.95       $   2.22      $   2.76
  Cash dividends declared.......      0.55      0.60      0.70         0.82         0.95           0.70          0.88
  Book value at period end......     15.83     17.06     18.44        19.94        21.87          21.38         23.70

CONSOLIDATED BALANCE SHEET
  DATA AT PERIOD END:
  Investment securities.........  $256,210  $263,067  $287,533     $356,222     $370,633       $359,182      $407,261
  Loans, net of allowance for
   loan losses .................   277,630   271,213   312,060      303,461      323,591        307,291       359,095
  Total assets..................   672,025   688,588   794,863      834,500      839,474        798,546       906,788
  Deposits......................   601,857   609,443   709,007      751,172      750,445        709,594       809,126
  Total liabilities.............   611,386   625,654   727,037      760,972      758,041        718,983       818,098
  Total shareholders' equity....    60,638    62,935    67,826       73,528       81,433         79,563        88,690
- ----------------------------

(1) As of January 1, 1993, First Financial recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109.

                            CONCHO AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                -----------------------------------------------------    ------------------
                                    1988        1989      1990      1991       1992        1992      1993
                                ----------    -------   --------  --------  ---------    --------  --------
CONSOLIDATED SUMMARY OF
  INCOME STATEMENT DATA:
  Interest income.............  $  5,714      $  6,118   $  6,437  $  6,305  $  5,867     $  4,514  $  4,479
  Interest expense............     3,585         4,050      4,028     3,674     2,788        2,172     1,758
                                --------      --------   --------  --------  --------     --------  --------

  Net interest income.........     2,129         2,068      2,409     2,631     3,079        2,342     2,721
  Provision for loan losses...       590           247        195       120       205           67       105
  Noninterest income..........       634           405        714       861     1,116          835       857
  Noninterest expense.........     2,079         2,235      2,609     2,894     3,054        2,310     2,519
                                --------      --------   --------  --------  --------     --------  --------

  Income (loss) before income
   taxes .....................        94            (9)       319       478       936          800       954
  Provision (benefit) for
   income taxes ..............       --            --         --         47       191          225       348
                                --------      --------   --------  --------  --------     --------  --------

  Net income before cumulative
   effect of accounting change
   ...........................        94            (9)       319       431       745          575       606

  Cumulative effect of
   accounting change(1) ......      --             --         --        --        --           --       (231)
                                --------      --------   --------  --------  --------     --------  --------

  Net income (loss)...........  $     94      $     (9)  $    319   $   431  $    745     $    575  $    375
                                ========      ========   ========  ========  ========     ========  ========

  Net income (loss) per
    Concho Common Share before
     cumulative effect of
     accounting change .......  $  0.45       $  (0.04)  $   1.52  $   2.05  $   3.70     $   2.84  $ 3.01(2)
                                ========      ========   ========  ========  ========     ========  ========

  Net income (loss) per
      Concho Common Share.....  $   0.45      $  (0.04)  $   1.52  $   2.05  $   3.70     $   2.84  $ 1.86(2)
                                ========      ========   ========  ========  ========     ========  ========

CONSOLIDATED PER SHARE DATA
  APPLICABLE TO CONCHO
    COMMON STOCK:
  Net income (loss)...........  $   0.45      $  (0.04)  $   1.52  $   2.05  $   3.70     $   2.84  $ 1.86(2)
  Cash dividends declared.....       --           0.25       0.25      0.25      0.25          --      --
  Book value at period end....     19.14         20.58      21.79     24.21     28.30        27.70   30.55(2)

CONSOLIDATED BALANCE SHEET
  DATA AT PERIOD END:
  Investment securities.......  $ 20,006      $ 18,220   $ 21,813  $ 28,697  $ 33,807     $ 32,018  $34,798
  Loans, net of allowance for
   loan losses ...............    33,518        33,734     34,627    39,158    42,597       43,458   43,364
  Total assets................    66,360        71,396     72,089    80,808    88,864       84,447   89,455(2)
  Deposits....................    58,953        65,082     65,535    73,665    81,097       76,867   80,903
  Short-term borrowings.......
  Long-term debt..............
  Total liabilities...........    62,354        67,071     67,506    75,720    83,158       78,861   83,294
  Total shareholders' equity..     4,006         4,325      4,583     5,088     5,706        5,586    6,161(2)

- -------------------------------------
(1) As of January 1, 1993, Concho recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109.
(2) As adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock for $344,860.

                      FIRST FINANCIAL AND SUBSIDIARIES AND
                            CONCHO AND SUBSIDIARIES

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                 ------------------------------------  -----------------------
                                                     1990        1991        1992         1992         1993
                                                 -----------  ----------  -----------  -----------  ----------

CONSOLIDATED SUMMARY OF
  INCOME STATEMENT DATA:
  Interest income..............................    $ 64,241     $ 68,127     $ 61,441    $ 46,640     $ 45,268
  Interest expense.............................      35,471       35,912       24,203      19,000       15,252
                                                   --------     --------     --------    --------     --------

  Net interest income..........................      28,770       32,215       37,238      27,640       30,016
  Provision for loan losses....................       2,890        1,240        1,145         690          457
  Noninterest income...........................       8,667        9,232        9,765       7,253        7,952
  Noninterest expense..........................      23,889       27,307       28,935      21,411       23,126
                                                   --------     --------     --------    --------     --------

  Income before income taxes...................      10,658       12,900       16,923      12,792       14,385
  Provision for income taxes...................       2,756        3,824        5,189       3,953        4,688
                                                   --------     --------     --------    --------     --------

  Net income before cumulative effect of
   accounting change ..........................       7,902        9,076       11,734       8,839        9,697

  Cumulative effect of accounting change(1)....          --           --           --          --        1,024
                                                   --------     --------     --------    --------     --------

  Net income...................................    $  7,902     $  9,076     $ 11,734    $  8,839     $ 10,721
                                                   ========     ========     ========    ========     ========

  Net income per First Financial Common Share
   before cumulative effect of accounting
   change .....................................    $   2.03     $   2.31     $   2.96    $   2.24     $   2.44(2)
                                                   ========     ========     ========    ========     ========

  Net income per First Financial Common Share..    $   2.03     $   2.31     $   2.96    $   2.24     $   2.70(2)
                                                   ========     ========     ========    ========     ========

CONSOLIDATED PER SHARE DATA
  APPLICABLE TO FIRST FINANCIAL
    COMMON SHARES:
  Net income...................................    $   2.03     $   2.31     $   2.97    $   2.24     $   2.70(2)
  Cash dividends declared......................        0.70         0.82         0.95        0.70         0.88
  Book value at period end.....................       18.42        19.95        21.98       21.54        23.87(2)

CONSOLIDATED BALANCE SHEET
  DATA AT PERIOD END:
  Investment securities........................    $309,346     $384,919     $404,440    $391,200     $442,059
  Loans, net of allowance for loan losses......     346,687      342,619      366,188     350,749      402,459
  Total assets.................................     866,952      915,308      928,338     882,993      996,243(2)
  Deposits.....................................     774,542      824,837      831,542     786,461      890,029
  Short-term borrowings........................       1,314        2,272          173         450          130
  Long-term debt...............................       9,364           --        1,151       1,260        1,174
    Total shareholders' equity                       72,409       78,615       87,139      85,149       94,851(2)

- ----------------------------------
(1) As of January 1, 1993, First Financial and Concho recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109.
(2) As adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock for $344,860.

                          COMPARATIVE PER SHARE DATA

                                  (UNAUDITED)

  The following table sets forth for the First Financial Common Stock and the Concho Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data give effect to the Exchange and the Merger, in each case accounted for as a pooling of interests and based upon a conversion of each share of Concho Common Stock into 1.15 shares of First Financial Common Stock. The pro forma financial data have been included as required by the rules of the Commission and are provided for comparative purposes only. The information presented below should be read in conjunction with the separate financial statements of First Financial and Concho, including the applicable notes, included or incorporated by reference elsewhere herein. All per share data of First Financial have been adjusted to reflect the ten percent (10%) stock dividend paid to First Financial shareholders in the second quarter of 1993. Historical Concho financial data for the nine months ended September 30, 1993 have been adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock for $344,860.

  The unaudited pro forma financial information presented is for informational purposes only and is not necessarily indicative of results of operations or financial position that would have been reported had the Exchange or the Merger, as the case may be, been completed at the beginning of the period or as of the date for which such unaudited pro forma information is presented, nor is such information indicative of future results of operations or financial position.

                                                  FIRST FINANCIAL                   CONCHO
                                             -----------------------     ------------------------------
                                                         PRO FORMA                        EQUIVALENT
                                             HISTORICAL   COMBINED       HISTORICAL(2)     PRO FORMA(3)
                                             ----------  ----------      ------------    --------------
Common Shareholders' Equity:
December 31, 1992..........................      $19.94      $21.98           $28.30        $25.34
September 30, 1993.........................       23.70       23.87            30.55         27.45

Cash Dividends Declared:(1)
  Year ended December 31:
  1990.....................................      $ 0.70      $ 0.70           $ 0.25        $ 0.81
  1991.....................................        0.82        0.82             0.25          0.94
  1992.....................................        0.95        0.95             0.25          1.09
  Nine Months ended September 30, 1993.....        0.88        0.88               --          1.01

Net Income:
Year ended December 31, 1990:
  Primary..................................      $ 2.06      $ 2.02           $ 1.52        $ 2.32
  Fully diluted............................        2.06        2.02             1.52          2.32
Year ended December 31, 1991:
  Primary..................................        2.35        2.32             2.05          2.67
  Fully diluted............................        2.35        2.32             2.05          2.67
Year ended December 31, 1992:
  Primary..................................        2.95        2.97             3.70          3.41
  Fully diluted............................        2.95        2.97             3.70          3.41
Nine Months ended September 30, 1993:(4)
  Primary..................................        2.43        2.44             3.01          2.81
  Fully diluted............................        2.43        2.44             3.01          2.81

- ----------------------------
(1) The First Financial pro forma combined dividends per share amounts represent historical dividends declared per share only on First Financial Common Stock.
(2) Historical Concho financial data for the nine months ended September 30, 1993 have been adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock for $344,860.

(3) The Concho pro forma equivalent per share amounts are calculated by multiplying the First Financial pro forma per share amounts by the Exchange Rate of 1.15. See "The Exchange Offer."
(4) For the nine months ended September 30, 1993, per share data is based on continuing operations before cumulative effect of the change in accounting for income taxes.

                               THE EXCHANGE OFFER

  The information in this Prospectus concerning the terms of the Exchange Offer is a summary only and is qualified in its entirety by reference to the Exchange Agreement which is incorporated herein by reference.

GENERAL

  Pursuant to the Exchange Agreement, First Financial is offering to acquire from the Concho Shareholders all of the issued and outstanding Concho Common Stock. In exchange for each share of Concho Common Stock, the Concho Shareholders shall receive 1.15 shares of First Financial Common Stock, unless certain conditions require adjustments to the Exchange Rate. See "-- The Exchange Rate."

  At least ninety percent (90%) of the Concho Common Stock must be tendered by the Concho Shareholders in order for the Exchange to occur. The Exchange Offer is also subject to certain other conditions. See "-- Conditions to Consummation of the Exchange Offer."

BACKGROUND OF THE EXCHANGE OFFER

  Southwest Bank is a correspondent bank customer of First National Bank of Abilene. Through that relationship, Mr. Kenneth Murphy, the Chairman, President and Chief Executive Officer of First Financial, visited with Mr. David Drake, the Chairman and Chief Executive Officer of Concho, in December 1992 to obtain information about the brokerage operation at Southwest Bank. Southwest Bank provided brokerage services through an arrangement with the Stephens Co., and First Financial was considering establishing a similar operation. Over the next several months there were additional discussions about brokerage services. First Financial had been interested in the San Angelo market for several years and during a visit on April 30, 1993, Mr. Murphy asked Mr. Drake if Concho would have any interest in discussing the possibility of becoming associated with First Financial.

  Following several telephone discussions, Mr. Murphy and Curtis Harvey, Executive Vice President and Chief Financial Officer of First Financial, met with Concho's Executive Committee on June 1, 1993. During the meeting Mr. Murphy stated that First Financial considered Southwest Bank an attractive acquisition candidate and inquired as to whether Concho would be interested in entertaining an offer. Prior to the approach by First Financial, the Board of Directors of Concho had adopted and was following a strategic business plan that called for growth primarily through internal means. The plan included the possibility of Concho acquiring other banks, but did not contemplate Concho being acquired. In light of First Financial's indication of interest, Concho's Executive Committee decided to proceed with further discussions.

  Messrs. Murphy and Harvey met with the Concho Executive Committee again on June 22, 1993. During the meeting Mr. Murphy presented various alternative initial proposals for structuring an acquisition of Concho by First Financial, including a one-for-one stock exchange. Subsequent to the meeting, Mr. Drake contacted Mr. Murphy and informed him that Concho would entertain an offer which included a stock exchange valued at 1.5 times Concho book value. Messrs. Murphy and Harvey met with Mr. Drake in San Angelo on July 12, 1993, to discuss further the possible offer by First Financial.

  The Concho Board of Directors held several meetings in late July and early August to discuss the possible transaction and ultimately concluded, with the assistance of its outside advisors, that an exchange offer valued at 1.5 times Concho's book value was fair. In reaching its conclusion, the Concho Board of Directors relied in part on the advice of its financial consulting firm, FinSer Corporation, which evaluated the financial condition of First Financial and the relative benefits of the offer to Concho Shareholders. FinSer Corporation informally advised the Concho Board that, in its opinion, the offer was fair and reasonable in light of current market conditions.

  On August 17, 1993, First Financial and Concho executed a Letter of Intent which contemplated a stock exchange ratio of 1.2 shares of First Financial stock for each share of Concho stock. During the period August 19, 1993, through September 24, 1993, First Financial performed a due diligence review at Southwest Bank and the parties began negotiating a definitive agreement.

  Following execution of the Letter of Intent, Concho informed First Financial that a former stockholder of Concho had asserted a claim against Concho with respect to Concho's purchase in May 1993 of 16,267 shares of Concho Common Stock from such former stockholder. On November 29, 1993, Concho and the former stockholder resolved the matter by rescinding the May 1993 stock purchase. As a result of the additional shares outstanding following the rescission, First Financial and Concho agreed to adjust the exchange ratio from 1.2 to 1.15, and First Financial and Concho executed the Stock Exchange Agreement on December 7, 1993. In agreeing to the adjustment in the exchange ratio, the Concho Board of Directors noted that since the date of execution of the Letter of Intent, the market value of First Financial Common Stock had increased approximately $2.00 per share based on the NASDAQ quoted bid price. The Concho Board considered this increase and the fact that the exchange ratio is 1.5 times the book value of Concho in approving the Stock Exchange Agreement. For these and other reasons described below, the Concho Board believed it was in the best interest of the Concho Shareholders to approve the Stock Exchange Agreement so that Concho Shareholders would have the opportunity to accept or reject the Exchange Offer.

FIRST FINANCIAL REASONS FOR THE EXCHANGE OFFER

  It is part of First Financial's current business strategy to expand its activities to areas in Texas where management believes there are long-term opportunities that will benefit First Financial and its shareholders. First Financial recently acquired two other community banks which has enabled First Financial to increase its penetration of the Texas banking markets. The acquisition of Concho will allow First Financial to continue its expansion and enter the San Angelo market which is larger than those served by recent acquisitions, thereby providing even greater asset and earnings growth opportunities.

  First Financial also views favorably the perceived compatibility of the Concho management team with management of First Financial and its demonstrated success in providing quality banking services.

  In addition, First Financial believes that in light of the acceleration in the number and size of combinations currently occurring within the financial and banking industries and the likelihood that future changes in banking laws will provide further impetus to consolidation of banking entities, it is desirable for First Financial to continue to grow through acquisition of quality community banks in favorable markets.

CONCHO REASONS FOR THE EXCHANGE OFFER

  The terms of the Exchange Offer, including the Exchange Rate, were the result of arms' length negotiations between First Financial and Concho and their respective representatives. Concho consulted with its own legal counsel and financial advisors during the course of negotiations. The Concho Board of Directors believes that the Exchange Offer is fair to the shareholders of Concho. In reaching a conclusion to approve the Exchange Offer, Concho's Board of Directors considered a number of factors. Concho's Board of Directors did not assign any relative or specific weights to the factors considered. Among other things, the Concho Board of Directors considered:

1. The financial terms of the Exchange Offer. In this regard, Concho's Board of
   -----------------------------------------
   Directors took into account the premium represented by the consideration offered to Concho Shareholders in relation to the book value per share of Concho's Common Stock. Concho's Board of Directors was of the view that the Exchange Rate represented a fair multiple of Concho's per share book value and historical and projected earnings. Concho's Board of Directors also considered the financial terms of other recent business combinations in the banking industry and determined that the financial terms of the Exchange Offer compared favorably to such other transactions;

2. Certain financial and other information concerning First Financial. Such
   ------------------------------------------------------------------
   information included, but was not limited to, the financial condition, asset quality, historical earnings and historical operations of First Financial Common Stock and the dividend yield of First Financial Common Stock;

3. The terms, other than the financial terms, and structure of the Exchange
   ------------------------------------------------------------------------
   Offer. In particular, the Concho Board of Directors considered the
   -----
   anticipated tax-free nature of the Exchange Offer to Concho Shareholders receiving First Financial Common Stock in exchange for the shares of Concho Common Stock.

  In addition to the above factors, the proposed Exchange Offer and Merger reflect the judgment of the Board of Directors of Concho that Concho's business can be benefitted by the resources and experience of First Financial, that the Exchange Offer and Merger may produce an entity better able to meet competitive challenges inherent in the banking industry, and that the affiliation of First Financial and Concho could provide operational benefits and efficiencies. The Concho Board of Directors believes that the Exchange Offer would allow shareholders of Concho to exchange their shares for a security in a company which has a broader market appeal and thus a more liquid investment. In addition, while Concho has been in the position to pay cash dividends to Concho Shareholders during the past several years at the rate of $.25 per annum, First Financial has declared cash dividends per share of $1.20, $.96 and $.82 during the years ended December 31, 1993, 1992 and 1991, respectively. Shareholders of Concho would hold shares in a larger banking organization which would tend to lessen the risk that local market factors in San Angelo would affect the value of their investment. In addition, the resources of a larger banking organization would tend to benefit Concho Shareholders as a result of its ability to compete in the larger marketplace.

  The Concho Board of Directors also believes that, if the exchange is consummated, its subsidiary, Southwest Bank, will continue to retain its community bank character even though it will be a subsidiary of a substantially larger bank holding company. First Financial has grown through acquisition of community banks, and its acquisition strategy is to allow these independent community banks to continue to operate as such even though they are part of a larger holding company. In this regard, it is anticipated that the existing Board of Directors of Southwest Bank would remain essentially the same and that the officers and staff would continue to be employed and to manage Southwest Bank. This should enable the continuation of local control, decision making and a presence in the community which Southwest Bank serves.

  Finally, in addition to the strategic location of Southwest Bank in the San Angelo market being a major contribution to First Financial, Southwest Bank's subsidiary, SWB Investment Company, would be provided with an attractive opportunity to expand its business to the customer base of First Financial and its other subsidiary banks. This should provide an attractive growth opportunity for Concho Shareholders.

THE EXCHANGE RATE

   First Financial will issue and exchange 1.15 shares of First Financial Common Stock for each share of Concho Common Stock tendered by the Concho Shareholders who accept the Exchange Offer during the time period the Exchange Offer is in effect; provided, however, that if First Financial, prior to the consummation of the proposed Exchange Offer, shall issue any additional shares of First Financial Common Stock pursuant to any stock dividend or stock split approved by the Board of Directors of First Financial, the Exchange Rate shall be appropriately adjusted to reflect such stock dividend or split; and further provided, that the Exchange Rate shall be adjusted if, as of December 31, 1993, the Book Value of Concho Common Stock (as defined below) shall be less than $31.25 or if the Market Value of First Financial Common Stock (as defined below) shall be less than $40.00 per share as of the date which is ten (10) days prior to the later of (i) the date First Financial receives written notice that the Board of Governors of the Federal Reserve System has given final approval of the application filed by First Financial to acquire all of the Concho Common Stock or (ii) the date upon which the Registration Statement of which this Prospectus is a part becomes effective.

  If, as of the date specified above, the Market Value of First Financial Stock shall be less than $40.00 per share, then the Exchange Rate shall be adjusted by multiplying the Exchange Rate by a fraction, the numerator of which is $40.00 and the denominator of which is the Market Value of First Financial Common Stock. If, as of December 31, 1993, the Book Value of Concho Common Stock shall be less than $31.25 per share, then the Exchange Rate shall be adjusted by multiplying the Exchange Rate by a fraction, the denominator of which is $31.25 and the numerator of which is the Book Value of Concho Common Stock. If, as of December 31, 1993, the Book Value of Concho Common Stock is less than $31.25 and
                                                                             ---
if, as of the date specified above, the Market Value of First Financial Stock shall be less than $40.00, the Exchange Rate shall be adjusted by multiplying the Exchange Rate of 1.15 by each of the fractions defined above.

  For purposes hereof, the "MARKET VALUE" of First Financial Common Stock means the per share closing bid price of the First Financial Common Stock in the over-the-counter market in accordance with quotations supplied by The Principal
- -- Eppler Guerin & Turner or other authoritative source. For purpose hereof, the "BOOK VALUE" of Concho Common Stock means the consolidated shareholders' equity of Concho determined in accordance with generally accepted accounting principles divided by the number of issued and outstanding shares of Concho Common Stock; provided, that for purposes of determining the Book Value of Concho Common Stock as of December 31, 1993, as required above, the number of issued and outstanding shares of Concho Common Stock shall be deemed to include 564 new shares of Concho Common Stock that are expected to be issued prior to consummation of the Exchange Offer, and also the consideration paid or to be paid for such shares, irrespective of whether such shares are, in fact, issued and the consideration therefor paid prior to December 31, 1993.

  First Financial will not issue any fractional shares of First Financial Common Stock. Concho Shareholders who would otherwise be entitled to receive fractional shares of First Financial Common Stock will be paid in cash for such fractional shares based upon the Market Value per share of First Financial Common Stock as of the date which is ten days prior to the later of (i) the date First Financial receives written notice that the Board of Governors of the Federal Reserve System has given final approval of the application filed by First Financial to acquire all of the Concho Common Stock and (ii) the date upon which the Registration Statement of which this Prospectus is a part becomes effective.

THE EXPIRATION DATE

  Unless otherwise extended by First Financial, the Exchange Offer shall terminate at 5:00 p.m., Texas time on ______________, 1994 (the "Expiration Date").

CONDITIONS TO CONSUMMATION OF THE EXCHANGE OFFER; TERMINATION

  Consummation of the Exchange Offer is subject to the satisfaction of a number of conditions, including:

  (1) the expiration of all mandatory waiting periods and the existence in full force and effect of all regulatory approvals, filings, registrations and notifications;

  (2) the receipt by First Financial of an opinion from its independent accountants that the transaction contemplated by the Exchange Agreement may be properly accounted for as a pooling-of-interests, and the receipt by Concho from its independent accountants and/or tax counsel that the Exchange by the Concho Shareholders will not be considered a taxable event for federal income tax purposes;

  (3) the accuracy of all the respective representations and warranties of Concho, Southwest Bank and First Financial in the Exchange Agreement as of the date of consummation of the Exchange Offer (the "Consummation Date");

  (4) the performance of all of the respective obligations and agreements and compliance with all covenants and conditions by Concho, Southwest Bank and First Financial contemplated by the Exchange Agreement prior to or on the Consummation Date;

  (5) the absence of any proceeding or litigation by any court, governmental body or regulatory authority pertaining to the Exchange Offer;

  (6) the declaration by the Commission that the Registration Statement filed by First Financial pursuant to the Securities Act covering the shares of First Financial Common Stock to be issued in the Exchange is effective and that no stop orders have been granted and that First Financial, Concho and Southwest Bank shall have complied with all applicable state and federal securities laws relating to the Exchange Offer;

  (7) the absence of any material adverse change in the financial conditions of Concho, Southwest Bank or SWB Investment between July 31, 1993 and the Consummation Date;

  (8) receipt by First Financial and Concho of certain legal opinions in form and substance satisfactory to the respective parties;

  (9) the valid tender of ninety percent (90%) of the issued and outstanding shares of Concho Common Stock to First Financial; and

  (10) the written agreement of certain noteholders to consent to the transfer of certain property by Concho to Southwest Bank, the assumption by Southwest Bank of certain debt owed by Concho and the release and removal of various liens, security interests and pledges of common stock of Southwest Bank pursuant to the terms of the Exchange Agreement.

  The Exchange Agreement and the Exchange Offer may be terminated at any time prior to the Consummation Date:

  (a) by mutual written consent of First Financial and Concho;

  (b) by First Financial if there is a breach of a representation or warranty made by Concho which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to closing are not satisfied or waived by First Financial;

  (c) by Concho if there is a breach of a representation or warranty made by First Financial which constitutes a material adverse change from that represented in the Exchange Agreement or if any of the conditions to closing are not satisfied or waived by Concho;

  (d) by First Financial or Concho if the Exchange Offer shall not have commenced by April 30, 1994 or such later date agreed to in writing by First Financial or Concho; or

  (e) by First Financial or Concho if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Exchange or the Merger, and such order, decree, ruling or other action shall have been final and nonappealable.

  Whether or not the transactions contemplated by the Exchange Agreement are consummated, each of the parties to the Exchange Agreement shall be responsible for their respective fees and expenses incident to the negotiation, preparation, execution and consummation of the transactions contemplated by the Exchange Agreement, including attorneys' and accountants' fees and expenses.

EXCHANGE OF SHARES AND CERTIFICATES

  A Concho Shareholder's delivery of a properly completed and executed Letter of Transmittal and Concho Common Stock Certificates, prior to the Expiration Date, to the Exchange Agent at the address provided herein shall be deemed to constitute an acceptance of the Exchange Offer described in the Prospectus as to the number of shares registered on the Concho Common Stock Certificates surrendered.

  Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed (a) if the Letter of Transmittal is signed by the registered holder of the shares of Concho Common Stock tendered therewith and such holder has not completed the box entitled "Special Exchange Instructions" on the Letter of Transmittal or (b) if such shares of Concho Common Stock are tendered for the account of an Eligible Institution. See Instructions 1 and 3 of the Letter of Transmittal.

  THE METHOD OF DELIVERY OF CONCHO COMMON STOCK CERTIFICATES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE CONCHO SHAREHOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT CONCHO SHAREHOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. CONCHO COMMON STOCK CERTIFICATES AND LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT, WHICH IS THE TRUST DEPARTMENT OF FIRST NATIONAL BANK OF ABILENE.

  If any First Financial Common Stock Certificate is to be issued in a name other than that in which the Concho Common Stock Certificate surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the person requesting such exchange must pay to First Financial or the Exchange Agent any applicable transfer or other taxes required by reason of the issuance of the certificate. Any beneficial holder whose shares of Concho Common Stock are registered in the name of his or her broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his or her own behalf. If such beneficial holder wishes to tender on his or her own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering the Concho Common Stock Certificates, either make appropriate arrangements to register ownership of the Concho Common Stock to be tendered in such holder's name or obtain a properly completed stock power from the registered holder.

  If the Letter of Transmittal is signed by a person other than the registered holder of any Concho Common Stock listed therein, the Concho Common Stock Certificates reflecting ownership of Concho Common Stock must be endorsed or accompanied by appropriate stock powers which authorize such person to tender the Concho Common Stock on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Concho Common Stock Certificates.

  If the Letter of Transmittal or any Concho Common Stock Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should indicate when signing and, unless waived by First Financial, evidence satisfactory to First Financial of their authority to so act must be submitted with the Letter of Transmittal.

  Upon expiration of the Exchange Offer and satisfaction of certain conditions set forth in the Exchange Agreement, promptly after First Financial receives written notice from the Exchange Agent indicating that at least ninety percent (90%) of the outstanding shares of Concho Common Stock have been validly tendered, each outstanding share of Concho Common Stock tendered to First Financial will be exchanged for shares of First Financial Common Stock at the Exchange Rate calculated as described under the caption "-- The Exchange Rate," and First Financial Common Stock Certificates reflecting the Exchange shall be delivered to the Concho Shareholders by registered mail.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered shares of Concho Common Stock will be determined by First Financial in its sole discretion, which determination will be final and binding. First Financial reserves the absolute right to reject any and all shares of Concho Common Stock not properly tendered or any shares of Concho Common Stock First Financial's acceptance of which would, in the opinion of counsel for First Financial, be unlawful. First Financial reserves the absolute right to waive any irregularities or conditions of tenders as to particular shares of Concho Common Stock. Unless waived, any defects or irregularities in connection with tenders of shares of Concho Common Stock must be cured within such time as First Financial shall determine.
Neither First Financial nor the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of shares of Concho Common Stock nor shall any of them incur any liability for failure to give such notification. Tenders of shares of Concho Common Stock will not be deemed to have been made until such irregularities have been cured or waived. Any Concho Common Stock Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Concho Common Stock Certificates unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Concho Shareholders who wish to tender their shares of Concho Common Stock and
(i) whose Concho Common Stock Certificates are not immediately available, or
(ii) who cannot deliver their Concho Common Stock Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

  (1)  the tender is made through an Eligible Institution;

  (2) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of Concho Common Stock, the certificate number or numbers of such Concho Common Stock and the amount of Concho Common Stock tendered, stating that the tender is being made thereby, and guaranteeing that, within five (5) business days after the Expiration Date, the Letter of Transmittal, together with the Concho Common Stock Certificates registering the Concho Common Stock to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

  (3) such properly completed and executed Letter of Transmittal, together with the certificates representing all tendered Concho Common Stock in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five (5) business days after the Expiration Date.

FRACTIONAL SHARES

  No fractional shares of First Financial Common Stock will be exchanged for shares of Concho Common Stock. In lieu thereof, each Concho Shareholder having a fractional interest resulting from the exchange of Concho Common Stock for First Financial Common Stock will be paid by First Financial an amount in cash for such fractional share based upon the Market Value (as defined) per share of First Financial Common Stock as of the date which is ten days prior to the later of (i) the date First Financial receives written notice that the Board of Governors of the Federal Reserve System has given final approval of the application filed by First Financial to acquire all of the Concho Common Stock and (ii) the date upon which the Registration Statement of which this Prospectus is a part becomes effective. Any cash payment to which a Concho Shareholder may be entitled will be included with such Concho Shareholder's First Financial Common Stock Certificates when such certificates are mailed to the Concho Shareholder.

NO WITHDRAWAL RIGHTS

  Tenders of shares of Concho Common Stock pursuant to the Exchange Offer are irrevocable, and once such shares are tendered, they may not be withdrawn.

REGULATORY APPROVALS REQUIRED

  The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") must approve First Financial's acquisition of Concho and Southwest Bank under Section 3 of the Bank Holding Company Act of 1956, as amended. The Federal Reserve Board has approved the acquisition.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain material U.S. Federal income tax consequences of the Exchange, including certain consequences to holders of Concho Common Stock who are citizens or residents of the United States and who hold their shares as capital assets. It does not discuss all tax consequences that may be relevant to the Concho Shareholders subject to special Federal income tax treatment (such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons), or to Concho Shareholders who acquired their shares of Concho Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary does not address the state, local or foreign tax consequences of the Exchange Offer, if any.

  Concho has received an opinion from its independent public accountants, Armstrong, Backus & Co., L.L.P., with respect to certain Federal income tax consequences of the Exchange Offer. A copy of their opinion, which is subject to certain qualifications and assumptions, is attached hereto as Annex A, and the following summary of their opinion is qualified in its entirety by reference thereto. Subject to the qualifications and assumptions set forth in their opinion, Armstrong, Backus & Co., L.L.P. are of the opinion that, for Federal income tax purposes:

  1. The Exchange and Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "Code"), and First Financial, Concho and First Financial Bankshares of Delaware, Inc. each will be a party to the reorganization within the meaning of Section 368(b) of the Code.

  2. No gain or loss will be recognized by the Concho Shareholders upon receipt of First Financial Common Stock in exchange for their Concho Common Stock, except for any gain or loss recognized with respect to Concho Shareholders who receive cash in lieu of fractional share interests in First Financial Common Stock or pursuant to the exercise of statutory dissenter rights.

  3. The aggregate Federal income tax basis of the shares of First Financial Common Stock received by the Concho Shareholders in exchange for their shares of Concho Common Stock will be the same as the aggregate adjusted tax basis of their Concho Common Stock exchanged therefor, less the tax basis, if any, allocated to fractional share interests.

  4. The holding period of the First Financial Common Stock received by the Concho Shareholders in exchange for their shares of Concho Common Stock in the hands of the Concho Shareholders will include the holding period of their Concho Common Stock exchanged therefor.

  A Concho Shareholder who receives cash in lieu of a fractional share interest in First Financial Common Stock will be treated as having received the cash in redemption of the fractional share interest. The receipt of cash in lieu of a fractional share interest should generally result in capital gain or loss to the holder equal to the difference between the amount of cash received and the portion of the holder's Federal income tax basis in the Concho Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the First Financial Common Stock received, determined as set forth above, is longer than one year.

  A Concho Shareholder who dissents from the Merger and receives cash in exchange for shares of Concho Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's Federal income tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the holder has held the shares for more than one year as of the effective time of the merger.

  THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE INTERNAL REVENUE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROSPECTUS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY SHAREHOLDER. CONCHO SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE AGENT

  The Trust Department of First National Bank of Abilene has been appointed as the Exchange Agent for the Exchange. Questions and requests for additional copies of this Prospectus should be directed to the Exchange Agent addressed as follows:

By mail, overnight, courier or hand delivery:  Trust Department
                                               First National Bank of Abilene
                                               Third Floor
                                               400 Pine Street
                                               Abilene, Texas  79601

By facsimile transmission: (915) 675-7342

For confirmation by telephone: (915) 675-7100

RESALE BY CONCHO AFFILIATES

  The shares of First Financial Common Stock issuable to Concho Shareholders upon consummation of the Exchange Offer have been registered under the Securities Act, but such registration does not cover the resales by affiliates of Concho ("Concho Affiliates"). First Financial Common Stock received and beneficially owned by those Concho Shareholders who are deemed to be Concho Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term Concho Affiliate is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with Concho at or during the time period covered by the Exchange Agreement. Each Concho Affiliate who desires to resell the First Financial Common Stock must sell such First Financial Common Stock either

(i) pursuant to an effective registration statement under the Securities Act;
(ii) in accordance with the applicable provisions of Rule 145 under the Securities Act; or (iii) in a transaction which, in the opinion of counsel for the Concho Affiliate or as described in a "no-action" or interpretive letter from the Commission, in each case reasonably satisfactory in form and substance to First Financial, is exempt from the registration requirements of the Securities Act. Rule 145(d) requires that persons deemed to be Concho Affiliates resell their First Financial Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such First Financial Common Stock is sold within the first two (2) years after the receipt thereof. After two (2) years if such person is not an affiliate of First Financial and First Financial is current in the filing of its periodic securities law reports, a former Concho Affiliate may freely resell the First Financial Common Stock received in the Exchange Offer without limitation. After three (3) years from the issuance of the First Financial Common Stock, if such person is not an affiliate of First Financial at the time of sale and has not been so for at least three (3) months prior to such sale, such person may freely resell such First Financial Common Stock, without limitation, regardless of the status of First Financial's periodic securities law reports.

  Each Concho Affiliate will deliver to First Financial a written agreement to the effect that no sale will be made of any shares of First Financial Common Stock received in the Exchange Offer by a Concho Affiliate except (i) in accordance with the Securities Act; and (ii) if, as it expects to do, First Financial utilizes pooling-of-interests accounting in accounting for the Exchange Offer, until such time as First Financial shall publish the financial results of at least thirty (30) days of post-Exchange operations of First Financial. The First Financial Common Stock Certificates issued to Concho Affiliates in the Exchange Offer may contain an appropriate restrictive legend, and appropriate stop transfer orders may be given to the Exchange Agent for such certificates.

ANTICIPATED MERGER AND DISSENTING SHAREHOLDERS' RIGHTS

  First Financial anticipates that upon consummation of the Exchange Offer, First Financial will contribute the shares of Concho Common Stock acquired in the Exchange Offer to First Financial Bankshares of Delaware, Inc., a wholly-owned subsidiary of First Financial ("FFB Delaware"), and Concho will then be merged (the "Merger") with and into FFB Delaware pursuant to Article
5.16 of the Texas Business Corporation Act (the "TBCA"). In the event that not all of the outstanding Concho Common Stock is tendered for exchange in the Exchange Offer, within ten (10) days after the effective date of the Merger, FFB Delaware shall provide notice of the Merger to the Concho Shareholders who did not elect to participate in the Exchange Offer. The consideration to be issued in the Merger shall be the same as that in the Exchange Offer. A Concho Shareholder who elects to dissent from the Merger (a "Dissenting Shareholder") must follow specific procedures in order to perfect its dissenter's rights.

  Within twenty (20) days of mailing of the notice of the Merger, the Dissenting Shareholders must make a written demand on FFB Delaware for the fair value of their shares of Concho Common Stock. The fair value of such shares shall be the value thereof as of the day before the effective date of the Merger, excluding any appreciation or depreciation in anticipation of the Merger. The Dissenting Shareholders must include in their demands information as to the number and estimated fair value of shares owned by such shareholders. Any Dissenting Shareholder who fails to make a demand within the twenty (20) day period shall be bound by the terms and the consideration provided in the Merger.

  Within ten (10) days of receipt of a Dissenting Shareholder's written demand, FFB Delaware shall either accept such demand or reject it and make a counter-offer as to the fair value of the Concho Common Stock. Upon the agreement between FFB Delaware and the Dissenting Shareholder as to the fair value of the Concho Common Stock, FFB Delaware shall pay the agreed fair value of the shares of Concho Common Stock owned by such Dissenting Shareholder in exchange for endorsed Concho Common Stock Certificates representing such shares. The Dissenting Shareholder shall, at that time, cease to have any interest in FFB Delaware. If a Dissenting Shareholder is unable to reach an agreement with FFB Delaware as to the fair value of the Concho Common Stock, the specific remedies provided in Article 5.16 of the TBCA for determination of fair value by a court of law shall be available to such shareholder. Article 5.16 of the TBCA is attached to this Prospectus as Annex B.

ACCOUNTING TREATMENT

  First Financial expects to account for the Exchange as a pooling-of-interests and expects to receive the written opinion of Arthur Andersen & Co. that it is appropriate to do so.


                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

  Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of First Financial.

  As a bank holding company, First Financial is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than five percent (5%) of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

PAYMENT OF DIVIDENDS

  First Financial is a legal entity separate and distinct from its banking and other subsidiaries. Most of First Financial's revenues result from dividends paid to it by its bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by First Financial to its shareholders.

  Each state bank subsidiary that is a member of the Federal Reserve System and each national banking association is required by federal law to obtain the prior approval of the Federal Reserve Board or the Office of the Comptroller of the Currency (the "OCC"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two (2) years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation). Under the Texas Banking Code of 1943, as amended, before any dividend may be paid to First Financial by an affiliated state bank, the state bank must transfer to "certified surplus" an amount which is not less than ten percent (10%) of the net profits of such bank earned since the last dividend was declared; provided, however, that a transfer is not required to certified surplus of a sum which would increase the certified surplus to more than the capital of the bank.

  Under the foregoing dividend restrictions, in 1993 the First Financial Banks, without obtaining governmental approvals, could have declared aggregate dividends of approximately $18.5 million from retained net profits. During 1993, the First Financial Banks paid $8.9 million in dividends.

  The payment of dividends by First Financial and its subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines.

In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the OCC have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board, the OCC and the Federal Deposit Insurance Corporation (the "FDIC") have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

CERTAIN TRANSACTIONS BY FIRST FINANCIAL WITH ITS AFFILIATES

  There are also various legal restrictions on the extent to which First Financial can borrow or otherwise obtain credit from, or engage in certain other transactions with, its depository subsidiaries. The "covered transactions" that an insured depository institution and its subsidiaries are permitted to engage in with their nondepository affiliates are limited to the following amounts:
(i) in the case of any one such affiliate, the aggregate amount of "covered transactions" of the insured depository institution and its subsidiaries cannot exceed ten percent (10%) of the capital stock and the surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of "covered transactions" of the insured depository institution and its subsidiaries cannot exceed twenty percent (20%) of the capital stock and surplus of the insured depository institution. In addition, extensions of credit that constitute "covered transactions" must be collateralized in prescribed amounts. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL

  The Federal Reserve Board has adopted risk based capital guidelines for bank holding companies. The minimum guidelines for the ratio of total capital ("Total Capital") to risk weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) is eight percent (8%). From year-end 1991 until year-end 1992, the minimum ratio was 7.25%. At least half of the Total Capital is to be composed of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

  In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum Tier 1 Capital leverage ratio (Tier 1 Capital to total assets, less goodwill) of three percent (3%) for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a minimum Tier 1 Capital leverage ratio of three percent (3%) plus an additional cushion of 100 to 200 basis points. The Federal Reserve Board has not advised First Financial of any specific minimum Tier 1 Capital leverage ratio applicable to it. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets (e.g., goodwill, core deposit intangibles and purchased mortgage servicing rights). Furthermore, the guidelines indicate that the Federal Reserve Board has indicated that it will continue to consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activities. As of September 30, 1993, the "tangible Tier 1 Capital leverage ratios" of First Financial, Concho and pro forma (giving effect to the Exchange and the Merger) for First Financial and Concho combined were 9.63%, 6.89% and 9.38% respectively.

  The following tables set forth the Tier 1 Capital to risk-weighted assets ratios, the total capital to risk-weighted assets ratios and the Tier 1 leverage ratios for First Financial and Concho individually and on a pro forma combined basis as of certain dates and periods. Such pro forma combined data is derived from the financial information of First Financial and Concho at September 30 or December 31 for each of the periods presented below and gives effect to the Exchange and the Merger.

                  Tier 1 Capital to Risk-Weighted Assets Ratio
                    (in each case calculated pursuant to the
                         risk-based capital guidelines)

                                                     Pro Forma
As of:                 First Financial     Concho    Combined
- ------                 ----------------  ----------  ---------
September 30, 1993...      17.14%          12.17%      16.69%
December 31, 1992....      17.22           13.39       16.90
December 31, 1991....      15.73           11.64       15.38

                  Total Capital To Risk-Weighted Assets Ratio
                    (in each case calculated pursuant to the
                         risk-based capital guidelines)

                                                     Pro Forma
As of:                 First Financial     Concho    Combined
- ------                 ----------------  ----------  ---------
September 30, 1993...      18.39%          13.35%      17.93%
December 31, 1992....      18.72           14.75       18.38
December 31, 1991....      17.23           12.90       16.86

                             Tier 1 Leverage Ratio


                                                     Pro Forma
As of:                 First Financial     Concho    Combined
- ------                 ----------------  ----------  ---------
September 30, 1993...      9.63%           6.89%       9.38%
December 31, 1992....      9.59            6.89        9.28
December 31, 1991....      8.69            6.30        8.48

  In addition to the Federal Reserve Board capital standards, Texas-chartered banks must comply with the capital requirements imposed by the Texas Banking Department. Although neither the Texas Banking Code nor the regulations promulgated thereunder specify any minimum capital-to-assets ratio that must be maintained by a Texas-chartered bank, the Texas Banking Department has a policy that generally requires Texas-chartered banks to maintain a minimum 6% ratio of stockholders equity (stated capital, surplus capital, surplus and undivided profits or retained earnings) to total assets. As of September 30, 1993, all Texas-chartered banks owned by First Financial, as well as Concho, exceeded the minimum ratio.

  Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. See "FDICIA" below.

  Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, the management of First Financial is unable to predict whether and when higher capital requirements might be imposed and, if they are imposed, at what levels and on what schedule.

FIRST FINANCIAL SUPPORT OF THE FIRST FINANCIAL BANKS

  Under Federal Reserve Board policy, First Financial is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, First Financial would not otherwise be required to provide it.

  Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

  Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three (3) months' notice, to sell the stock of such shareholder to make good the deficiency.

FDIC INSURANCE ASSESSMENTS

  The First Financial Banks are subject to FDIC deposit insurance assessments. The FDIC set an assessment rate for the Bank Insurance Fund ("BIF") of 0.195 percent for periods prior to June 30, 1991, and an assessment rate of 0.23 percent effective on June 30, 1991. On September 15, 1992 the FDIC approved the implementation of a transition risk-based deposit premium assessment system under which each depositary institution will be placed in one of nine assessment categories based on certain capital and supervisory measures. The assessment rates under the new system will range from 0.23 percent to 0.31 percent depending upon the assessment category into which the insured institution is placed. The new assessment system became effective January 1, 1993. The First Financial Banks were assessed a weighted average rate of 0.115 percent for the first six-month assessment period. It is possible that BIF assessments will be further increased and it is possible that there may be special additional assessments in the future. A significant increase in the assessment rate or a special additional assessment could have an adverse impact on First Financial's results of operations.

FDICIA

  Among other things, the Federal Deposit Insurance Corporation Improvement Act of 1992 ("FDICIA") requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels are in relation to various relevant capital measures, which will include a risk-based capital measure, a leverage ratio capital measure and certain other factors.

  Regulations establishing the specific capital tiers have been recently enacted. Under these regulations, for an institution to be well capitalized it must have a total risk-based capital ratio of at least ten percent (10%), a Tier 1 risk-based capital ratio of at least six percent (6%), and a Tier 1 leverage ratio of at least five percent (5%), and not be subject to any specific capital order or directive. For an institution to be adequately capitalized it must have a total risk-based capital ratio of at least eight percent (8%), a Tier 1 risk-based capital ratio of at least four percent (4%), and a leverage ratio of at least four percent (4%) (in some cases three percent (3%)). Under these new regulations, the First Financial Banks would be considered to be well capitalized as of December 31, 1992.

  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce the total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.


                  DESCRIPTION OF FIRST FINANCIAL CAPITAL STOCK

  The following description contains a summary of all of the material features of the capital stock of First Financial but does not purport to be complete and is subject to and qualified in its entirety by reference to the First Financial Articles of Incorporation, which are filed as exhibits to documents incorporated by reference herein and by reference to the applicable provisions of the Texas Business Corporation Act. See also "COMPARISON OF SHAREHOLDER RIGHTS" below. The following description should be read carefully by the Concho Shareholders.

  First Financial's total authorized capital stock consists of 5,000,000 shares of First Financial Common Stock with a par value of $10.00 per share. There is no authorized preferred stock. As of December 31, 1993, there were issued and outstanding 3,746,687 shares of First Financial Common Stock.

  The holders of First Financial Common Stock ("First Financial Shareholders") are entitled to receive such dividends as may from time to time be declared by the First Financial Board of Directors. Shareholders are entitled to one vote per share of First Financial Common Stock on every issue submitted to them as First Financial Shareholders at a meeting of shareholders or otherwise. In the event of liquidation, First Financial Shareholders are entitled to share ratably, after satisfaction in full of the prior rights of creditors, in all assets of First Financial available for distribution to First Financial Shareholders. First Financial Shareholders do not have preemptive or cumulative voting rights. All shares of First Financial Common Stock now issued and outstanding are fully paid and nonassessable.

                       COMPARISON OF SHAREHOLDER RIGHTS

  In the event that the Exchange is consummated, Concho Shareholders whose shares of Concho Common Stock are tendered in the Exchange Offer will become First Financial Shareholders. Their rights will be governed by Texas law, the First Financial Articles of Incorporation (the "First Financial Charter") and the Bylaws of First Financial (the "First Financial Bylaws").

  Certain differences between the rights of Concho Shareholders and First Financial Shareholders are set forth below. As both Concho and First Financial are organized under the laws of Texas, these differences primarily arise from various provisions of the First Financial Charter, the First Financial Bylaws, the Concho Articles of Incorporation (the "Concho Charter") and the Bylaws of Concho (the "Concho Bylaws"). This summary contains a description of the material differences in shareholder rights, but is not meant to be relied upon as an exhaustive list or detailed description of the provisions discussed herein and is qualified in its entirety by reference to the TBCA, the First Financial Charter, the First Financial Bylaws, the Concho Charter and the Concho Bylaws.

BOARD OF DIRECTORS

  The First Financial Bylaws provide that the number of directors constituting the First Financial Board of Directors shall be not less than three and not more than thirty. Persons eligible for election to the First Financial Board of Directors are First Financial Shareholders who, at the date of the annual meeting of shareholders at which the Board is elected, (i) have not attained the age of 72 years, or (ii) have not attained the age of 75 years and own one percent (1%) or more of the outstanding shares of First Financial Common Stock. Any director of First Financial may be removed, with or without cause, by the holders of a majority of the shares outstanding.

  The Concho Bylaws provide that the number of directors constituting the Concho Board of Directors shall be four, but the number of Directors may be increased or decreased (provided such decrease does not shorten the time of service of any incumbent director) from time to time by amendment to the Concho Bylaws; provided, however, that the number of directors shall never be less than one.
At any meeting of Concho Shareholders called expressly for the purpose of removing a director, any director or the entire Concho Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.


INDEMNIFICATION AND LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

  The First Financial Charter provides that, to the fullest extent permitted by applicable law, no First Financial director shall be liable to First Financial or the First Financial Shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a director, except in the case of liability for (i) a breach of a duty of loyalty to First Financial or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, (iv) an act or omission for which the liability of a director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.

  The First Financial Charter also provides that each director, officer, employee and agent of First Financial shall be indemnified for all expenses incurred in connection with any action, suit, proceeding or claim to which he or she is named a party or otherwise by virtue of holding such position; provided, however, that no indemnification of employees or agents (other than directors or officers) will be made without express authorization of the Board of Directors. The First Financial Charter provides that such indemnification shall be provided to the fullest extent permitted by applicable law.

  The Concho Bylaws provide that Concho shall indemnify its directors and officers against expenses actually and necessarily incurred by such person in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. Neither the Concho Charter nor the Concho Bylaws contain a limitation of liability provision.

Special Meetings of Shareholders

  The First Financial Bylaws provide that a special meeting of shareholders may be called by (i) a majority of the Board of Directors, or (ii) by the Chief Executive Officer joined by at least three members of the Board of Directors, or
(iii) by shareholders holding voting rights of not less than 20% of the stock of the corporation.

  The Concho Bylaws provide that a special meeting of the shareholders may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the meetings.

                       INFORMATION ABOUT FIRST FINANCIAL

GENERAL

  First Financial is a Texas corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). First Financial owns, through its wholly-owned Delaware subsidiary, First Financial Bankshares of Delaware, Inc., all of the capital stock of six banks organized and located in Texas: First National Bank of Abilene, Abilene, Texas; Hereford State Bank, Hereford, Texas; First National Bank, Sweetwater, Texas; Eastland National Bank, Eastland, Texas; The First National Bank in Cleburne, Cleburne, Texas; and Stephenville Bank and Trust Co., Stephenville, Texas (collectively, the "First Financial Banks"). As of September 30, 1993, First Financial and its consolidated subsidiaries had total assets of approximately $906.8 million, total deposits of approximately $809.1 million, total loans (net of allowance for loan losses) of approximately $359.1 million and total shareholders' equity of approximately $88.7 million.

  First Financial operates principally in order to give the First Financial Banks access to additional management and technical resources which help them to improve or expand their banking and other services while continuing their local activity and autonomy. Each of the First Financial Banks operates under the day-to-day management of its Board of Directors and officers, with substantial authority in making decisions concerning its own investments, loan policies, interest rates and service charges. First Financial provides assistance to the First Financial Banks, especially with respect to decisions concerning major capital expenditures, employee fringe benefits, including pension plans and group insurance, dividend policies, appointment of officers and directors of First Financial Banks and compensation. First Financial provides advice to and specialized services for the First Financial Banks in such areas as taxation, lending techniques, investments, purchasing, advertising, public relations, automation procedures and computer services. In addition, First Financial coordinates various transactions among the First Financial Banks, including loan participations. First Financial makes the services of the Trust Department of First National Bank of Abilene available to customers of the other First Financial Banks, as well as investment and computer services.

  Each First Financial Bank is engaged in the general commercial banking business consisting of the acceptance of checking, savings and time deposits, the making of loans, including bank credit card services, transmitting funds and performing such other banking services as are usual and customary for commercial banks.

  In addition to First National Bank of Abilene, First National Bank, Sweetwater and Stephenville Bank and Trust Co. have active trust departments. The trust departments offer a complete range of services to individuals, associations and corporations, including the administration of estates, testamentary trusts and various types of living trusts and agency accounts. Other sources of revenue are services for businesses, including administering pension, profit sharing, and other employee benefit plans, acting as stock transfer agent or stock registrar, and providing paying agent services.

  Commercial banking in Texas is very competitive. As of December 31, 1992, the latest date of compilation by the Federal Reserve Bank in Dallas, Texas, there were 85 multi-bank holding companies existing or operating in the State of Texas. Representing .64% of the market, First Financial was ranked seventh on the basis of total deposits. The competition from holding companies is largely centered in efforts to obtain larger deposits and procure outlets for funds for available lending. Success is dependent upon being able to compete in these areas, as well as in the areas of interest rates paid or charged and scope of services offered and prices charged therefor.

  In addition to competition from other banks, the First Financial Banks will also continue to be subject to substantial competition from other financial institutions, such as savings and loan associations, small loan companies, credit unions and brokerage firms, all of which are engaged in providing financial products and services.

  First Financial's principal executive offices are located at 400 Pine Street, Abilene, Texas 79601, and its telephone number is (915) 675-7155.

  For further information concerning First Financial which is incorporated herein by reference from certain publicly-filed documents, see "Incorporation by Reference."

MARKET PRICES OF AND DIVIDENDS PAID ON FIRST FINANCIAL COMMON STOCK

  First Financial Common Stock is traded in the over-the-counter market. Since November 1, 1993, the First Financial Common Stock has been reported on the NASDAQ National Market under the trading symbol "FFIN." The following table sets forth, for the periods indicated, the high and low bid prices and cash dividends declared per share of First Financial Common Stock. The information with respect to price quotations was obtained from The Principal/Eppler, Guerin & Turner, Inc. of Abilene, Texas, a securities brokerage firm ("Eppler Guerin"), and have been adjusted to reflect a three for two stock split effective June 1, 1992 and a ten percent (10%) stock dividend paid to First Financial shareholders in the second quarter of 1993.


                                          DIVIDENDS
                            HIGH    LOW    DECLARED
                           ------  ------  --------
1991:

      First Quarter..........  $16.00  $15.50     $0.19
      Second Quarter.........   16.50   16.00      0.21
      Third Quarter..........   17.50   16.50      0.21
      Fourth Quarter.........   18.00   17.50      0.21

1992:

      First Quarter..........   20.00   18.00       .21
      Second Quarter.........   23.00   20.00       .25
      Third Quarter..........   31.00   23.00       .25
      Fourth Quarter.........   35.50   31.00       .25




1993:

      First Quarter..........   37.00   35.50      0.25
      Second Quarter.........   39.00   37.00      0.32
      Third Quarter..........   40.00   39.00      0.32
      Fourth Quarter.........   45.00   40.00      0.32

1994:

      First Quarter (through
      January 6, 1994).......   41.50   41.50        --

  On December 6, 1993 (the last trading day preceding the execution of the Exchange Agreement), the last sales price of First Financial Common Stock, as reported by NASDAQ, was $43.50 per share. On __________, 1994 (the last practicable date prior to the mailing of this Prospectus), the last sales price of First Financial Common Stock, as reported by NASDAQ, was $____________ per share.

  CONCHO SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR FIRST FINANCIAL COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF FIRST FINANCIAL COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE EXCHANGE IS CONSUMMATED. THE MARKET PRICE OF FIRST FINANCIAL COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS PROSPECTUS AND THE DATE ON WHICH THE EXCHANGE IS CONSUMMATED AND THEREAFTER.

  The timing and amount of future dividends on First Financial Common Stock will depend upon earnings, cash requirements, the financial condition of First Financial and its subsidiaries, applicable government regulations and other factors deemed relevant by the Board of Directors of First Financial. [ANY DEBT INSTRUMENT RESTRICTIONS ON DIVIDENDS?] As described under "Certain Regulatory Considerations," various state and federal laws limit the ability of the First Financial Banks to pay dividends to First Financial.

  On December 31, 1993, there were 1,204 holders of record of First Financial Common Stock.


                            INFORMATION ABOUT CONCHO

GENERAL

  Concho is a one bank holding company formed in 1979 and incorporated in the State of Texas. Concho owns 99.8% of Southwest Bank. Southwest Bank is chartered in the State of Texas, began operations in 1975, and its deposits are insured by the Federal Deposit Insurance Corporation. SWB's wholly owned subsidiary, SWB Investment, operates as a registered investment advisor.

MARKET AREA

  Southwest Bank conducts business principally in Tom Green County through its location in San Angelo, Texas. The market area of SWB Investment is also Tom Green County, with a small amount derived from other area counties.

SERVICES

  Southwest Bank provides a full range of both commercial and consumer banking services including loans, checking accounts, savings programs, safe deposit facilities, access to automated teller machines, and credit card programs. The bank does not offer trust services. SWB Investment offers investment advice to customers who may execute trades with the bank through its discount brokerage operation or through its affiliation with Stephens, Inc. of Little Rock, Arkansas.

COMPETITION

  The business of banking in Concho's market area is highly competitive. In San Angelo seven other banks operate with eleven locations. Competition is also high from credit unions, saving and loan associations, investment brokers, insurance companies, and mortgage companies.

EMPLOYEES

  As of September 30, 1993, Concho and its subsidiaries employed 46 full time and 12 part time people.

PROPERTIES

  Southwest Bank's only location is in a five story office tower in San Angelo, Texas. The bank occupies the basement and first and second floors. The third, fourth, and fifth floors, owned by Concho, are leased to non-affiliated tenants.

MARKET FOR AND DIVIDENDS PAID ON CONCHO COMMON STOCK

  There is no established public trading market for Concho Common Stock. Concho Common Stock is not listed on a national securities exchange and is not authorized for quotation on an interdealer quotation system. As of December 15, 1993, there were 239 holders of record of Concho Common Stock. Concho has paid dividends on Concho Common Stock in prior years, but payment of future dividends is not assured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of December 15, 1993, the management of Concho knew of no person, other than those listed below, owning beneficially more than 5% of the Concho Common Stock.



                                            Shares of Concho           Percentage of
                                              Common Stock              Outstanding
 Name and Address of Beneficial Owner     Beneficially Owned(1)     Concho Common Stock
- ---------------------------------------  -----------------------   --------------------
Wilbur Carr Brown                                17,830                   8.84%
1974 Overhill Drive
San Angelo, Texas 76904

First National Bank of West Texas                16,267                   8.07%
P.O. Box  1241
Lubbock, Texas 79408

Jack Drake & Sons                                12,250(2)                6.07%
P. O. Box 60410
San Angelo, Texas 76906

H.D. Eakman                                       9,942                  4.93%
1686 La Villa Circle
San Angelo, Texas 76904



O.L. Schuch                                      11,047(3)                5.48%
3714 Vista del Arroyo
San Angelo, Texas 76904

John W. West                                     17,876                   8.86%
P. O. Box 1329
San Angelo, Texas 76902

- --------------------------------

(1) As determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) 358 shares are in the name of David B. Drake while 11,892 are held by Jack Drake & Sons, a partnership 50% owned by David Drake.

(3) 10,333 shares are in the name of O. L. Schuch while 714 shares are held by his wife Dorothy Schuch.



SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information as to the shares of Concho Common Stock beneficially owned by each director and executive officer and for all directors and executive officers as a group as of December 15, 1993.


                      Shares of Concho
                        Common Stock                 Percentage of Concho
Name                Beneficially Owned(1)          Common Stock Outstanding
- ----                ---------------------          ------------------------
Michael L. Boyd              845                                *
David B. Drake            12,250 (2)                        6.07%
H.D. Eakman                9,942 (3)                        4.93%
Dan Cravy M.D.             6,368                            3.16%
Ingram Hartje, III           833                                *
Joe Mertz                  1,400                                *
William Pfluger            3,572                            1.77%
Craig Porter               1,727                                *
O.L. Schuch               11,047 (4)                        5.48%
Tim Turner, D.V.M.           232                                *
David Lupton                 424                                *
Doug Eakman                  825                                *

All directors and executive
officers as a group:      49,465                           24.53%


- --------------------
*   Indicates beneficial ownership is less than one percent.

(1) Each director and executive of Concho has sole voting and investment powers with respect to all shares of Concho Common Stock shown as beneficially owned by such director or executive officer except as otherwise indicated in the following footnotes. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) 358 shares are in the name of David B. Drake while 11,892 are held by Jack Drake & Sons, a partnership 50% owned by David Drake.

(3) 7,617 shares are in the name of H. D. Eakman while 2,325 shares are held by Pecos Street Pharmacy, an entity owned by Mr. Eakman.

(4) 10,333 shares are in the name of O. L. Schuch while 714 shares are held by his wife Dorothy Schuch.

  After giving effect to the First Financial Common Stock to be issued in the Exchange and the Merger, and based on the number of shares of First Financial Common Stock outstanding as of December 31, 1993, no director or executive officer of Concho will beneficially own more than one percent (1%) of the outstanding First Financial Common Stock immediately after the Exchange and the Merger.

  There are no commitments at this time for the issuance of shares to any officer, director or other major stockholders.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF CONCHO


  The following tables present selected historical consolidated financial data of Concho, as of the dates and for the periods indicated. As noted in the tables, certain data for the nine months ended September 30, 1993 have been adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock for $344,860. Results of operations for the nine months ended September 30, 1993 are not necessarily indicative of results for a full fiscal year. The financial data should be read in conjunction with the historical consolidated financial statements of Concho and related notes included elsewhere herein.



                                                (dollars in thousands, except per share data)
                                                                                                         Nine Months
                                                              Years Ended December 31,                      Ended
                                        --------------------------------------------------------------   September 30,
                                          1988      1989        1990           1991           1992            1993
                                        --------  --------  -------------  -------------  ------------  ----------------
OPERATING RESULTS:

Net interest income...................  $ 2,129   $ 2,068        $ 2,409        $ 2,631       $ 3,079         $ 2,721
Provision for loan losses.............      590       247            195            120           205             105
Noninterest income....................      634       405            714            861         1,116             857
Noninterest expense...................    2,079     2,235          2,609          2,894         3,054           2,519
                                        -------   -------        -------        -------       -------         -------
Income before income taxes............       94        (9)           319            478           936             954
Provisions (benefit) for income taxes         -         -              -             47           191             348
                                        -------   -------        -------        -------       -------         -------
Net income before cumulative effect of
 accounting change ...................       94        (9)           319            431           745             606
Cumulative effect of accounting change
 .....................................        -         -              -              -             -            (231)
                                        -------   -------        -------        -------       -------         -------
Net income............................  $    94   $    (9)       $   319        $   431       $   745         $   375
                                        =======   =======        =======        =======       =======         =======

Net income per Concho Common
Share before cumulative effect of
 accounting change ...................  $  0.45   $(0.04A)       $  1.52        $  2.05       $  3.70         $   3.01(2)
Net income per Concho
Common Share..........................  $  0.45   $(0.04A)       $  1.52        $  2.05       $  3.70         $   1.86(2)

FINANCIAL POSITION:

Assets................................  $66,360   $71,396        $72,089        $80,808       $88,864         $ 89,455(2)
Loans.................................   33,518    33,734         34,627         39,158        42,597           43,364
Investment Securities.................   20,006    18,220         21,813         28,697        33,807           34,798
Deposits..............................   58,953    65,082         65,535         73,665        81,097           80,903
Stockholders' equity..................    4,006     4,325          4,583          5,088         5,706            6,161(2)

SIGNIFICANT RATIOS:

Return on assets......................     0.14%    -0.01%          0.46%          0.57%         0.89%            0.42%
Return on equity......................     2.18     -0.21           6.88           9.52         15.93            16.24
Net interest margin...................     3.64      3.48           3.93           3.95          4.15             4.45
Earning assets to assets..............    89.16     86.93          87.71          88.04         89.08            91.66
Book value per share(1)...............  $ 19.14   $ 20.58        $ 21.79        $ 24.21       $ 28.30           $30.55(2)

(Footnotes appear on following page)

_____________________

(1) At period end
(2) As adjusted to reflect the rescission in November 1993 of an earlier treasury stock purchase by Concho of 16,267 shares of Concho Common Stock for $344,860. Without such adjustment, net income per Concho Common Share before cumulative effect of accounting change was $3.12, net income per Concho Common Share was $1.93, assets were $89,110, stockholders' equity was $5,817 and book value per share was $31.38.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF CONCHO

                                  INTRODUCTION

  Included in this review are the following sections:

     I.  Overview of Operations

    II.  Net Interest Income

   III.  Asset Quality

    IV.  Deposits

     V.  Return on Equity and Assets

    VI.  Liquidity and Interest Rate Sensitivity

   VII.  Capital

  VIII.  Discussion of First Nine Months of 1993 versus First Nine Months of
         1992

  This discussion should be read in conjunction with the financial statements, notes and tables included elsewhere in this Prospectus. Definitions of terms used in this discussion include:

Average Balances

  All average balances are calculated on the basis of daily averages. Interim period annualizations are based on actual days in the relevant period.

Fully Taxable Equivalent Basis (FTE):

  Income on earning assets which is subject to either a reduced rate or zero rate of income tax has been adjusted to give effect to the statutory federal income tax rate of 34%. Where appropriate, yield calculations include these adjustments.

Net Interest Income:

  Interest and related fee income on earning assets (FTE basis where appropriate) reduced by total interest expense on interest bearing liabilities.

Net Interest Margin:

  Net interest income on an FTE basis expressed as a percent of average earning assets.

I.  OVERVIEW OF OPERATIONS

General

  Concho Bancshares, Inc. is a one bank holding company formed in 1979 and owns a majority interest in the Southwest Bank of San Angelo, Texas. Southwest Bank has a wholly owned subsidiary, SWB Investment Centre, Inc., a registered investment advisor.

Results of Operations

  Concho's earnings increased 35.1%, and 72.9%, in the years ended 1991 and 1992, respectively. 1990's net income of $319,114 was a significant increase over the net loss of $9,399 experienced in 1989. The improved earnings trend is attributable to higher net interest income and increases in noninterest income. Net interest income in 1991 was 9.2% over 1990 and 1992 was 17% over 1991. Concho's net interest margins for 1990, 1991 and 1992 were 4.32%, 4.25% and 4.43%, respectively.

Asset and Liability Review

  Total assets at December 31, 1992 amounted to $88,864,346, representing a 10% increase over the year end total of $80,808,176 in 1991. Total investment securities including federal funds sold were $36,356,858 at year end 1992, reflecting a 15% growth over 1991. Investments as a percent of total assets at year's end were 39.1% and 40.9% as of 1991 and 1992. Loans net of reserves and unearned interest grew by 8.8% in 1992 to $42,596,605. The growth was concentrated in commercial real estate loans. Total deposits increased by $7,430,444 to end 1992 at $81,245,690. Transaction account balances grew by $7,718,459 while time deposits declined by $308,015.

  Nonperforming assets totaled $1,497,305 at December 31, 1992, a total that was $198,821 below the previous year-end balance.

Table 1 - Average Daily Balance Sheets -- Concho

  The following table shows Concho's consolidated balances of assets, liabilities, and capital computed principally on an average daily basis for the three years ended December 31, 1992 (000's omitted):

                                             Year Ended December 31,
                                         ------------------------------
ASSETS                                    1990        1991       1992
- ---------------------------              -------  ------------  -------
Cash and due from banks                  $ 3,041       $ 3,407  $ 3,801

Interest-bearing deposits in banks         2,089            41       --

Federal funds sold                         2,090         2,883    2,767

Taxable investment securities             21,538        25,952   29,701

Tax-exempt investment securities              --            --       --

Net loans                                 35,558        37,682   41,717

Bank premises and equipment                3,277         3,168    3,167

Other assets                               2,270         2,463    2,124
                                         -------       -------  -------

    Total Assets                         $69,863       $75,596  $83,277
                                         =======       =======  =======

LIABILITIES AND SHAREHOLDERS' EQUITY
- ---------------------------------------

Non-interest-bearing demand deposits     $ 8,095       $ 8,284  $11,168

Interest-bearing demand deposits          24,769        26,283   30,007

Time deposits                             30,516        34,127   35,982
                                         -------       -------  -------

    Total deposits                        63,380        68,694   77,157

Federal funds purchased and other            125         1,258      277
  short-term borrowings

Dividends payable                              5             5        5

Long-term debt                             1,280            --      723

Other liabilities                            434           616      411

Shareholders' equity                       4,639         5,023    5,397
                                         -------       -------  -------

    Total Liabilities and Equity         $69,863       $75,596  $83,277
                                         =======       =======  =======

[II. NET INTEREST INCOME


TABLE 2 - INCOME AVERAGE AND YIELD ON INTEREST-EARNING ASSETS AND EXPENSE AND
          AVERAGE RATE ON INTEREST-BEARING LIABILITIES -- CONCHO

  The following table shows the interest income and average yield on interest-earning assets and interest expense and average rate on interest-bearing liabilities for the three years ended December 31, 1992, (000's omitted). The calculations of average yields and rates are based upon the average daily balances in Table 1. Non-accrual loans are included in the average daily balance of loans and any interest income recognized on a cash basis is included in interest income on loans:


                                           1990              1991              1992
                                   -----------------  -----------------  -----------------
                                    INCOME    YIELD    INCOME    YIELD    INCOME    YIELD
                                   (EXPENSE)  (RATE)  (EXPENSE)  (RATE)  (EXPENSE)  (RATE)
                                   ---------  ------  ---------  ------  ---------  ------
Federal funds sold                   $  187    8.95%    $  221    7.67%    $  120    4.34%

Interest-earning deposits               197    9.43          6    8.98         --      --

Taxable investment securities         1,924    8.93      2,158    8.32      1,929    6.49

Tax-exempt investment
 securities (1)                         --      --         --      --         --      --

Net loans (1)                         4,129   11.61      3,921   10.41      3,818    9.15
                                     ------   -----     ------   -----     ------    ----

Interest income                       6,437   10.51      6,306    9.47      5,867    7.91

Interest-bearing deposits             3,869    7.00      3,553    5.88      2,665    4.04

Federal funds purchased and other
 short-term borrowings                   11     8.8        121    9.62         14    5.05

Long-term debt                          148   11.56         --      --        109    9.50
                                     ------   -----     ------   -----     ------    ----

Interest expense                      4,028    7.11      3,674    5.96      2,788    4.14
                                     ------   -----     ------   -----     ------    ----

Net interest income and spread       $2,409    3.40%    $2,632    3.51%    $3,079    3.77%
                                     ======   =====     ======   =====     ======    ====

Net interest yield (2)                         3.93%              3.95%              4.15%
                                              =====              =====               ====


- -----------------------
(1) Income and yield on tax-exempt investment securities and tax-exempt loans have been adjusted to a tax-equivalent basis based upon the Federal income tax rate of 34%, adjusted for disallowed interest deductions in accordance with Federal income tax regulations.

(2) The net yield on interest-earning assets is computed by dividing net interest income by total interest-earning assets.

TABLE 3 - ANALYSIS OF CHANGES IN INTEREST INCOME AND INTEREST EXPENSE -- CONCHO

  The following table sets forth the dollar amount of increase (decrease) in interest income resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and from changes in yields and rates (000's omitted):



                                1991 Compared to 1990             1992 Compared to 1991
                            ----------------------------  ---------------------------------------
                            Volume    Rate      Total       Volume           Rate          Total
                            -------  ------  -----------  -----------  -----------------  -------
Federal funds sold and
 interest- earning
 deposits ................  $ (120)   $ (37)  $ (157)      $  (12)         $ (95)           $ (107)

Taxable investment
 securities ..............     394     (160)     234          312           (541)             (229)

Tax-exempt investment
 securities(1) ...........      --      --       --           --              --                --

Loans(1)..................     244     (452)    (208)         420           (523)             (103)
                              ----    -----    -----         ----         -------           ------

Interest income...........     518     (649)    (131)         720         (1,159)             (439)

Time deposits.............     361     (677)    (316)         326         (1,214)             (888)

Federal funds purchased
 and other short-term
 borrowings ..............     100       10      110         (94)            (13)             (107)

Long-term debt............    (148)     --      (148)        109              --               109
                              ----    -----    -----         ----         -------           ------

Interest expense..........     313     (667)    (354)        341           (1,227)            (886)
                              ----    -----    -----         ----         -------           ------

Net interest income ......    $205    $  18    $ 223         $379         $    68           $  447
                              ----    -----    -----         ----         -------           ------


- -----------------------------
(1) Income on tax-exempt investment securities and tax-exempt loans has been adjusted to a tax-equivalent basis based upon the Federal income tax rate of 34%, adjusted for disallowed interest deductions in accordance with Federal income tax regulations.

Note: Volume/rate variances (changes in volume times changes in rate) have been allocated to amounts attributable to changes in volume and to changes in rates in proportion to the amounts directly attributable to those changes.

TABLE 4 - COMPOSITION OF INVESTMENT SECURITIES -- CONCHO

The table below sets forth the composition of investment securities at the dates indicated:

                                         DECEMBER 31,
                             -------------------------------------
                                1990         1991         1992
                             -----------  -----------  -----------

U.S. Treasury..............  $ 3,029,425  $ 5,100,869  $17,511,071
U.S. Government agencies...   11,764,443   13,320,280   12,211,810
Other......................    7,019,625   10,275,665    4,083,940
                             -----------  -----------  -----------

                             $21,813,493  $28,696,814  $33,806,821
                             ===========  ===========  ===========

TABLE 5 - MATURITY AND YIELD ON SECURITIES -- CONCHO

The following table shows the maturities of investment securities at December 31, 1992 and the weighted average yields (for tax exempt obligations on a fully taxable basis assuming a 34% tax rate adjusted for disallowed interest deductions in accordance with Federal income tax regulation) of such securities:

                                                                      MATURING
                          ---------------------------------------------------------------------------------------------------
                                                        AFTER ONE BUT         AFTER FIVE BUT
                                WITHIN ONE YEAR        WITHIN FIVE YEARS     WITHIN TEN YEARS           AFTER TEN YEARS
                          -----------------------     -------------------    ------------------   ---------------------------
                             AMOUNT         YIELD      AMOUNT      YIELD      AMOUNT    YIELD         AMOUNT          YIELD
                          -----------      ------     -----------  ------    --------   -------   -------------      --------
U.S. Treasury              $2,545,219       5.08%      14,965,852   5.53%    $     --        --     $       --             --%
U.S. Government agencies        6,236      11.42          893,425   2.96       325,741      6.92      10,986,409         6.75
Other                       1,145,216       4.60               --     --            --       --        2,938,724         6.74
                           ----------     -------      ----------   -----     ---------     ----    ------------       ------

                           $3,696,671       4.94%     $15,859,277   5.39%    $ 325,741      6.92%   $ 13,925,133         6.75%
                           ==========     =======      ==========   =====     =========     ====    ============       ======


TABLE 6 - COMPOSITION OF LOANS -- CONCHO

The table below sets forth the amount of loans outstanding at the end of the years indicated, according to type of loan (000's omitted):

                                     1988     1989     1990     1991     1992
                                    -------  -------  -------  -------  -------

Real estate loans:
  Construction....................  $ 2,264  $ 1,400  $ 1,827  $ 1,250  $ 1,659
  Mortgage........................    7,834    8,928    8,471    8,307    7,886
Commercial, financial and
 agricultural.....................   17,213   18,447   15,650   20,380   22,333
Installment loans to individuals..    6,820    8,231    8,943    9,574   11,343
                                    -------  -------  -------  -------  -------

    Total loans...................  $34,131  $37,006  $34,891  $39,511  $43,221
                                    =======  =======  =======  =======  =======


TABLE 7 - LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES -- CONCHO

The amounts of total loans (excluding real estate mortgages and installment consumer loans) outstanding as of December 31, 1992, which, based on remaining scheduled repayments of principal, are due in (i) one year or less, (ii) more than one year but less than five years, and (iii) more than five years, are shown in the following table. The amounts due after one year are classified according to the sensitivity to changes in interest rates. Aggregate maturities of loan balances which are due:

                                                                        After one year
                                                         In one year      but within           After
                                                           or less        five years         five years
                                                        ------------      ----------          ----------
Real estate construction..........................       $ 1,275,172       $   383,519         $      --
Commercial, financial and agricultural loans......        12,598,033         6,632,548          3,102,007

Loans with maturities after one year for which:
  Interest rates are fixed or predetermined.......                  $15,293,010
  Interest rates are floating or adjustable.......                       18,222
                                                                     ----------

                                                                    $15,311,232
                                                                    ===========


III.  ASSET QUALITY

TABLE 8 - RISK ELEMENTS -- CONCHO


PAST DUE AND NON-ACCRUAL LOANS:                             1988        1989        1990       1991      1992
                                                         ----------  ----------- ----------  ---------  --------
Non-accrual loans.................................       $445,834     $237,829     $643,157   $864,345  $638,371
Loans 90+ days past due...........................        153,343      951,318      240,321    454,111   145,105
Restructured loans................................        753,233      821,122    1,073,088         --        --
Interest accrued and lost on non-accrual loans ...         60,411       28,988      101,317     72,867    96,044
Interest actually received on non-accrual loans ..            --           --           --          --        --

Loans in serious doubt to be repaid as of December 31, 1993  -  $  317,931
                                                                ==========

Outstanding loan & farm & agricultural loans:   3.80% Percentage of total loans
                                                =====

At December 31, 1988, 1989, 1990, 1991, and 1992, the allowance for loan losses has been allocated within the categories of loans set forth below, according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred. The amount of such components and the ratio of the corresponding loan amounts to total loans outstanding are as follows:




                                                                RATIO OF LOAN
                                                 ALLOWANCE     AMOUNT TO TOTAL
DECEMBER 31, 1992                                 AMOUNT      LOANS OUTSTANDING
- ------------------                               ---------     -----------------
Constructions loans                               $ 17,101            3.84%
Mortgage loans                                      85,592           18.25
Commercial, financial and agricultural loans       332,483           51.67
Installment loans to individuals                   163,558           26.24
                                                  --------           -----

                                                  $598,734          100.00%
                                                  ========          ======
December 31, 1991
- ------------------
Construction loans                                $ 14,677            3.16%
Mortgage loans                                     100,902           21.03
Commercial, financial and agricultural loans       304,631           51.58


Installment loans to individuals                   126,929         24.23
                                                  --------        ------

                                                  $547,139        100.00%
                                                  ========        ======

December 31, 1990
- ------------------

Construction loans                                $ 16,396          5.24%
Mortgage loans                                      88,359         24.28
Commercial, financial and agricultural loans       312,281         44.85
Installment loans to individuals                    92,981         25.63
                                                  --------        ------

                                                  $510,017        100.00%
                                                  ========        ======

December 31, 1989
- ------------------

Construction loans                                $  8,285          3.78%
Mortgage loans                                      38,663         24.12
Commercial, financial and agricultural loans       423,529         49.86
Installment loans to individuals                    41,654         22.24
                                                  --------        ------

                                                  $512,131        100.00%
                                                  ========        ======

December 31, 1988
- ------------------

Construction loans                                $  8,572          6.63%
Mortgage loans                                      43,367         22.95
Commercial, financial and agricultural loans       497,693         50.44
Installment loans to individuals                    62,761         19.98
                                                  --------        ------

                                                  $612,393        100.00%
                                                  ========        ======

TABLE 9 - LOAN LOSS EXPERIENCE AND ALLOWANCE FOR LOAN LOSSES -- CONCHO

  The following table summarizes the daily average amount of net loans outstanding; changes in the allowance for loan losses arising from loans charged off, and recoveries on loans previously charged off, by loan category; additions to the allowance which have been charged to operating expense; and the ratio of net loans charged off to average loans outstanding:


                                                                1988          1989          1990          1991          1992
                                                            ------------  ------------  ------------  ------------  ------------
Daily average amount of net loans outstanding ............  $33,185,480   $33,543,512   $35,557,501   $37,682,141   $41,716,845
                                                            ===========   ===========   ===========   ===========   ===========

Balance of allowance for loan losses at beginning of
 period ..................................................  $   505,264   $   612,393   $   512,131   $   510,016   $   547,139

Loans charged off
- ------------------

Commercial, financial and agricultural....................      463,593       364,648       267,039        72,000       127,696
Loans to individuals......................................       39,625        10,905        14,365        17,620        53,260
All other loans...........................................       13,694            --        12,387         3,225            --
                                                            -----------   -----------   -----------   -----------   -----------

Total loans charged off...................................      516,912       375,553       293,791        92,845       180,956

Recoveries of loans previously charged off
- --------------------------------------------

Commercial, financial and agricultural....................       32,263        24,058        95,095         6,946        26,117
Loans to individuals......................................        1,778         4,723         1,581         3,022         1,434
All other loans...........................................           --            --            --            --            --
                                                            -----------   -----------   -----------   -----------   -----------

Total recoveries..........................................       34,041        28,791        96,676         9,968        27,551
                                                            -----------   -----------   -----------   -----------   -----------

Net loans charged off.....................................      482,871       346,762       197,115        82,877       153,405

Additions to allowance charged to operating expense (1)...      590,000       246,500       195,000       120,000       205,000
                                                            -----------   -----------   -----------   -----------   -----------

Balance at end of period..................................  $   612,393   $   512,131   $   510,016   $   547,139   $   598,734
                                                            ===========   ===========   ===========   ===========   ===========

Ratio of net charge offs to the daily average amount of
 loans outstanding .......................................         1.46%         1.03%         0.55%         0.22%         0.37%
                                                            ===========   ===========   ===========   ===========   ===========



- ----------------------------
(1) Additions to the allowance were based primarily on historical experience, current economic conditions, and the condition of the loan portfolio at year-end.

IV.    DEPOSITS

TABLE 10 - COMPOSITION OF DEPOSITS -- CONCHO

  The following table presents the average daily amount and the average rate paid on deposits (000's omitted):



                                   1990             1991              1992
                             ---------------  -----------------  --------------
                             AMOUNT    RATE   AMOUNT     RATE    AMOUNT   RATE
                             -------  ------  -------  --------  ------  ------
Noninterest bearing demand
 deposits                    $ 8,095          $ 8,284            $ 9,568

Interest bearing demand
 deposits                     20,359   6.61%   21,708   5.06%     23,170   3.27%

Savings and money market
 accounts                      4,410   4.97     4,575   5.01       6,837   3.33

Time deposits
  Less than $100,000          17,850           21,590             23,118
  $100,000 or more            12,666           12,537             12,864
                             -------          -------            -------

   Total time deposits        30,516   7.55    34,127   6.52      35,982   4.67
                             -------          -------            -------

   Total deposits            $63,380          $68,694            $75,557
                             =======          =======            =======


TABLE 11 - MATURITY DISTRIBUTION OF TIME CERTIFICATES OF $100,000 OR MORE -- CONCHO

  Time certificates of $100,000 or more outstanding at December 31, 1992 will mature as follows (000's omitted):


        Under 3 months    $ 5,910
        3 to 6 months       3,157
        6 to 12 months      2,841
        Over 12 months      1,100
                          -------
                          $13,008
                          =======



V.  RETURN ON EQUITY AND ASSETS

TABLE 12 - RETURN ON EQUITY AND ASSETS -- CONCHO

  The ratio of net earnings to average shareholders' equity and daily average total assets and certain other ratios are presented below:

                                                  Year ended December 31,
                                                ----------------------------
                                                  1990      1991      1992
                                                --------  --------  --------
Percentage of net earnings to:
  Average total assets                             0.46%     0.57%     0.90%
  Average shareholders' equity                     6.92      8.62     12.73

Percentage of dividends declared per common
 share to earnings per common share               16.39     12.12      7.02

Percentage of average shareholders' equity to
 daily average total assets                        6.64      6.64      7.06


VI.  NONINTEREST INCOME AND EXPENSE AND INCOME TAXES

  Noninterest income in 1992 was $1,118,654, representing a 29.8% improvement over 1991. The consistent rise in noninterest income is due primarily to increases in service charge revenues and from improved volumes in the subsidiary bank's investment center. Service charge income increased from $448,156 in 1990 to $517,572 in 1991 and $630,855 in 1992 and resulted from volume and pricing increases.

  The reserve for loan losses is reviewed by management and the board of directors on a monthly basis and maintained at levels determined by analyzing the risk of losses in the loan portfolio. This risk is calculated by rating individual loans and applying quantitative and subjective considerations to arrive at an adequate level of reserves. As the quality of the loan portfolio improved, the provision dropped from $195,000 in 1990 to $120,000 in 1991. The provision rose to $205,000 in 1992 due to an increase in consumer loan losses. The reserve balance at year end 1992 totalling $598,734 represents 1.41% of net loans as compared to 1.40% in 1991 and 1.47% in 1990.

  Noninterest expenses totalled $3,053,852 in 1992 for a 5.5% increase over the $2,893,116 incurred in 1991. The increase reflects a $152,107 increase in salaries and a $50,413 increase in employee benefits. Employee benefits rose principally due to a $8,187 increase in matching of the 401(k) pension plan and a $25,000 contribution to the profit sharing plan. FDIC deposit insurance expense in 1992 amounted to $165,847 as compared to $135,700 in 1991 and $73,877 in 1990. These increases reflect the higher rates assessed by the FDIC. In 1991, a non-recurring expense of $50,000 was incurred from a settlement of a disputed claim by the Internal Revenue Service resulting from the failure by a bank customer to pay federal withholding taxes. A consulting firm, employed in 1990 to make recommendations regarding profit improvement opportunities, completed its work in 1992 resulting in a one-time expense of $69,975. There was a non-recurring gain of $67,500 in 1992 due to the resignation of a director and the corresponding cancellation of the director's deferred compensation plan. Concho has benefited from a tax loss carryforward in each of the years discussed. The benefits, which amounted to $108,477, $164,469, and $67,727 in 1990, 1991 and 1992, respectively, were fully exhausted in 1992.

NONINTEREST INCOME AND NONINTEREST EXPENSE -- CONCHO


                                         1990    1991    1992
                                        ------  ------  ------
Noninterest income
  Service charges on deposit accounts. $  448  $  518  $  631
  Securities gains (losses)...........    (48)     (5)    (85)
  Other...............................    316     349     573
                                       ------  ------  ------
    Total noninterest income..........    716     862   1,119
                                       ------  ------  ------

Noninterest expense
  Salaries and related costs..........  1,195   1,198   1,401
  Net occupancy.......................    282     303     318
  Equipment expense...................    113     114     125
  Professional services...............    110     249     218
  Data processing.....................    105     115     118
  Stationery and supplies.............     65      62      66
  Business development................     89      91      62
  Foreclosed asset expense............    170     249     181
  Other expense.......................    480     512     565
                                       ------  ------  ------
    Total noninterest expense.........  2,609   2,893   3,054
                                       ------  ------  ------
    Net noninterest expense...........  1,893   2,031   1,935
    Net noninterest expense as percent
    of average assets ................   2.71%   2.69%   2.32%

VII. LIQUIDITY AND INTEREST RATE SENSITIVITY

  The cash flow requirements of Concho are satisfied through lease income and dividends from the bank subsidiary. The bank subsidiary maintains a high level of liquidity within its asset mix by continually monitoring maturing investment securities and loans. The bank also has a $1,000,000 unfunded line of credit for short term liquidity needs.

  Through active asset/liability management, interest rate risk is controlled to minimize the impact of fluctuating interest rates on earnings and the market values of assets. Although interest rates changed significantly from 1990 to the end of 1992, Concho's net interest margin remained very stable. This stability is attributable to successfully matching volumes of assets and liabilities in similar maturities.

ASSET AND LIABILITY MATURITY REPRICING SCHEDULE

$(thousands)
                                                               DECEMBER 31, 1992
                           ----------------------------------------------------------------------------------------------
                                                               RATE-SENSITIVE WITHIN
                           ----------------------------------------------------------------------------------------------
                           FLOATING     1-30      31-60      61-90      91-180    181-365       1-5       OVER
                             RATE       DAYS       DAYS       DAYS       DAYS       DAYS       YEARS     5 YEARS   TOTAL
                           ---------  --------   --------   --------   --------   --------   -------     -------   ------
ASSETS
  Short-term investments.   $ 2,550   $          $           $         $            $         $          $          $ 2,550
  Investment securities..     9,117      1,378       222         212        576       1,302     15,866     5,134     33,807
  Loans:
    Commercial...........    14,210      2,632     1,127       1,451      2,871       2,679      6,542               31,512
    R/E Construction.....     1,035         35       113         141        297         628        475     1,357      4,081
    Consumer.............     4,102        145       127         125        367         671        914     1,151      7,602
                            -------   --------   -------     -------   --------     -------   --------   -------    -------
      Total loans........    19,347      2,812     1,367       1,717      3,535       3,978      7,931     2,508     43,195
                            -------   --------   -------     -------   --------     -------   --------   -------    -------
      Total earning
       assets............    31,014      4,190     1,589       1,929      4,111       5,280     23,797     7,642     79,552
    Loan loss reserve....                                                                                   (599)      (599)
    Cash & due from banks     4,747                                                                                   4,747
      Other assets.......                                                                                  5,164      5,164
                            -------   --------   -------     -------   --------     -------    -------   -------    -------
      Total assets.......   $35,761   $  4,190   $ 1,589     $ 1,929   $  4,111     $ 5,280    $23,797   $12,207    $88,864
                            =======   ========   =======     =======   ========     =======    =======   =======    =======
LIABILITIES & EQUITY
  Deposits:
    Demand deposits......   $13,002   $   --     $   --      $   --    $    --      $   --     $   --    $   --     $13,002
    NOW, Savings & MMDA..    32,187       --         --          --         --          --         --        --      32,187
    CD's less-than
     $100,000............        --      2,891     1,831       3,004      6,630       5,667      2,891       --      22,914
    CD's greater-than
     $100,000............       101      2,445     1,632       1,732      3,750       2,232      1,100       --      12,992
                            -------   --------   -------     -------   --------     -------    -------   -------    -------
      Total deposits.....    45,290      5,336     3,463       4,736     10,380       7,899      3,991       --      81,095
  Other borrowings.......        85        --        --          --         --          --       1,154       --       1,239
  Other liabilities......        --        --        --          --         --          --         --        824        824
  Equity.................        --        --        --          --         --          --         --      5,706      5,706
                            -------   ---------  -------     -------   --------     -------    -------   -------    -------
      Total liab. &
       equity............   $45,375   $  5,336   $ 3,463     $ 4,736   $ 10,380     $ 7,899    $ 5,145   $ 6,530    $88,864
                            =======   ========   ========    =======   ========     =======    =======   =======    =======
Interest sensitivity gap.    (9,614)  $ (1,146)   (1,874)    $(2,807)  $ (6,269)               $(2,619)  $18,652    $ 5,677
Cumulative gap...........    (9,614)   (10,760)  (12,634)    (15,441)   (21,710)               (24,329)   (5,677)
Cumulative gap to total
 assets..................    -10.82%    -12.11%   -14.22%     -17.38%                -24.43%    -27.38%               -6.39%
                            ========  =========  ========    ========               ========   ========             ========
December 31, 1991:
Cumulative gap...........    (2,493)  $(10,691) $(12,288)   $(15,350)  $(19,278)   $(21,827)  $(12,897)
Cumulative gap to total
 assets..................     -3.09%    -13.23%   -15.21%     -19.00%    -23.86%     -27.01%    -15.96%
                            ========  =========  ========    ========  =========    ========   ========

VIII. CAPITAL

  At year end 1992, total shareholders' equity was $5,706,199, an increase of $618,544 over December 31, 1991. Concho's risk based capital ratio has risen from 12.79% in 1990 to 14.30% at year end 1992. This ratio is well above the minimum 8.00% required by federal regulations. Book value of Concho's stock at year-end 1992 was $28.30 per share, or a 16.9% increase over 1991's $24.21 per share. Concho has declared an annual cash dividend of $.25 per share each of the past three years.

IX. DISCUSSION OF NINE MONTHS ENDED SEPTEMBER 30, 1993 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 1992

GENERAL

  Net interest income for the first nine months of 1993 was $2,720,676, which represents a 16.2% increase over the same period in 1992 due primarily to an improving net interest margin. Net earnings were reduced by $231,213 as a result of an accounting change conforming with the requirements of FAS No. 109. This one-time adjustment reduced net earnings to $375,026 for the nine months, down 35% from the $574,673 for the same period in 1992. Total assets were $89,110,076, up 5.5%, and total deposits showed a similar increase to $80,902,873. While total outstanding loans have declined less than one percent, investment securities have increased almost 9% to $34,795,540. Nonperforming assets have declined during 1993 by $367,351 to $1,129,954. Shareholders' equity has increased to $5,816,604, up 4.1% from 1992's $5,586,083. This increase in equity is after a purchase into treasury of 16,267 shares at a cost of $344,860. In November 1993, the purchase of these shares was rescinded, resulting in the shares being reissued and $344,860 being refunded to Concho. As adjusted to reflect such rescission, shareholders' equity at September 30, 1993 would have been $6,161,464.

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (1)

$(thousands)


                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                       ------------------------------------------------------
                                                  1992                        1993
                                       --------------------------  --------------------------
                                       Average  Income/   Yield/   Average   Income/  Yield/
                                       Balance  Expense    Rate    Balance   Expense   Rate
                                       -------  --------  -------  --------  -------  -------
ASSETS
Short-term investments................ $ 2,717   $   97     4.77%  $ 2,838    $   74    3.49%
Investment securities:
  Taxable.............................  28,667    1,459     6.80    34,077     1,444    5.67
  Tax exempt..........................      --       --       --        --        --      --
                                       -------   ------            -------    ------
   Total securities...................  28,667    1,459     6.80    34,077     1,444    5.67
Loans: (2)
  Commercial..........................  27,856    2,027     9.73    31,149     2,052    8.81
  R/E construction....................   1,978      125     8.45     2,160       136    8.42
  R/E mortgage........................   4,868      307     8.4      3,871       266    9.19
  Consumer............................   7,016      499     9.51     6,624       508   10.25
                                       -------   ------            -------    ------
   Total loans........................  41,718    2,958     9.48    43,804     2,962    9.04
                                       -------   ------            -------    ------
   Total earning assets...............  73,102    4,514     8.26    80,719     4,480    7.42
Other assets..........................   9,164                       8,497
                                       -------                     -------
   Total assets.......................  82,266                      89,216
                                       =======                     =======
LIABILITIES AND EQUITY
Deposits:
  Noninterest-bearing deposits........   8,932                      12,636
  Interest checking...................  23,412      593     3.39    25,521       506    2.65
  Savings.............................   2,775       67     3.23     3,182        59    2.48
  Money market accounts...............   3,850      108     3.75     5,293       115    2.90
Time deposits:
  CD's less-than $100,000.............  23,318      864     4.95    22,944       652    3.80
  CD's greater-than $100,000:.........  12,634      450     4.76    11,652       339    3.89
                                       -------   ------            -------    ------
   Total deposits.....................  74,921    2,082     3.72    81,228     1,671    2.75
  Other borrowings....................   1,263       90     9.53     1,272        88    9.25
                                       -------   ------            -------    ------
   Total interest-bearing liabilities.  67,252    2,172     4.32    69,864     1,759    3.37
                                                 ------                       ------
Other liabilities.....................     685                         955
                                       -------                      ------
  Total liabilities...................  76,869                      83,455
Stockholders' equity..................   5,397                       5,761
                                       -------                     -------
   Total liabilities and equity....... $82,266                     $89,216
                                       =======                     =======
Net interest income...................            2,342     4.28               2,721    4.51
Provision for loan losses.............              (67)   -0.12                (105)  -0.17
                                                 ------   ------              ------  ------
Net funds function....................           $2,275     4.16              $2,616    4.34
                                                 ======   ======              ======  ======

- -------------------
(1) Fully taxable equivalent basis
(2) Nonaccrual loans are included in loan balances

RATE VOLUME ANALYSIS (1)(2)

$(thousands)
                                  CHANGE IN     RATE    VOLUME
                                 -----------------------------
                               INCOME/EXPENSE  EFFECT   EFFECT
- --------------------------------------------------------------
Earning assets:
  Short-term investments........     (23)       (26)    $  3
  Investment securities:
    Taxable.....................     (15)      (244)     229
    Tax exempt..................      --
                                    ----     ------     ----
      Total investments.........     (15)      (244)     229
  Loans:
    Commercial..................      25       (192)     217
    R/E construction............      11         (0)      11
    R/E mortgage................     (41)        28      (69)
    Consumer....................       9         39      (30)
                                    ----     ------     ----
      Total loans...............       4       (137)     141
                                    ----     ------     ----
        Total interest income...     (34)      (457)     423
                                    ----     ------     ----
Interest bearing liabilities:
  Interest checking.............     (87)      (129)      42
  Savings.......................      (8)       (16)       8
  Money market accounts.........       7        (24)      31
  Time deposits
    CD's less-than $100,000.....    (212)      (201)     (11)
    CD's greater-than $100,000:.    (111)       (82)     (29)
                                    ----     ------     ----
      Total deposits............    (411)      (541)     130
  Other borrowings..............      (2)        (3)       1
                                    ----     ------     ----
  Total interest expense........    (413)      (479)      66
                                    ----     ------     ----
  Net interest income...........    $379        $22     $357
                                    ====     ======     ====

- ------------------
(1) Fully taxable equivalent basis
(2) The unallocated portion of the total change has been prorated into rate and volume components

Noninterest Income and Expense

$(thousands)
                                 FOR THE NINE MONTHS ENDED
                                       SEPTEMBER 30                      CHANGE
                                 -------------------------         -----------------
                                  1992               1993             $         %
                                 ------             ------         -------   -------
Noninterest Income.............
  Service charges on deposits..  $  425             $  474           $ 49     11.53%
  Trust fees...................
  Securities gains (losses)....
  Other........................     409                383            (26)    -6.36
                                 ------             ------           ----   -------
    Total noninterest income...     834                857             23      2.76
                                 ------             ------           ----   -------
Noninterest Expense
  Salaries and related costs...   1,061              1,155             94      8.86
  Net occupancy................     234                267             33     14.10
  Equipment expense............     182                176             (6)    -3.30
  Professional services........     121                211             90     74.38
  Data processing..............      94                 82            (12)   -12.77
  Stationery and supplies......      52                 76             24     46.15
  Business development.........      48                 59             11     22.92
  Foreclosed asset expense.....     139                120            (19)   -13.67
  Other expense................     379                373             (6)    -1.58
                                 ------             ------           ----   -------
    Total noninterest expense..   2,310              2,519            209      9.05
                                 ------             ------           ----   -------
      Net noninterest expense..  $1,476             $1,662           $186     12.60%
                                 ======             ======           ====   =======
      Net noninterest expense
      as a percent of average
      assets ..................    1.78%              1.86%
                                 ======             ======

                                 LEGAL MATTERS

  The legality of the First Financial Common Stock to be issued in connection with the Exchange Offer and Merger will be passed upon by McMahon, Surovik, Suttle, Buhrmann, Cobb & Hicks, P.C.

                                    EXPERTS

  The consolidated financial statements of First Financial as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report dated January 13, 1993, with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Concho as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992, included in this prospectus and elsewhere in the registration statement have been audited by Armstrong, Backus & Co., L.L.P., independent public accountants, as indicated in their report dated February 12, 1993, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

            INDEX TO CONCHO BANCSHARES, INC.'S FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31,
 1990, 1991 AND 1992
  Report of Independent Public Accountants...............................    F-1
  Consolidated Balance Sheets as of December 31, 1991 and 1992...........    F-2
  Consolidated Statements of Income for three years ended December 31,
   1990, 1991 and 1992...................................................    F-4
  Consolidated Statements of Changes in Stockholders' Equity for the
   three years ended December 31, 1990, 1991 and 1992....................    F-6
  Consolidated Statements of Cash Flows for the three years ended
   December 31, 1990, 1991 and 1992......................................    F-7
  Notes to Consolidated Financial Statements.............................    F-9

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
 SEPTEMBER 30, 1992 AND SEPTEMBER 30, 1993

  Compilation Report.....................................................   F-25
  Consolidated Balance Sheets as of September 30, 1992 and 1993..........   F-26
  Consolidated Statements of Earnings for the nine months
   ended September 30, 1992 and 1993.....................................   F-27
  Consolidated Statements of Changes in Stockholders' Equity for the
   nine months ended September 30, 1992 and 1993.........................   F-29
  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1992 and 1993...........................................   F-31
  Notes to Consolidated Financial Statements.............................   F-33

Board of Directors
Concho Bancshares, Inc.


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Concho Bancshares, Inc. (a Texas corporation) and subsidiary as of December 31, 1992 and 1991 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Concho Bancshares, Inc. and subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                                 Armstrong, Backus & Co., L.L.P.



February 12, 1993

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                           DECEMBER 31, 1992 AND 1991


                                     ASSETS
                                     ------

                                                      1992         1991
                                                   -----------  -----------

Cash and due from banks                 (Note 1)   $ 4,747,085  $ 4,957,032
Federal funds sold                      (Note 1)     2,550,000    2,900,000
Investment securities:                  (Notes 1
                                           & 2)
  United States government                          17,511,071    5,100,869
  United States agencies                            12,211,810   13,320,280
  Collateralized mortgage obligations                2,938,724    8,249,479
  Corporate bonds                                          -0-      300,215
  Stock in Federal Home Loan Bank                      303,337          -0-
  Mutual funds (net of unrealized loss
   of $ 122,927 and $ 171,297)                         841,916    1,725,972
Loans (net of unearned income of
      $ 373,174 and $ 383,588 and
      allowance for loan losses of
      $ 598,734 and $ 547,354)          (Notes 1,   42,596,605   39,157,619
                                          4 & 9)
Land, building and equipment, net       (Notes 1,    2,967,864    2,956,751
                                          5 & 9)
Other real estate                                      853,229      686,225
Accrued interest                                       844,681      766,894
Other assets                             (Note 8)      498,024      686,840
Other assets                             (Note 8)      498,024      686,840
                                                   -----------  -----------

    TOTAL ASSETS                                   $88,864,346  $80,808,176
                                                   ===========  ===========

The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                           DECEMBER 31, 1992 AND 1991


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

                                  LIABILITIES
                                  -----------

                                              1992        1991
                                          -----------  -----------

Deposits:                      (Note 1)
  Demand                                  $13,002,139  $ 8,861,389
  NOW                                      29,225,118   25,627,409
  Savings                                   2,961,858    2,342,693
  Time, $ 100,000 and over                 12,992,397   13,775,576
  Other time                               22,913,661   23,057,662
Federal funds purchased         (Note 1)       85,000      170,000
Accrued interest                              210,548      305,496
Federal income tax payable                    181,858       47,000
Mortgage payable                (Note 10)   1,239,164    1,167,622
Other liabilities               (Note 8)      325,782      345,700
Minority interests                             20,622       19,974
                                          -----------  -----------

  TOTAL LIABILITIES                       $83,158,147  $75,720,521
                                          -----------  -----------


Commitments and Contingencies  (Notes 7 & 12)

                              SHAREHOLDERS' EQUITY
                              --------------------

Common stock, par value $ .50,
  500,000 shares authorized,
  210,270 shares issued,
  201,653 and 210,168 shares
  outstanding, respectively                $   105,135   $   105,135
Additional paid-in capital                   4,660,218     4,660,218
Retained earnings               (Note 11)    1,189,750       496,807
Treasury stock                                (126,356)       (3,825)
Unrealized loss on investment in
  mutual funds                  (Note 2)      (122,548)     (170,680)
                                           -----------   -----------

    TOTAL SHAREHOLDERS' EQUITY             $ 5,706,199   $ 5,087,655
                                           -----------   -----------

    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                 $88,864,346   $80,808,176
                                           ===========   ===========

The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                             1992         1991         1990
                                          -----------  -----------  -----------

INTEREST INCOME               (Notes 1,
- ---------------                 4 & 9)

  Interest and fees on loans              $3,818,426   $3,921,071   $4,129,104
  Interest on Federal funds                  119,555      215,081      187,083
  Interest on deposits with
   banks                                         -0-        6,136      197,262
  Interest on investment
   securities:
    United States government                 618,308      264,546      212,494
    United States agencies                   928,353    1,092,400      978,479
    Corporate bonds                           23,556       46,935      121,670
    Mutual funds                              78,716      193,403      307,234
    Collateralized mortgage
     obligations                             280,111      566,257      303,858
                                          ----------   ----------   ----------

                                          $5,867,025   $6,305,829   $6,437,184
                                          ----------   ----------   ----------


INTEREST EXPENSE
- ----------------

  Interest on deposits                    $2,665,097   $3,553,188   $3,868,666
  Interest on Federal funds                    2,933        5,081       10,417
  Interest on mortgage
   payable                    (Note 10)      119,512      115,766      148,660
                                          ----------   ----------   ----------

                                          $2,787,542   $3,674,035   $4,027,743
                                          ----------   ----------   ----------

    Net interest income                   $3,079,483   $2,631,794   $2,409,441

  Provision for loan losses   (Notes 1
                                & 4)         205,000      120,000      195,000
                                          ----------   ----------   ----------

    Net Interest Income
     After Provision for Loan
     Losses                               $2,874,483   $2,511,794   $2,214,441
                                          ----------   ----------   ----------


OTHER OPERATING INCOME
- ----------------------

  Pension administration
   fees                                   $    7,700   $   20,000   $   24,000
  Gain (loss) on sale of
   assets                                     (9,939)     (57,072)       6,578
  Securities gains (losses)                  (85,405)      (4,495)     (48,738)
  Service charges                            630,855      517,572      448,156
  Rents                                       88,717       96,162       61,956
  FHLB dividends                               3,587          -0-          -0-
  Other                                      483,139      289,513      223,593
                                          ----------   ----------   ----------

                                          $1,118,654   $  861,680   $  715,545
                                          ----------   ----------   ----------

    Total Interest and Other
      Operating Income                    $3,993,137   $3,373,474   $2,929,986


The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990

                                  (Continued)



                                                   1992         1991         1990
                                                -----------  -----------  -----------

OTHER OPERATING EXPENSES
- ------------------------

  Salaries                                      $1,227,319   $1,075,212   $1,055,743
  Employee benefits          (Note 3)              173,193      122,780      139,511
  Occupancy expense          (Notes 1, 5 & 9)      318,013      303,254      281,834
  Other expenses             (Notes 1, 8 & 12)   1,490,746    1,526,134    1,271,694
  Capitalized loan costs     (Note 4)             (155,419)    (134,264)    (139,891)

                                                $3,053,852   $2,893,116   $2,608,891
                                                ----------   ----------   ----------

    NET INCOME BEFORE INCOME TAXES              $  939,285   $  480,358   $  321,095
                                                ----------   ----------   ----------


FEDERAL INCOME TAX           (Note 6)
- ------------------
  Current                                       $  191,000   $   47,000   $      -0-
  Deferred                                             -0-          -0-          -0-
                                                ----------   ----------   ----------

    Total Federal Income
     Tax                                        $  191,000   $   47,000   $      -0-
                                                ----------   ----------   ----------

    NET INCOME BEFORE
      MINORITY INTEREST                         $  748,285   $  433,358   $  321,095
                                                ----------   ----------   ----------

    NET INCOME ATTRIBUTABLE
      TO MINORITY INTEREST                      $    2,809   $    2,100   $    1,981
                                                ----------   ----------   ----------

    NET INCOME (LOSS)                           $  745,476   $  431,258   $  319,114
                                                ==========   ==========   ==========

    EARNINGS PER SHARE       (Note 1)           $     3.68   $     2.05   $     1.52
                                                ==========   ==========   ==========


The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                                                           UNREALIZED
                                                                            LOSS ON
                                                               RETAINED    INVESTMENTS
                         COMMON                   TREASURY     EARNINGS     IN MUTUAL
                         STOCK      SURPLUS        STOCK       (DEFICIT)     FUNDS        TOTAL
                      -----------  -----------   ----------   ----------   ----------     -----
BALANCE,
 12-31-89             $   105,135   $4,660,218   $ (3,825)    $(148,455)   (288,005)   $4,325,068

Dividends
 $ .25/share                                      (52,568)                                (52,568)
Unrealized
 appreciation on
 investment in
 mutual funds
 (Note 2)                                         (55,453)                  (55,453)
Loss realized on
 sale of mutual
 funds                                                                       46,639        46,639
Net income                                                      319,114                   319,114
                      -----------   ---------- ----------    ----------    ---------    ---------

BALANCE,
 12-31-90            $    105,135   $4,660,218    $(3,825)   $  118,091    $(296,819)  $4,582,800

Dividends
 $ .25/share                                                    (52,542)                  (52,542)
Unrealized
 appreciation on
 investment in
 mutual funds
 (Note 2)                                                         4,297                     4,297
Loss realized on
 sale of mutual
 funds                                                                       121,842      121,842
Net income                                                      431,258                   431,258
                      -----------   ---------- ----------    ----------    ---------    ---------

BALANCE,
 12-31-91             $   105,135   $4,660,218    $(3,825)   $  496,807    $(170,680)  $5,087,655

Dividends
 $. 25/share                                                    (52,533)                  (52,533)
Unrealized
 depreciation on
 investment in
 mutual funds
 (Note 2)                                                       (37,009)                  (37,009)
Loss realized on
 sale of mutual
 funds                                                           85,141                    85,141
Purchase of 8,515
 shares of stock for
 the treasury                                    (122,531)                               (122,531)
Net income                                                      745,476                   745,476
                      -----------   ----------   ----------  ----------    ----------   ---------

BALANCE,
 12-31-92             $   105,135   $4,660,218   $ (126,356) $ 1,189,750   $ (122,548)  $5,706,199
                      ===========   ==========   ==========  ===========   ==========   ==========

The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                        1992           1991           1990
                                    ------------   ------------   ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:

  Interest received from:
    Loans                            $ 3,972,863    $ 4,010,129    $ 4,270,969
    Investment securities              2,041,812      2,255,816      2,133,031
    Federal funds sold                   119,555        215,081        187,083
  Rental income                           88,717         96,162         61,956
  Service fees                           630,855        552,500        475,356
  Other income                           434,798        266,693        213,876
  Interest paid to depositors         (2,783,267)    (3,539,487)    (3,895,189)
  Interest paid on Federal funds
   purchased                              (2,933)        (5,081)       (10,417)
  Interest paid on mortgage
   indebtedness                         (100,353)      (117,970)      (149,395)
  Cash paid to suppliers and
   employees                          (2,926,346)    (2,662,218)    (2,427,895)
  Recoveries of bad debts                 27,336          9,968         96,676
  Redemption of cash value of life
   insurance                             238,274            -0-            -0-
  Federal income tax paid                (56,142)           -0-            -0-
                                     -----------    -----------    -----------

  Net cash provided by operating
   activities                        $ 1,685,169    $ 1,081,593    $   956,051
                                     -----------    -----------    -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
    Proceeds from sales of
     investment securities            $1,060,075     $3,995,054     $  402,072
    Proceeds from maturities of
     investment securities             8,387,673      2,992,816      6,356,985
    Purchase of investment
     securities                      (14,851,183)   (12,975,169)    (7,625,944)
    Federal funds sold, net              350,000      2,200,000      1,028,000
    Federal funds purchased, net         (85,000)        80,000         15,000
    Net (increase) in loans made
     to customers                     (4,050,974)    (4,936,416)    (2,079,275)
    Purchase of fixed assets            (157,242)       (54,370)       (10,925)
    Proceeds from sale of other
     assets and other real estate
     owned                               252,828        394,749        282,672
    Cost incurred on other real
     estate owned                       (128,205)           -0-            -0-
                                     -----------    -----------    -----------

    Net cash used in investing
     activities                      $(9,222,028)   $(8,303,336)   $(1,631,415)
                                     -----------    -----------    -----------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
    Net increase in demand
     deposits,
      NOW accounts and savings
       accounts                      $ 8,357,623    $ 1,806,699    $   601,980
    Net increase (decrease) in
     time deposits                      (927,180)     6,322,734       (183,386)
    Payments on mortgage
     indebtedness                        (60,837)      (132,001)       (70,576)
    Dividends paid                       (52,542)       (52,568)       (52,568)
    Cash received on refinance of
     note payable                        132,379            -0-            -0-
    Cash paid for treasury stock        (122,531)           -0-            -0-
                                     -----------    -----------    -----------

    Net cash provided by financing
     activities                      $ 7,326,912    $ 7,944,864    $   295,450
                                     -----------    -----------    -----------

Net increase (decrease) in cash
 and cash equivalents                $  (209,947)   $   723,121    $  (379,914)
Cash and cash equivalents,
 beginning of year                     4,957,032      4,233,911      4,613,825
                                     -----------    -----------    -----------

Cash and cash equivalents, end of
 year                                $ 4,747,085    $ 4,957,032    $ 4,233,911
                                     ===========    ===========    ===========

The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                              1992         1991         1990
                                           -----------  -----------  ----------
RECONCILIATION OF NET INCOME
  TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:

  Net income                               $  745,476   $  431,258    $319,114
                                           ----------   ----------    --------
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:

   Depreciation and amortization           $  135,910   $  127,431    $149,069
   Amortization of construction period
    interest                                   10,219       10,219      10,219
   Amortization of intangibles                  4,000        4,000       4,000
   Provision for loan losses                  205,000      120,000     195,000
   Loss on sale of investment
    securities                                 85,405        4,495      48,738
   Loss on sale of assets                       9,939       57,072      (6,578)
   Amortization of loan premium                   -0-          -0-       3,027
   Amortization of capitalized loan
    fees                                      131,505      126,083     124,257
   Accretion of bond discount                 (39,825)     (26,409)    (28,606)
   Amortization of bond premium               296,180       44,487      19,328
   Recoveries on bad debts                     27,336        9,968      96,676
   Capitalized net loan costs                (155,419)    (134,263)   (139,891)
   Charge-offs - other real estate
    owned and other assets                    113,648      184,290     150,133
   Net income attributable to minority
    interest                                    2,809        2,100       1,981
   (Increase) decrease in interest
    receivable                                (77,787)      31,820      34,608
   (Increase) decrease in other assets        170,773      (41,359)    (60,725)
   Increase (decrease) in interest
    payable                                   (99,012)      11,497     (27,258)
   Increase (decrease) in other
    liabilities                               (15,846)     118,904      62,959
   Increase in federal income tax
    payable                                   134,858          -0-         -0-
                                           ----------   ----------    --------

    Total adjustments                      $  939,693   $  650,335    $636,937
                                           ----------   ----------    --------

Net cash provided by operating activities  $1,685,169   $1,081,593    $956,051
                                           ==========   ==========    ========


The accompanying notes are an integral part of this statement.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Significant accounting policies adopted by Concho Bancshares, Inc., the Company, are summarized below.

 Consolidation - The consolidated financial statements include Concho
 -------------
 Bancshares, Inc. and its subsidiary, Southwest Bank of San Angelo, after elimination of significant intercompany accounts. A consolidated federal income tax return is filed with Concho Bancshares, Inc.'s subsidiary, Southwest Bank of San Angelo. Concho Bancshares, Inc. owns 99.69% of the outstanding common stock of Southwest Bank of San Angelo.

 Cash flows - For purposes of reporting cash flows, cash and cash equivalents
 ----------
 include cash on hand and amounts due from banks. Cash flows from loans, demand deposits, NOW accounts, savings accounts, federal funds purchased and sold, and certificates of deposit, are reported net.

 Investment securities - Securities held for investment, other than mutual
 ---------------------
 funds, are stated at cost, adjusted for amortization of premiums and accretion of discounts computed on the straight-line method over the period from date of purchase to date of maturity. This method does not result in amounts that are materially different from that required by generally accepted accounting principles. The investment in mutual funds is stated at the lower of aggregate cost or market as of the balance sheet date.

 Interest income on loans - Interest on commercial, real estate and student
 ------------------------
 loans is recognized as earned based upon the principal amounts outstanding. Interest on installment loans is recognized as earned based on the rule of seventy-eights method.

 Building and equipment - Building and equipment are stated at cost less
 ----------------------
 accumulated depreciation computed by the straight-line and accelerated cost recovery system methods. Accumulated depreciation as of December 31, 1992 and 1991 is $ 2,075,690 and $ 1,930,523, respectively. Maintenance and repairs are charged to expense as incurred while improvements are capitalized and depreciated over the useful life of such improvements.

 Allowance for loan losses - The allowance for loan losses is available for
 -------------------------
 losses incurred on loans and is increased by provisions charged to operating expenses and reduced by charge-offs, net of recoveries. The allowance is based on management's evaluation of the adequacy of the reserve. This evaluation encompasses consideration of past loss experience and other factors, including changes in the composition and volume of the portfolio, the relationship of the allowance to the portfolio, and current economic conditions.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Amortization - Certain costs associated with the Company's investment services
 ------------
 have been capitalized and are being amortized by the straight-line method over a period of 60 months. Total amortization expense for 1992, 1991 and 1990 was $ 4,000 each year.

 Per Share Data - Earnings per share are based on the weighted average number of
 --------------
 common shares outstanding in 1992, 1991 and 1990 of 202,387, 210,168 and 210,168, respectively.

NOTE 2:  INVESTMENT SECURITIES

 At December 31, 1992 and 1991 the subsidiary held mutual fund investments with a cost basis of $ 964,843 and $ 1,897,269, respectively. The portfolios of these mutual funds consisted of obligations of the United States government and agencies. As of December 31, 1992 and 1991, the aggregate cost of mutual fund investments exceeded their aggregate market value by $ 122,927 and $ 171,297 respectively.

 Investment securities shown in the balance sheet are reflected net of accumulated accretion and amortization.

 At December 31, 1992 and 1991, the amortized cost, estimated market values, and the gross unrealized gains and losses of investments in debt securities were as follows:

                                              December 31, 1992
                              -------------------------------------------------
                                             Gross       Gross       Estimated
                               Amortized   Unrealized  Unrealized     Market
                                 Cost        Gains       Losses        Value
                              -----------  ----------  -----------  -----------

United States government      $17,511,071    $277,758   $(25,073)   $17,763,756
United States agencies         12,211,810     352,867    (58,156)    12,506,521
Collateralized mortgage
 obligation                     2,938,724      84,839    (91,733)     2,931,830
Corporate bonds and notes             -0-         -0-        -0-            -0-
                              -----------    --------  ----------   -----------

Total debt securities         $32,661,605    $715,464  $ (174,962)  $33,202,107
                              ===========    ========  ==========   ===========

                                   Continued

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 2:  INVESTMENT SECURITIES (CONTINUED)

     The carrying value and approximate market value of debt securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                         Carrying          Approximate
                                                          Value           Market Value
                                                        -----------       ------------
  Due in one year or less                               $ 2,545,483       $ 2,575,470
  Due after one year through five years                  18,181,825        18,392,451
  Due after five years through ten years                        -0-               -0-
  Due after ten years                                    11,934,297        12,234,186
                                                        -----------       -----------
                                                        $32,661,605       $33,202,107
                                                        ===========       ===========


                                                                December 31, 1991
                                           ----------------------------------------------------------
                                                           Gross               Gross       Estimated
                                            Amortized    Unrealized          Unrealized      Market
                                              Cost         Gains              Losses         Value
                                           -----------  -----------        ------------   -----------
United States government                   $ 5,100,869  $   151,602        $      -0-    $ 5,252,471
United States agencies                      13,320,280      540,340           (10,220)    13,850,400
Collateralized mortgage obligation           8,249,479      141,603           (62,403)     8,328,679
Corporate bonds and notes                      300,215        8,035               -0-        308,250
                                           -----------  -----------        ----------    -----------
Total debt securities                      $26,970,843  $   841,580        $  (72,623)   $27,739,800
                                           ===========  ===========        ==========    ===========


                                   Continued

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 2:  INVESTMENT SECURITIES (CONTINUED)

     The carrying value and approximate market value of debt securities at December 31, 1991, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                            Carrying    Approximate
                                              Value     Market Value
                                           -----------  ------------
Due in one year or less                    $   300,215   $   308,250
Due after one year through five years        6,583,200     6,760,060
Due after five years through ten years         504,339       512,538
Due after ten years                         19,583,089    20,158,952
                                           -----------   -----------

                                           $26,970,843   $27,739,800
                                           ===========   ===========

     Obligations of the United States government with par values of $ 3,000,000, were pledged to secure various deposits as of December 31, 1992 and 1991.


NOTE 3:  PENSION AND PROFIT SHARING PLANS

     The subsidiary has a non-contributory profit-sharing plan available to all regular employees who have completed six months of service. Contributions to this plan are at the discretion of the subsidiary's board of directors. The subsidiary also sponsors a defined contribution plan, whereby it matches 100% of employee contributions up to 4% of their compensation and 50% of contributions on the next 2% of compensation. Total expense, relating to the defined contribution plan for the years ended December 31, 1992, 1991 and 1990 was $ 42,154, $ 33,967 and $ 34,824, respectively and are included in employee benefits in the consolidated statements of income. For the year ended December 31, 1992 the subsidiary's board of directors elected to contribute $ 25,000 to the profit sharing plan. Administrative fees of the plans are paid by the subsidiary. Employer contributions of both plans vest according to the following schedule:

                    LENGTH OF SERVICE     VESTING
                    -----------------     -------
                         2 years            20%
                         3 years            30%
                         4 years            40%
                         5 years            60%
                         6 years            80%
                         7 years           100%

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES

     Major classifications of loans are as follows:

                                                  December 31,  December 31,
                                                      1992          1991
                                                  ------------  ------------

       Commercial, financial and agricultural      $32,561,474   $26,479,060
       Real estate                                   4,162,896     5,659,592
       Installment, net of unearned discount         3,821,648     4,825,862
       Student loans                                 4,101,729     3,314,090
       Overdrafts                                       28,742        26,198
       Participations sold                          (1,481,150)     (599,829)
                                                   -----------   -----------

       Total loans, net of unearned discount       $43,195,339   $39,704,973

       Less allowance for loan losses                  598,734       547,354
                                                   -----------   -----------

       NET LOANS                                   $42,596,605   $39,157,619
                                                   ===========   ===========

     Non-accrual loans are as follows:

       Principal balances of loans on
         non-accrual status                        $   638,371   $   864,346
                                                   ===========   ===========

       Approximate interest foregone related to
         non-accrual loans                         $    68,000   $    66,000
                                                   ===========   ===========

     Changes in the allowance for loan losses were as follows:

                                    December 31,   December 31,   December 31,
                                        1992           1991           1990
                                    ------------   ------------   ------------
BALANCE, BEGINNING OF YEAR          $    547,354   $    510,017   $    512,131
Provision charged to operations          205,000        120,000        195,000
Loans charged off                       (180,956)       (92,631)      (293,790)
Recoveries                                27,336          9,968         96,676
                                    ------------   ------------   ------------

BALANCE, END OF YEAR                $    598,734   $    547,354   $    510,017
                                    ============   ============   ============

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

     During the year ended December 31, 1988, the subsidiary changed its method of accounting for nonrefundable fees and costs associated with lending activities to comply with the requirements of Statement of Financial Accounting Standards No. 91. Under the new accounting method, certain lending related costs are capitalized into the loan balance and amortized against interest income over the term of the loan. Total capitalized loan cost and related amortization are as follows:

                        Beginning of                               End of
                         the Year                                 the Year
                        Unamortized   Capitalized                Unamortized
                        Loan Costs    Loan Costs   Amortization  Loan Costs
                        ------------  -----------  ------------  -----------
     1992                $ 156,576     $155,419     $ 131,534    $ 180,461
                         =========     ========     =========    =========

     1991                $ 148,396     $134,263     $ 126,083    $ 156,576
                         =========     ========     =========    =========

     1990                $ 132,762     $139,891     $ 124,257    $ 148,396
                         =========     ========     =========    =========

     Loans, net of participations sold, at variable and fixed interest rates as of December 31, 1992 are as follows:

                                           Variable             Fixed
                                          -----------        -----------
     Commercial, including overdrafts     $14,807,576        $16,383,126
                                          ===========        ===========

     Real estate                          $ 1,445,205        $ 2,636,055
                                          ===========        ===========

     Installment                          $   428,414        $ 3,393,234
                                          ===========        ===========

     Student                              $       -0-        $ 4,101,729
                                          ===========        ===========

     Original maturities for each loan category as of December 31, 1992 are as follows:

        Commercial  - less than 1 year to 30 years

        Real estate - 1 year to 30 years

        Installment - less than 1 year to 10 years

        Student     - 1 to 2 years

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

     The subsidiary routinely sells its student loans to the Panhandle Plains Higher Education Agency prior to the loans reaching repayment stage. These loans are sold at face value. For 1992, 1991 and 1990, the subsidiary sold approximately $ 2,351,013, $ 2,619,000 and $ 2,038,000, respectively, of these loans under this program.


NOTE 5:  LAND, BUILDING AND EQUIPMENT

     Major classifications of these assets are as follows:

                            December 31,     December 31,     December 31,
                                1992             1991             1990
                            ------------     ------------     ------------
Land                         $  327,000       $  327,000       $  327,000
Buildings                     3,711,293        3,691,363        3,688,863
Leasehold improvements          145,077          145,077          141,877
Automobiles                      58,528           31,895           14,316
Furniture and fixtures          743,263          691,939          675,163
Assets not in service            58,393              -0-              -0-
                             ----------       ----------       ----------

                             $5,043,554       $4,887,274       $4,847,219

Accumulated depreciation
 and amortization            $2,075,690       $1,930,523       $1,804,829
                             ----------       ----------       ----------

Land, building and
equipment, net               $2,967,864       $2,956,751       $3,042,390
                             ==========       ==========       ==========

Depreciation and
amortization
 expense                     $  146,129       $  137,650       $  159,288
                             ==========       ==========       ==========

NOTE 6:  FEDERAL INCOME TAXES

     Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. The principal sources of timing differences are different depreciation methods for tax and financial purposes, and differences in tax and financial accounting for deferred compensation arrangements, bad debt losses and bond discount accretion. No deferred federal income taxes have been recorded in these financial statements.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 6:  FEDERAL INCOME TAXES (CONTINUED)

     The components of income tax expense are:

                               December 31,   December 31,   December 31,
                                   1992           1991           1990
                               ------------   ------------   ------------
  Current income taxes:
    Federal                     $  251,629      $  56,357        $   -0-
    Minimum tax credit             (12,050)           -0-            -0-
    General business credit        (48,579)        (9,357)           -0-
                                ----------      ---------        -------
  Total current taxes           $  191,000      $  47,000        $   -0-
                                ----------      ---------        -------

  Deferred tax expense
    (benefit):                  $      -0-      $     -0-        $   -0-
                                ----------      ---------        -------

  Total income tax expense      $  191,000      $  47,000        $   -0-
                                ==========      =========        =======

     A reconciliation of income tax expense at the statutory rate to income tax at the bank's effective rate is as follows:

                               December 31,   December 31,   December 31,
                                   1992           1991           1990
                               ------------   ------------   ------------
  Tax at statutory rate         $  319,356     $  164,469     $  108,477
  Tax benefit from net
    operating loss
    carryforward                   (67,727)      (164,469)      (108,477)
  Minimum tax credit               (12,050)           -0-            -0-
  Tax on limitation of use of
    net operating loss
    carryforward for
    alternative minimum tax
    purposes                           -0-         56,357            -0-
  General business credit          (48,579)        (9,357)           -0-
                                ----------     ----------     ----------

  Income tax expense            $  191,000     $   47,000     $      -0-
                                ==========     ==========     ==========

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 6:  FEDERAL INCOME TAXES (CONTINUED)

     A consolidated tax return is filed with the Company's subsidiary, Southwest Bank of San Angelo. The above tax computations are based on the incomes and tax attributes of the consolidated entity.

     The consolidated entity has available at December 31, 1992, 1991 and 1990, unused net operating loss carryforwards of $ -0-, $ 133,500 and $ 749,908, respectively, which may be applied against future taxable income. These net operating loss carryforwards will expire as follows:

              Year of           December 31,     December 31,     December 31,
            Expiration              1992             1991             1990
            ----------          ------------     ------------     ------------
               1991             $        -0-     $        -0-     $     96,107
               1999                      -0-              -0-           55,649
               2000                      -0-              -0-          181,303
               2001                      -0-              -0-          142,707
               2002                      -0-              -0-           25,175
               2004                      -0-          133,500          248,967

     Investment tax credit resulting from the purchase of equipment is accounted for using the "flow-through" method, which recognizes the benefit in the period in which the assets which give rise to the credit are placed in service. At December 31, 1992, 1991 and 1990, unused investment tax credits totalling $ -0-, $ 26,032 and $ 37,009, respectively, were available for carryforward which expire as follows:

              Year of
            Expiration              1992             1991             1990
            ----------          ------------     ------------     ------------
               1991             $        -0-     $        -0-     $        183
               1992                      -0-              -0-              277
               1993                      -0-              -0-            8,116
               1994                      -0-              -0-            1,591
               1995                      -0-            2,853            3,663
               1996                      -0-            8,105            8,105
               1997                      -0-            8,000            8,000
               1998                      -0-            5,487            5,487
               1999                      -0-              745              745
               2000                      -0-              842              842

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 6:  FEDERAL INCOME TAXES (CONTINUED)

     As of December 31, 1992 , 1991 and 1990, the Company has available for carryforward jobs tax credits of $ -0-, $ 20,927 and $ 20,927, respectively, which expire as follows:

            Year of
           Expiration               1992          1991            1990
           ----------              ------       ---------       ---------
              1992                 $  -0-       $  13,474       $  13,474
              1993                    -0-           7,453           7,453

NOTE 7:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The subsidiary is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the subsidiary has in particular classes of financial instruments.

     The subsidiary's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The subsidiary uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                           Contract
                                                            Amount
                                                          ----------
     Financial instruments whose contract
       amounts represent credit risk:
     Commitments to extend credit                         $4,740,485
     Letters of Credit                                       726,980
                                                          ----------

                                                          $5,467,465
                                                          ==========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments may expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent future cash requirements. The subsidiary evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained if deemed necessary by the subsidiary upon extension of credit is based upon management's credit evaluation.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 7:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET
     RISK (CONTINUED)

     Letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE 8:  DEFERRED COMPENSATION

     The subsidiary maintains a deferred compensation plan for its directors funded by the purchase of life insurance policies on each participant. Other pertinent financial information relating to the subsidiary's deferred compensation plans is as follows:

                                       December 31,  December 31,  December 31,
                                           1992          1991          1990
                                       ------------  ------------  ------------
        Life insurance premiums paid   $      5,600  $      4,400  $      4,800
                                       ============  ============  ============

        Cash surrender value of life
         insurance policies            $    244,957  $    407,863  $    369,599
                                       ============  ============  ============

        Accrued deferred compensation
         liability                     $    100,548  $    107,235  $     78,383
                                       ============  ============  ============

        Current year deferred
         compensation expense          $     22,744  $     28,852  $     25,559
                                       ============  ============  ============

     The deferred compensation plan of a former director was discontinued during 1992. The subsidiary recognized a gain of $ 67,514 from the discontinuance of this director's plan.

NOTE 9:  RELATED PARTY TRANSACTIONS

     As of December 31, 1992 and 1991, certain officers and directors and companies in which they have a beneficial ownership were indebted to the subsidiary in the aggregate amount of $ 789,332 and $ 1,191,456, respectively. On January 21, 1992, the company issued notes to certain customers and directors that are more fully described in Note 10.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



NOTE 10:  NOTES PAYABLE

     Notes payable at December 31, 1992 represents 13 individual promissory notes issued to certain of the company's customers and directors. Each note was issued for $ 100,000 and all notes bear the same terms, maturity date and collateral. The collateral for these notes is held at Bank of the West, San Angelo, Texas. The terms of these notes are as follows:

     Date of notes                  January 21, 1992
     Maturity date                  January 21, 1997
     Collateral                     Real Estate and 119,504
                                    shares of Southwest Bank
                                    common stock
     Interest rate                  9.50%
     Payments                       19 quarterly payments of
                                    $ 50,702.86, including
                                    interest beginning April 21, 1992;
                                    balance due at maturity.

     Following are the maturities of this note over the next five years:

     1993                           $   88,178
     1994                               96,857
     1995                              106,392
     1996                              116,865
     1997                              830,872
                                    ----------

     Total                          $1,239,164
                                    ==========

     The mortgage payable at December 31, 1991 represents a note payable to a local financial institution. The terms of this note are as follows:

     Date of note                   June 1, 1989
     Maturity date                  May 1, 1992
     Collateral                     Real Estate
     Interest rate                  CNB prime, not to exceed 12%
     Monthly payment                $ 15,414 (principal and interest)

 Following are the maturities of this note over the next five years:

     1992                           $1,167,622
                                    ==========
     Total                          $1,167,622
                                    ==========

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 11:  RETAINED EARNINGS

     Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency.


NOTE 12:  LEASES

     The subsidiary leases computer equipment and an automobile under four agreements determined to be operating leases. The provisions of these lease agreements are described as follows:

                                                                     Computer
                                   Computer   Computer               Equipment
                                   Equipment  Equipment              ---------
                                      #1         #2      Automobile      #3
                                   ---------  ---------  ----------  ---------
     Primary lease term               36 mos     36 mos      30 mos     36 mos

     Date of lease                  12-27-89   08-23-89    10-04-89   01-29-90

     Lease renewal option at
      expiration of primary term      24 mos     24 mos      18 mos     24 mos


     Primary term:

       Year one                    $   5,664  $   1,950   $     531  $     345
       Year two                        6,231      2,145         531        380
       Year three                      6,854      2,359         531        418

     Option period:

       Year one                        7,539      2,595         531        459
       Year two                        8,141      2,846         531        467

     Penalty for non-renewal          18,626      6,430         -0-      1,136

     Minimum future rental payments under the primary and optional terms of these lease agreements as of December 31, 1992, 1991 and 1990 for each of the next five years and in the aggregate are as follows:

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 12:  LEASES (CONTINUED)

                                             1992        1991        1990
                                           --------    --------    --------
        1991                              $     -0-   $     -0-   $ 113,101
        1992                                    -0-      98,478      98,478
        1993                                122,596         418         418
        1994                                117,012         -0-         -0-
        1995                                  8,141         -0-         -0-
                                          ---------   ---------   ---------

        Total                             $ 247,749   $  98,896   $ 211,997
                                          =========   =========   =========

     Lease expense under all operating leases is as follows:

                                             1992        1991        1990
                                           --------    --------    --------
        Non-cancelable operating leases   $  98,478   $ 113,101   $ 110,843
        Other leases                         41,008      24,027      16,667
                                          ---------   ---------   ---------

        Total                             $ 139,486   $ 137,128   $ 127,510
                                          =========   =========   =========

     The primary terms of the automobile lease expired during 1992. The Subsidiary did not elect to extend the term of the automobile lease. Computer equipment leases #1 and #2 were extended to the optional periods during 1992.

     Other leases are agreements under which the subsidiary leases certain equipment. The terms of these agreements do not extend for more than one year from the balance sheet date or they are cancelable at the option of the lessee.


NOTE 13:  CHANGE OF ACCOUNTING PRINCIPLE

     In February 1992, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards No. 109, Accounting for Income
                                                          ---------------------
     Taxes, which supersedes substantially all existing authoritative literature
     -----
     for accounting for income taxes and requires deferred tax balances to be adjusted to reflect the tax rates in effect when those amounts are expected to become payable or refundable. The Statement is required to be applied in the Company's 1993 financial statements (earlier application is permitted), either by restating prior-period financial statements or by recognizing the cumulative effect of the change in the year of adoption. The Company plans to recognize the cumulative effect of the change in 1993 when it adopts the Statement. The Company would have a deferred income tax liability of $ 189,417 under the measurement principles of SFAS No. 109.

                     CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 14:  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, approximately 95% of its assets and 99% of its liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Company's general practice and intent to hold its financial instruments to maturity and to not engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Company for the purpose of this disclosure.

     Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's Regulatory Reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1992, were as follows:

     *Financial instruments actively traded in a secondary market have been valued using quoted available market prices.

                                            ESTIMATED        RECORDED
                                               FAIR            BOOK
                                              VALUE          BALANCE
                                           -----------      ----------
     Cash and due from banks               $ 4,747,085     $ 4,747,085
     Federal funds sold                      2,550,000       2,550,000
     Investment securities (Note 2)         34,347,360      33,806,858

     *Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                             ESTIMATED        RECORDED
                                                FAIR            BOOK
                                               VALUE          BALANCE
                                            -----------      ----------
     Deposits with stated maturities       $ 36,061,445    $ 35,906,058
     Deposits with no stated maturities      45,189,115      45,189,115
     Mortgage payable                         1,334,415       1,239,164

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


NOTE 14:  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                      ESTIMATED           RECORDED
                                        FAIR                BOOK
                                        VALUE              BALANCE
                                     -----------         -----------
     Net loans                       $ 43,125,697        $ 42,596,605


     Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

     The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no material difference between the notional amount and the estimated fair value of off-balance-sheet unfunded loan commitments which total $ 4,740,485 and are generally priced at market at the time of funding. Letters of credit discussed in Note 7 have an estimated fair value based on fees currently charged for similar agreements. At December 31, 1992, fees related to the unexpired term of the letters of credit are not significant.

     Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

Concho Bancshares, Inc.
San Angelo, Texas

                               COMPILATION REPORT
                               ------------------

We have compiled the accompanying consolidated balance sheets of Concho Bancshares, Inc. and Subsidiary, as of September 30, 1993 and 1992, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the nine months then ended and the consolidated statements of earnings for the three months ended September 30, 1993 and 1992, in accordance with the standards established by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of a departure from generally accepted accounting principles that is described in the following paragraph.

Statements of cash flows for the three month periods ended September 30, 1993 and 1992 have not been presented. Generally accepted accounting principles require a statement of cash flows to be presented for each period for which results of operations are provided when financial statements report both financial position and results of operations.

The balance sheet as of December 31, 1992 was audited by us as part of an audit of Concho Bancshares, Inc's financial statements, and we expressed an unqualified opinion on those financial statements in our report dated February 12, 1993, but we have not performed any auditing procedures since that date.






                                                 Armstrong, Backus & Co., L.L.P.

December 6, 1993

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                                                             UNAUDITED               AUDITED
                                                                   -----------------------------  -------------
                                                                           SEPTEMBER 30,          DECEMBER 31,
                                                                   -----------------------------  ------------
                                                                        1993           1992           1992
                                                                   --------------  -------------  -------------
ASSETS:
  Cash and due from banks  (Note 1)                                 $  3,519,769   $  3,593,736   $  4,747,085
  Federal funds sold  (Note 1)                                         2,500,000            -0-      2,550,000
  Investment securities:  (Notes 1 & 2)
      U. S. Treasury and government agencies                          28,563,616     26,619,044     29,722,881
      Other                                                            6,231,924      5,399,085      4,083,977
                                                                    ------------   ------------   ------------

        Total investment securities                                 $ 34,795,540   $ 32,018,129   $ 33,806,858

  Loans  (Notes 1, 4, 7 & 9)                                          44,219,942     44,399,838     43,568,513
      Less:  Allowance for loan losses                                   596,602        559,411        598,734
          Unearned discount                                              259,357        382,651        373,174
                                                                    ------------   ------------   ------------

        Net loans                                                   $ 43,363,983   $ 43,457,776   $ 42,596,605

  Bank premises and equipment, net  (Notes 1, 5 & 9)                   2,837,744      2,921,942      2,967,864
  Other assets  (Note 8)                                               2,093,104      2,455,566      2,195,934
                                                                    ------------   ------------   ------------
TOTAL ASSETS                                                        $ 89,110,140   $ 84,447,149   $ 88,864,346
                                                                    ============   ============   ============

LIABILITIES:
  Non-interest bearing deposits  (Note 1)                           $ 12,701,741   $ 11,391,192   $ 13,002,139
  Interest bearing deposits - demand  (Note 1)                        33,933,148     29,808,496     32,186,976
  Interest bearing deposits - time  (Note 1 & 2)                      34,267,984     35,667,049     35,906,058
                                                                    ------------   ------------   ------------

        Total deposits                                              $ 80,902,873   $ 76,866,737   $ 81,095,173

  Short-term borrowings  (Note 10)                                       130,000            -0-            -0-
  Mortgage payable  (Note 10)                                          1,173,589      1,259,703      1,239,164
  Other liabilities  (Note 8)                                          1,087,074        734,626        823,810
                                                                    ------------   ------------   ------------
TOTAL LIABILITIES                                                   $ 83,293,536   $ 78,861,066   $ 83,158,147
                                                                    ------------   ------------   ------------

SHAREHOLDERS' EQUITY:
  Common stock, $ .50 par value; 500,000 shares
      authorized, 210,270 shares issued, 185,386,
      201,690 and 201,653 shares outstanding,
      respectively                                                  $    105,135   $    105,135   $    105,135
  Capital surplus                                                      4,660,218      4,660,218      4,660,218
  Retained earnings  (Note 11)                                         1,564,776      1,071,480      1,189,750
  Treasury stock, cost                                                  (471,216)      (125,968)      (126,356)
  Unrealized loss on securities, net  (Note 2)                           (42,309)      (124,782)      (122,548)
                                                                    ------------   ------------   ------------
TOTAL SHAREHOLDERS' EQUITY                                          $  5,816,604   $  5,586,083   $  5,706,199
                                                                    ------------   ------------   ------------

TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                                            $ 89,110,140   $ 84,447,149   $ 88,864,346
                                                                    ============   ============   ============

See accountants' compilation report.
The accompanying notes are an integral part of this statement.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS
                      -----------------------------------


                                                                                    UNAUDITED
                                                         ------------------------------------------------------------
                                                              Three Months Ended                 Nine Months Ended
                                                                 September 30,                     September 30,
                                                         ------------------------------------------------------------
                                                             1993          1992               1993           1992
                                                         -----------    -----------       -----------      ----------

INTEREST INCOME: (Notes 1, 2, 4 & 9)
  Loans, including fees                                  $  992,324     $  993,549         $2,961,602     $2,958,264
  Investment income - taxable                               464,625        477,927          1,443,962      1,458,478
  Interest on federal funds sold and
   other                                                     36,392         31,183             73,847         97,100
                                                         ----------     ----------         ----------  -------------

    Total interest income                                $1,493,341     $1,502,659         $4,479,411     $4,513,842
                                                         ----------     ----------         ----------  -------------

INTEREST EXPENSE:
  Interest bearing deposits                              $  548,974     $  644,014         $1,670,440     $2,082,399
  Term and other indebtedness                 (Note 10)      30,512         30,269             88,295         89,733
                                                         ----------     ----------         ----------  -------------

    Total interest expense                               $  579,486     $  674,283         $1,758,735     $2,172,132
                                                         ----------     ----------         ----------  -------------

NET INTEREST INCOME                                      $  913,855     $  828,376         $2,720,676     $2,341,710
  Provision for loan losses               (Notes 1 & 4)      59,000         37,000            105,000         67,000
                                                         ----------     ----------         ----------  -------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                              $  854,855     $  791,376         $2,615,676     $2,274,710
                                                         ----------     ----------         ----------  -------------

OTHER INCOME:
  Service fees on deposit accounts                       $  163,378     $  144,065         $  474,432     $  425,457
  Other                                                     135,365        194,442            382,648        409,340
                                                         ----------     ----------         ----------  -------------

    Total other income                                   $  298,743     $  338,507         $  857,080     $  834,797
                                                         ----------     ----------         ----------  -------------

OTHER EXPENSE:
  Salaries and employee benefits               (Note 3)  $  391,792     $  370,150         $1,155,421     $1,060,860
  Net occupancy and equipment expenses   (Notes 5 & 12)      91,220         79,998            267,186        233,579
  Equipment rentals, depreciation and
   maintenance                           (Notes 5 & 12)      55,781         64,317            176,369        182,450
  FDIC assessments                                           45,954         41,869            134,342        123,978
  Correspondent bank service charges                         16,034         14,720             44,970         42,130
  Other                                (Notes 1, 4 & 8)     230,232        222,522            740,229        666,837
                                                         ----------     ----------         ----------  -------------

    Total other expense                                  $  831,013     $  793,576         $2,518,517     $2,309,834
                                                         ----------     ----------         ----------  -------------

EARNINGS BEFORE INCOME TAXES                             $  322,585     $  336,307         $  954,239     $  799,673
  Provision for income tax                     (Note 6)     119,000        110,000            348,000        225,000
                                                         ----------     ----------         ----------  -------------


See accountants' compilation report.
The accompanying notes are an integral part of this statement.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS
                      -----------------------------------

                                  (CONTINUED)

                                                            UNAUDITED
                                          ----------------------------------------------
                                           Three Months Ended        Nine Months Ended
                                              September 30,            September 30,
                                          ---------------------  -----------------------
                                             1993       1992        1993        1992
                                          ---------- ----------  ---------- ------------
EARNINGS BEFORE CUMULATIVE
  ADJUSTMENT  (Note 13)                   $  203,585  $  226,307  $  606,239  $  574,673
  Cumulative adjustment - change in
   accounting principle                   (      -0-)        -0-  (  231,213)        -0-
                                          ----------  ----------  ----------  ----------

NET EARNINGS AFTER CUMULATIVE
  ADJUSTMENT DUE TO CHANGE IN
  ACCOUNTING PRINCIPLE                    $  203,585  $  226,307  $  375,026  $  574,673
                                          ==========  ==========  ==========  ==========

EARNINGS PER SHARE BEFORE
  CUMULATIVE ADJUSTMENT*                  $     1.10  $     1.12  $     3.12  $     2.84
                                          ==========  ==========  ==========  ==========

NET EARNINGS PER SHARE AFTER
  CUMULATIVE ADJUSTMENT*                  $     1.10  $     1.12  $     1.93  $     2.84
                                          ==========  ==========  ==========  ==========

DIVIDENDS PER SHARE**                     $     0.00  $     0.00  $     0.00  $     0.00
                                          ==========  ==========  ==========  ==========

 *Earnings per share are calculated using weighted average shares outstanding for each period presented.

**Dividends per share are calculated using actual number of shares outstanding at the end of each period presented.


See accountants' compilation report.
The accompanying notes are an integral part of this statement.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
           ---------------------------------------------------------

                                                                UNAUDITED
                                             ----------------------------------------------
                                                 CAPITAL STOCK
                                                 --------------       CAPITAL     RETAINED
                                              SHARES     AMOUNT       SURPLUS     EARNINGS
                                             --------  ----------   ----------  -----------
BALANCES AT JANUARY 1, 1992                   210,270  $  105,135   $4,660,218  $   496,807
  Net earnings - year to date                                                       574,673
  Purchase treasury stock
  Decrease in unrealized loss   (Note 2)

                                             --------  ----------   ----------  -----------

BALANCES AT SEPTEMBER 30, 1992                210,270  $  105,135   $4,660,218  $ 1,071,480
                                             ========  ==========   ==========  ===========


BALANCES AT JANUARY 1, 1993                   210,270  $  105,135   $4,660,218  $ 1,189,750
  Net earnings - year to date                                                       375,026
  Purchase treasury stock
  Deferred FIT benefit on
   unrealized loss   (Note 13)
  Decrease in unrealized loss   (Note 2)

                                             --------  ----------   ----------  -----------

BALANCES AT SEPTEMBER 30, 1993                210,270  $  105,135   $4,660,218  $ 1,564,776
                                             ========  ==========   ==========  ===========



See accountants' compilation report.
The accompanying notes are an integral part of this statement.

                        UNAUDITED
- -----------------------------------------------------------
       TREASURY STOCK           UNREALIZED        TOTAL
- --------------------------       LOSS ON      STOCKHOLDERS'
  SHARES           AMOUNT       SECURITIES       EQUITY
- ----------       ---------     ------------   -------------
       102      ($   3,825)    ($   170,680)  $   5,087,655
                                                    574,673
     8,478      (  122,143)                        (122,143)
                                     45,898          45,898

    ------      ----------     ------------   -------------

     8,580      ($ 125,968)    ($   124,782)  $   5,586,083
    ======      ==========     ============   =============

     8,617      ($ 126,356)    ($   122,548)  $   5,706,199
                                                    375,026
    16,267      (  344,860)                        (344,860)

                                     41,688          41,688
                                     38,551          38,551

    ------      ----------     ------------   -------------

    24,884      ($ 471,216)    ($    42,309)  $   5,816,604
    ======      ==========     ============   =============

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                             UNAUDITED
                                                  ----------------------------------
                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                  ----------------------------------
                                                        1993             1992
                                                  ----------------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                    $    375,026      $    574,673
  Adjustments to reconcile net earnings
  to net cash provided by operating
  activities:
    Depreciation and amortization                      125,401           105,597
    Provision for loan losses                          105,000            67,000
    Loss on sale/write down of assets                   99,363           164,364
    Premium amortization, net of
     discount accretion                                253,177           170,342
    Changes in other assets and
     liabilities:
      Increase (decrease) in other
       liabilities                                     367,322            (1,233)
      (Increase) decrease in other
       assets                                    (     327,318)    (     243,695)
                                                 -------------    --------------

  Net cash provided by operating
   activities                                     $    997,971      $    837,048
                                                 -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of investment
   securities                                     $    656,621      $    754,176
  Proceeds from maturity of investment
   securities                                        4,287,501         6,379,250
  Purchase of investment securities                 (6,182,353)      (10,651,159)
  Net (increase) in loans                             (494,288)       (4,653,370)
  Purchase of property, plant and
   equipment                                           (53,619)          (70,788)
  Proceeds from sale of fixed and other
   assets                                               46,120               -0-
  Net (increase) decrease in Fed Funds
   sold                                                 50,000         2,900,000
                                                 -------------    --------------

  Net cash (used) by investing
   activities                                    ($  1,690,018)    ($  5,341,891)
                                                 -------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits                 $  1,432,955      $  3,843,667
  Net increase in savings deposits                     232,390           524,530
  Net (decrease) in time deposits                   (1,857,645)       (1,166,190)
  Cash received on short-term
   borrowings                                          130,000               -0-
  Net (decrease) in Fed Funds purchased                (10,000)         (100,000)
  Principal paid on long-term debt                     (65,576)          (40,297)
  Cash received on refinance of
   long-term debt                                          -0-           132,379
  Dividends paid                                       (52,533)          (52,542)
  Purchase of treasury stock                     (     344,860)              -0-
                                                 -------------    --------------

  Net cash provided (used) by financing
   activities                                    ($    535,269)     $  3,141,547
                                                 -------------    --------------

  Net (decrease) in cash and cash
   equivalents                                   ($  1,227,316)    ($  1,363,296)

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR                               4,747,085         4,957,032
                                                 -------------    --------------

CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                                $  3,519,769      $  3,593,736
                                                 =============    ==============

See accountants' compilation report.
The accompanying notes are an integral part of this statement.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                                                      UNAUDITED
                                              -------------------------
                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,
                                              -------------------------
                                                 1993           1992
                                              -----------   -----------
SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
  Assets acquired through foreclosure         $    75,319   $   446,561
  Parent purchased 8,478 shares of its
   stock from subsidiary                      $       -0-   $   122,143

OTHER DISCLOSURES:
  Interest paid                               $ 1,772,413   $ 2,268,340
  Federal income tax paid                     $   298,257   $    42,106



See accountants' compilation report.
The accompanying notes are an integral part of this statement.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies adopted by Concho Bancshares, Inc., the Company, are summarized below.

     Consolidation - The consolidated financial statements include Concho
     -------------
     Bancshares, Inc. and its subsidiary, Southwest Bank of San Angelo, after elimination of significant intercompany accounts. A consolidated federal income tax return is filed with Concho Bancshares, Inc.'s subsidiary, Southwest Bank of San Angelo. Concho Bancshares, Inc. owns 99.69% of the outstanding common stock of Southwest Bank of San Angelo.

     Cash flows - For purposes of reporting cash flows, cash and cash
     ----------
     equivalents include cash on hand and amounts due from banks. Cash flows from loans, demand deposits, NOW accounts, savings accounts, federal funds purchased and sold, and certificates of deposit, are reported net.

     Investment securities - Securities held for investment, other than mutual
     ---------------------
     funds, are stated at cost, adjusted for amortization of premiums and accretion of discounts computed on the straight-line method over the period from date of purchase to date of maturity. The investment in mutual funds is stated at the lower of aggregate cost or market as of the balance sheet date.

     Interest income on loans - Interest on commercial, real estate and student
     ------------------------
     loans is recognized as earned based upon the principal amounts outstanding. Interest on installment loans is recognized as earned based on the rule of seventy-eights method.

     Building and equipment - Building and equipment are stated at cost less
     ----------------------
     accumulated depreciation computed by the straight-line and accelerated cost recovery system methods. Accumulated depreciation as of September 30, 1993 and 1992 is $ 2,117,360 and $ 1,949,468, respectively. Maintenance and repairs are charged to expense as incurred while improvements are capitalized and depreciated over the useful life of such improvements.

     Allowance for loan losses - The allowance for loan losses is available for
     -------------------------
     losses incurred on loans and is increased by provisions charged to operating expenses and reduced by charge-offs, net of recoveries. The allowance is based on management's evaluation of the adequacy of the reserve. This evaluation encompasses consideration of past loss experience and other factors, including changes in the composition and volume of the portfolio, the relationship of the allowance to the portfolio, and current economic conditions.

See accountants' compilation report.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Amortization - Certain costs associated with the Company's investment
     ------------
     services have been capitalized and are being amortized by the straight-line method over a period of 60 months. Total amortization expense for the nine months ended September 30, 1993 and 1992 was $ 3,000 each period.


NOTE 2:  INVESTMENT SECURITIES

     At December 31, 1992 and September 30, 1993 and 1992 the subsidiary held mutual fund investments with a cost basis of $ 964,843, $ 715,122 and $ 1,070,889, respectively. The portfolios of these mutual funds consisted of obligations of the United States government and agencies. As of December 31, 1992 and September 30, 1993 and 1992, the aggregate cost of mutual fund investments exceeded their aggregate market value by $ 122,927, $ 84,213 and $ 125,168 respectively.

     Investment securities shown in the balance sheet are reflected net of accumulated accretion and amortization.

     At December 31, 1992 and September 30, 1993 and 1992, the amortized cost, estimated market values, and the gross unrealized gains and losses of investments in debt securities were as follows:

                                              DECEMBER 31, 1992
                             --------------------------------------------------
                                              GROSS       GROSS      ESTIMATED
                               AMORTIZED    UNREALIZED  UNREALIZED     MARKET
                                 COST         GAINS       LOSSES       VALUE
                             ------------   ----------  ----------  -----------
United States government     $ 17,511,071   $ 277,758   ($ 25,073) $ 17,763,756
United States agencies         12,211,810     352,867     (58,156)   12,506,521
Collateralized mortgage
 obligation                     2,938,724      84,839     (91,733)    2,931,830
Corporate bonds and notes             -0-         -0-         -0-           -0-
                             ------------   ---------  ----------  ------------

  Subtotal                   $ 32,661,605   $ 715,464  ($ 174,962) $ 33,202,107

FHLB stock                        303,337         -0-         -0-       303,337
                             ------------   ---------  ----------  ------------

Total                        $ 32,964,942   $ 715,464  ($ 174,962) $ 33,505,444
                             ============   =========  ==========  ============



                                   Continued

See accountants' compilation report.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          December 31, 1992 (Audited)

           Nine Months Ended September 30, 1993 and 1992 (Unaudited)


NOTE 2:  INVESTMENT SECURITIES (Continued)

     The carrying value and approximate market value of debt securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                             CARRYING       APPROXIMATE
                                                                              VALUE         MARKET VALUE
                                                                           ------------     -------------

     Due in one year or less                                               $ 2,545,483       $ 2,575,470
     Due after one year through five years                                  18,181,825        18,392,451
     Due after five years through ten years                                        -0-               -0-
     Due after ten years                                                    11,934,297        12,234,186
                                                                           -----------       -----------
                                                                           $32,661,605       $33,202,107
                                                                           ===========       ===========



                                                                          SEPTEMBER 30, 1993
                                                                          ------------------
                                                                        GROSS              GROSS           ESTIMATED
                                                  AMORTIZED          UNREALIZED          UNREALIZED         MARKET
                                                    COST               GAINS               LOSSES            VALUE
                                                -------------      --------------      --------------    -------------
     United States government                   $  18,939,208      $      473,763      $          -0-    $  19,412,971
     United States agencies                         9,624,408             277,011      (       31,188)       9,870,231
     Collateralized mortgage
      obligation                                    5,290,015              50,631      (       36,385)       5,304,261
     Corporate bonds and notes                            -0-                 -0-                 -0-              -0-
                                                -------------      --------------      --------------    -------------

      Subtotal                                  $  33,853,631      $      801,405      ($      67,573)   $  34,587,463

     FHLB stock                                       311,000                 -0-                 -0-          311,000
                                                -------------      --------------      --------------    -------------

     Total                                      $  34,164,631      $      801,405      ($      67,573)   $  34,898,463
                                                =============      ==============      ==============    =============

                                   Continued


See accountants' compilation report.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          December 31, 1992 (Audited)

           Nine Months Ended September 30, 1993 And 1992 (Unaudited)


NOTE 2:  INVESTMENT SECURITIES (Continued)

     The carrying value and approximate market value of debt securities at September 30, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                           Carrying                   Approximate
                                                            Value                    Market Value
                                                        -------------               -------------

Due in one year or less                                   $ 8,093,560                 $ 8,195,341
Due after one year through five years                      13,442,299                  13,795,043
Due after five years through ten years                        969,024                     969,158
Due after ten years                                        11,348,748                  11,627,923
                                                          -----------                 -----------

                                                          $33,853,631                 $34,587,465
                                                          ===========                 ===========




                                                          September 30, 1993
                                      ------------------------------------------------------------
                                                             Gross         Gross       Estimated
                                        Amortized          Unrealized    Unrealized     Market
                                          Cost               Gains         Losses       Value
                                      -----------         -----------  ------------   -----------
United States government              $14,369,400         $   473,412     $    -0-    $14,842,812
United States agencies                 12,249,644             467,437     ( 24,725)    12,692,356
Collateralized mortgage
 obligation                             3,852,632              72,615     ( 36,730)     3,888,517
Corporate bonds and notes                 300,032                 718           -0-       300,750
                                      -----------         -----------  ------------   -----------

  Subtotal                            $30,771,708         $ 1,014,182     ($61,455)   $31,724,435

FHLB stock                            $   300,700                 -0-           -0-       300,700
                                      -----------         -----------  ------------   -----------

Total                                 $31,072,408         $ 1,014,182     ($61,455)   $32,025,135
                                      ===========         ===========     =========   ===========



                                   Continued

See accountants' compilation report.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 2:  INVESTMENT SECURITIES (CONTINUED)

     The carrying value and approximate market value of debt securities at September 30, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 CARRYING    APPROXIMATE
                                                   VALUE     MARKET VALUE
                                                -----------  ------------
     Due in one year or less                    $   808,448   $   825,594
     Due after one year through five years       15,989,021    16,461,594
     Due after five years through ten years         423,558       430,376
     Due after ten years                         13,550,681    14,006,871
                                                -----------   -----------

                                                $30,771,708   $31,724,435
                                                ===========   ===========

     Obligations of the United States government with par values of $ 3,000,000, $ 2,500,000 and $ 4,025,728, were pledged to secure various deposits as of December 31, 1992 and September 30, 1993 and 1992, respectively.


NOTE 3:  PENSION AND PROFIT SHARING PLANS

     The subsidiary has a non-contributory profit-sharing plan available to all regular employees who have completed six months of service. Contributions to this plan are at the discretion of the subsidiary's board of directors. The subsidiary also sponsors a defined contribution plan, whereby it matches 100% of employee contributions up to 4% of their compensation and 50% of contributions on the next 2% of compensation. Total expense, relating to the defined contribution plan for the nine months ended September 30, 1993 and 1992 was $ 33,693, and $ 37,603, respectively and are included in employee benefits in the consolidated statements of income. Administrative fees of the plans are paid by the subsidiary. Employer contributions of both plans vest according to the following schedule:

                 LENGTH OF SERVICE              VESTING
                 -----------------              -------
                      2 years                     20%
                      3 years                     30%
                      4 years                     40%
                      5 years                     60%
                      6 years                     80%
                      7 years                    100%

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          December 31, 1992 (Audited)

           Nine Months Ended September 30, 1993 and 1992 (Unaudited)


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES

     Major classifications of loans are as follows:

                                             SEPTEMBER 30,          SEPTEMBER 31,
                                          1993          1992            1992
                                      -----------    -----------    -------------
     Commercial                       $33,191,260    $32,075,609     $32,561,474
     Real estate                        4,063,054      4,459,462       4,162,896
     Installment, net of
      unearned discount                 2,828,785      3,934,979       3,821,648
     Student loans                      4,791,072      4,304,375       4,101,729
     Overdrafts                            33,714         22,093          28,742
     Participations sold              (   947,300)   (   779,331)    ( 1,481,150)
                                      -----------    -----------     -----------
     Total loans, net of
      unearned discount               $43,960,585    $44,017,187     $43,195,339

     Less allowance for loan
      losses                              596,602        559,411         598,734
                                      -----------    -----------     -----------

     NET LOANS                        $43,363,983    $43,457,776     $42,596,605
                                      ===========    ===========     ===========

Non-accrual loans are as follows:

     Principal balances of loans
      on non-accrual status           $   701,469    $   795,417     $   638,371
                                      ===========    ===========     ===========

     Approximate interest
       foregone related to
       non-accrual loans              $    42,000    $    53,000     $    68,000
                                      ===========    ===========     ===========

Changes in the allowance for
  loan losses were as follows:

     BALANCE, BEGINNING
       OF PERIOD                      $   598,734    $   547,354     $   547,354
     Provision charged to
      operations                          105,000         67,000         205,000
     Loans charged off                (   156,246)   (    80,889)    (   180,956)
     Recoveries                            49,114         25,946          27,336
                                      -----------    -----------     -----------
     BALANCE, END OF
       PERIOD                         $   596,602    $   559,411     $   598,734
                                      ===========    ===========     ===========

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (Audited)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (Unaudited)


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

     During the year ended December 31, 1988, the subsidiary changed its method of accounting for nonrefundable fees and costs associated with lending activities to comply with the requirements of Statement of Financial Accounting Standards No. 91. Under the new accounting method, certain lending related costs are capitalized into the loan balance and amortized against interest income over the term of the loan. Total capitalized loan cost and related amortization are as follows:

                               BEGINNING OF                              END OF
                                THE PERIOD                             THE PERIOD
                               UNAMORTIZED   CAPITALIZED               UNAMORTIZED
                                LOAN COSTS   LOAN COSTS  AMORTIZATION  LOAN COSTS
                               ------------  ----------  ------------  -----------

        December 31, 1992          $156,576    $155,419      $131,534     $180,461
                                   ========    ========      ========     ========

        September 30, 1993         $180,461    $115,569      $115,635     $180,395
                                   ========    ========      ========     ========

        September 30, 1992         $156,576    $119,000      $ 95,115     $180,461
                                   ========    ========      ========     ========

     Loans at variable and fixed interest rates as of September 30, 1993 and 1992 are as follows:


                              December 31, 1992         September 30, 1993        September 30, 1992
                           ------------------------  ------------------------  ------------------------
                            Variable       Fixed       Variable      Fixed       Variable       Fixed
                           -----------  -----------  -----------  -----------  -----------  -----------

     Commercial,
      including
      overdrafts            $14,807,576  $16,383,126  $12,604,611  $19,748,620  $16,317,339  $15,084,251
                            ===========  ===========  ===========  ===========  ===========  ===========

      Real estate           $ 1,445,205  $ 2,636,055  $   837,375  $ 3,150,122  $ 1,006,537  $ 3,369,706
                            ===========  ===========  ===========  ===========  ===========  ===========

      Installment           $   428,414  $ 3,393,234  $   113,325  $ 2,715,460  $   432,848  $ 3,502,131
                            ===========  ===========  ===========  ===========  ===========  ===========

      Student               $       -0-  $ 4,101,729  $       -0-  $ 4,791,072  $       -0-  $ 4,304,375
                            ===========  ===========  ===========  ===========  ===========  ===========

     Original maturities for each loan category as of December 31, 1992 and September 30, 1993 and 1992 are as follows:

          Commercial  - less than 1 year to 30 years

          Real estate - 1 year to 30 years

          Installment - less than 1 year to 10 years

          Student     - 1 to 2 years

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

     The subsidiary routinely sells its student loans to the Panhandle Plains Higher Education Agency prior to the loans reaching repayment stage. For the nine months ended September 30, 1993 and 1992, the subsidiary sold approximately $ 2,561,871 and $ 1,619,700, respectively, of these loans under this program.


NOTE 5:  LAND, BUILDING AND EQUIPMENT

     Major classifications of these assets are as follows:

                                      September 30,         September 30,        December 31,
                                           1993                 1992                  1992
                                      -------------         -------------        -------------
     Land                             $   327,000           $   327,000           $   327,000
     Buildings                          3,719,533             3,701,945             3,711,293
     Leasehold improvements               147,900               145,077               145,077
     Automobiles                           58,528                49,271                58,528
     Furniture and fixtures               732,702               734,768               743,263
     Assets not in service                    -0-                   -0-                58,393
                                      -----------           -----------           -----------

                                      $ 4,985,663           $ 4,958,061           $ 5,043,554

     Accumulated depreciation and
      amortization                      2,147,919             2,036,119             2,075,690
                                      -----------           -----------           -----------

     Land, building and equipment,
      net                             $ 2,837,744           $ 2,921,942           $ 2,967,864
                                      ===========           ===========           ===========

     Depreciation and amortization
      expense                         $   125,401           $   105,597           $   146,129
                                      ===========           ===========           ===========


NOTE 6:  FEDERAL INCOME TAXES

     Concho Bancshares, Inc. files a consolidated tax return with it's sole subsidiary, Southwest Bank of San Angelo. The provisions for federal income taxes for the nine month periods ended September 30, 1993 and 1992 are based on the incomes and tax attributes of the consolidated entity.

     Income tax expense for the nine months ended September 30, 1993 and 1992, is based on the Company's estimate of the effective tax rates expected to be applicable for the full year.


See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 7:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The subsidiary is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the subsidiary has in particular classes of financial instruments.

     The subsidiary's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The subsidiary uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The contract amounts of these commitments are as follows:

                                          September 30,  December 31,
                                              1993           1992
                                         -------------- -------------
          Financial instruments whose
            contract amounts represent
            credit risk:
          Commitments to extend credit   $ 6,364,572    $ 4,740,485
          Letters of Credit                  790,234        726,980
                                         -----------    -----------
                                         $ 7,154,806    $ 5,467,465
                                         ===========    ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments may expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent future cash requirements. The subsidiary evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained if deemed necessary by the subsidiary upon extension of credit is based upon management's credit evaluation.

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 7:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET
            RISK (CONTINUED)

     Letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


NOTE 8:  DEFERRED COMPENSATION

     The subsidiary maintains a deferred compensation plan for its directors funded by the purchase of life insurance policies on each participant. Other pertinent financial information relating to the subsidiary's deferred compensation plans is as follows:


                                           September 30,  September 30,  December 31,
                                               1993           1992           1992
                                           -------------  -------------  ------------

       Life insurance premiums paid         $    3,200     $    4,480    $    5,600
                                            ==========     ==========    ==========

       Cash surrender value of life
        insurance policies                  $  265,487     $  235,967    $  244,957
                                            ==========     ==========    ==========

       Accrued deferred compensation
        liability                           $  123,174     $   94,862    $  100,548
                                            ==========     ==========    ==========

       Current year deferred
        compensation expense                $   22,626     $   17,298    $   22,744
                                            ==========     ==========    ==========


NOTE 9:  RELATED PARTY TRANSACTIONS

     As of December 31, 1992 and September 30, 1993 and 1992, certain officers and directors and companies in which they have a beneficial ownership were indebted to the subsidiary in the aggregate amount of $ 789,332, $ 883,813 and $ 884,207, respectively. On January 31, 1992, the company issued notes to certain customers and directors that are more fully described in Note 10.

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 10:  NOTES PAYABLE

     Notes payable represents one note payable to a local financial institution and 13 individual promissory notes issued to certain of the company's customers and directors. Original principal amount of the note payable to the financial institution was $ 130,000. Each of the 13 individual promissory notes was issued for $ 100,000 and all bear the same terms, maturity date and collateral. The collateral for the 13 promissory notes is held at Bank of the West, San Angelo, Texas. The terms of these notes are as follows:

                                                 LENDER
                            ----------------------------------------------

                            Bank of the West             13-Various
                            ----------------  ----------------------------

         Date of note(s)      June 2, 1993      January 21, 1992
         Maturity date        June 2, 1994      January 21, 1997
         Collateral           Unsecured         Real estate and 119,504
                                                   shares of Southwest
                                                   Bank common stock
         Interest rate        7.00%             9.50%
         Payments             Balance due at    19 quarterly payments
                                maturity         of $ 50,702.86,
                                                 including interest,
                                                 beginning April 21,
                                                 1992; balance due at
                                                 maturity


     Following are the maturities of these notes over the next five years:

        1993-94                    $   224,611
        1994-95                        103,924
        1995-96                        114,154
        1996-97                        860,900
        1997-98                            -0-
                                   -----------

        Total                      $ 1,303,589
                                   ===========

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 11:  RETAINED EARNINGS

     Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency.


NOTE 12:  LEASES

     As of December 31, 1992 and September 30, 1992, the subsidiary leased computer equipment under agreements determined to be operating leases. The provisions of these lease agreements are described as follows:

                                     Computer     Computer       Computer
                                     Equipment    Equipment      Equipment
                                     Lease #1     Lease #2       Lease #3
                                     ---------    ---------      ---------
      Primary lease term                36 mos       36 mos         36 mos

      Date of lease                   12-27-89     08-23-89       01-29-90

      Lease renewal option at
       expiration of primary term       24 mos       24 mos         24 mos

      Monthly lease amount
        Primary term:

        Year one                     $   5,664    $   1,950      $     345
        Year two                         6,231        2,145            380
        Year three                       6,854        2,359            418

        Option period:

        Year one                         7,539        2,595            459
        Year two                         8,141        2,846            467

      Penalty for non-renewal           18,626        6,430          1,136



See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 12:  LEASES (CONTINUED)

     Minimum future rental payments under the primary and optional terms of these lease agreements as of December 31, 1992 and September 30, 1992 for each of the next five years and in the aggregate are as follows:


                 September 30,  December 31,
                     1992           1992
                 -------------  ------------
       1993      $     126,125  $    122,596
       1994            130,528       117,012
       1995             17,683         8,141
       1996                -0-           -0-
       1997                -0-           -0-
                 -------------  ------------

       Total     $     274,336  $    247,749
                 =============  ============

     As of September 30, 1993, the subsidiary leased computer equipment under an agreement determined to be an operating lease. The lease agreements that previously existed were terminated and combined into one lease agreement dated February 23, 1993. The provisions of this agreement are described as follows:

        Primary term                      36 mos.

        Date of lease                     2-23-93

        Lease renewal option at
          expiration of primary term      24 mos.

        Primary term                      $ 6,890/mo.

        Option period                     $ 6,890/mo.

        Penalty for non-renewal           $ 20,150

     Minimum future rental payments under the primary and optional terms of this lease agreement as of September 30, 1993 for each of the next five years and in the aggregate are as follows:


        1994     $  82,680
        1995        82,680
        1996        82,680
        1997        82,680
        1998        27,560
                 ---------

          Total  $ 358,280
                 =========

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 12:  LEASES (CONTINUED)

     Lease expense under all operating leases is as follows:

                                            September 30,  September 30,
                                                 1993           1992
                                            -------------  -------------
        Non-cancelable operating leases     $      64,987  $      88,706
        Other leases                               26,588         21,256
                                            -------------  -------------

        Total                               $      91,575  $     109,962
                                            =============  =============

     Other leases are agreements under which the subsidiary leases certain equipment. The terms of these agreements do not extend for more than one year from the balance sheet date or they are cancelable at the option of the lessee.


NOTE 13:  CHANGE IN ACCOUNTING PRINCIPLE


     During the nine month period ended September 30, 1993, the Company changed its method of accounting for federal income taxes to conform with the requirements of Statement of Financial Accounting Standards No. 109. No effect on federal income taxes for the nine months ended September 30, 1993 has been recorded based upon the application of the new accounting principle. Financial statements for periods ended prior to January 1, 1993 have not been restated, and the cumulative effect of the change of $ 231,213 ($ 1.19 per share) is shown as a one-time charge to income in the September 30, 1993 income statement.


NOTE 14:  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, approximately 95% of its assets and 99% of its liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Company's general practice and intent to hold its financial instruments to maturity and to not engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Company for the purpose of this disclosure.

     Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's Regulatory Reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1992, and September 30,1993 were as follows:

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 14:  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     *Financial instruments actively traded in a secondary market have been valued using quoted available market prices.

                                        ESTIMATED                    RECORDED
                                          FAIR                         BOOK
                                          VALUE                      BALANCE
                               ---------------------------  ---------------------------

                               September 30,  December 31,  September 30,  December 31,
                                   1993           1992          1993           1992
                               -------------  ------------  -------------  ------------
     Cash and due from banks     $ 3,519,769   $ 4,747,085    $ 3,519,769   $ 4,747,085
     Federal funds sold            2,500,000     2,550,000      2,500,000     2,550,000
     Investment securities
       (Note 2)                   35,529,372    34,347,360     34,795,540    33,806,858

     *Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                       ESTIMATED                     RECORDED
                                         FAIR                          BOOK
                                         VALUE                       BALANCE
                              ---------------------------  ---------------------------

                              September 30,  December 31,  September 30,  December 31,
                                  1993           1992          1993           1992
                              -------------  ------------  -------------  ------------
     Deposits with stated
      maturities               $ 34,433,825  $ 36,061,445   $ 34,267,984  $ 35,906,058
     Deposits with no stated
      maturities                 46,634,889    45,189,115     46,634,889    45,189,115
     Mortgage payable             1,268,920     1,334,415      1,173,589     1,239,164
     Net loans                   43,393,878    43,125,697     43,363,983    42,596,605

     Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

     The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no material difference between the notional amount and the estimated fair value of off-balance-sheet unfunded loan commitments which total $ 4,740,485 and $ 6,364,572 at December 31, 1992 and September 30, 1993, respectively, and are generally priced at market at the time of funding. Letters of credit discussed in Note 7 have an estimated fair value based on fees currently charged for similar agreements. At December 31, 1992 and September 30, 1993, fees related to the unexpired term of the letters of credit are not significant.

See accountants' compilation reports.

                    CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                          DECEMBER 31, 1992 (AUDITED)

           NINE MONTHS ENDED SEPTEMBER 30, 1993 AND 1992 (UNAUDITED)


NOTE 14:  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

NOTE 15:  SUBSEQUENT EVENT

     On November 29, 1993, the Company rescinded the May 1993 purchase of
     16,267 shares of stock into the treasury at the original purchase price of $344,860. This agreement was entered into in complete settlement of a claim asserted by the stockholder relating to the possible acquisition of the company by First Financial Bankshares, Inc. The Company agreed to repurchase the shares of stock at the same purchase price in the event that the proposed stock exchange offer by First Financial Bankshares, Inc. is not consummated.

See accountants' compilation reports.

                                    Annex A

                                January 7, 1994


The Board of Directors
Concho Bancshares, Inc.
P. O. Box 60410
San Angelo, Texas 76906

Dear Sirs

Pursuant to Section 2.2 of the Stock Exchange Agreement and Plan of Reorganization, dated as of December 7, 1993 (the "Agreement") among First Financial Bankshares, Inc. ("First Financial"), Concho Bancshares, Inc. ("Concho") and Southwest Bank of San Angelo ("Southwest Bank"), our opinion has been requested with respect to certain of the Federal income tax consequences of the exchange by the Concho shareholders of their Concho stock for First Financial voting common stock (the "Stock Exchange") and the merger of Concho with and into First Financial Bankshares of Delaware, Inc. ("FFB Delaware"), a wholly-owned subsidiary of First Financial (the "Merger"). This opinion letter
                                                            -------------------
supersedes our opinion letter dated December 17, 1993.
- ------------------------------------------------------

In rendering our opinion, we have reviewed the Agreement and such other documents as we have deemed necessary or appropriate. We have relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Agreement and such other documents. Furthermore, we have assumed that the Stock Exchange and Merger will be consummated in accordance with the Agreement and that the Merger will qualify as a merger under applicable State law.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in the authorities upon which our opinion is based could affect our conclusions. However, we assume no obligation to revise or supplement this opinion if any subsequent change were to occur.

Requisite to a tax-free reorganization under the Code is a continuity of interest in the business enterprise on the part of those persons who were the owners of the enterprise prior to the reorganization. Accordingly, the Concho shareholders, as a group, will be required to satisfy the continuity of interest doctrine through a post-exchange continuing ownership

The Board of Directors
Concho Bancshares, Inc.
January 7, 1994
Page 2

of the First Financial voting common stock received in the Stock Exchange. In this regard, a disposition by the Concho shareholders of a substantial portion (in the aggregate) of their post-exchange First Financial shares which is pursuant to a plan, intention or arrangement existing at the time of the Stock Exchange will result in a failure to satisfy the continuity of interest doctrine. The Internal Revenue Service takes the position that 50 percent (in the aggregate) constitutes a "substantial portion." A failure to satisfy the continuity of interest doctrine will result in the Stock Exchange being a taxable transaction to the Concho shareholders. In rendering our opinion, we have assumed that the continuity of interest doctrine can and will be satisfied.

Also requisite to a tax-free reorganization under the Code is a continuity of the business enterprise under the modified corporate form. The continuity of business enterprise doctrine requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic business assets in a business. Accordingly, in order to satisfy the continuity of business enterprise doctrine, First Financial and/or one or more of its controlled subsidiaries will be required to either continue the historic business of Concho and Southwest Bank or use a significant portion of the historic business assets of Concho and Southwest Bank in a business. A failure to satisfy the continuity of business enterprise doctrine will result in the Stock Exchange being a taxable transaction to the Concho shareholders. In rendering our opinion, we have assumed that the continuity of business enterprise doctrine will be satisfied.

In addition to the requirements noted in the foregoing for a tax-free reorganization under the Code, there is the requirement that, immediately after a stock-for-stock exchange, the acquiring corporation must have control of the acquired corporation. For purposes of the reorganization provisions of the Code, the term "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Therefore, in order to satisfy the control requirement, First Financial and/or one or more of its controlled subsidiaries will have to own at least 80 percent of the outstanding stock of Concho immediately after the Stock Exchange. If the Stock Exchange is consummated with First Financial acquiring less than 80 percent of the outstanding stock of Concho, the Stock Exchange will be a taxable transaction to the Concho shareholders. In rendering our opinion, we have assumed that the control requirement will be satisfied.

Based solely upon and subject to the foregoing, we are of the opinion that under current law:

     1. The Stock Exchange and Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and First Financial, Concho and FFB Delaware each will be a party to the reorganization within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by the Concho shareholders upon receipt of

The Board of Directors
Concho Bancshares, Inc.
January 7, 1994
Page 3

          First Financial voting common stock in exchange for their Concho stock, except for any gain or loss recognized with respect to shareholders who receive cash in lieu of fractional share interests in First Financial voting common stock or pursuant to the exercise of statutory dissenter rights.

     3. The aggregate Federal income tax basis of the shares of First Financial voting common stock received by the Concho shareholders in exchange for their shares of Concho stock will be the same as the aggregate adjusted tax basis of their Concho stock exchanged therefor, less the tax basis, if any, allocated to fractional share interests.

     4. The holding period of the First Financial voting common stock received by the Concho shareholders in exchange for their shares of Concho stock in the hands of the Concho shareholders will include the holding period of their Concho stock exchanged therefor.

Except as set forth above, we express no opinion as to the tax consequences, whether Federal, State or local, of the Stock Exchange and Merger, or of any transactions related thereto. We are furnishing this opinion to you solely in connection with Section 2.2 of the Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior consent.

We hereby consent to the references made to us in the Summary and under the heading "The Exchange Offer - Certain Federal Income Tax Consequences" in the Offering Circular/Prospectus of First Financial Relating to the Stock Exchange, and to the inclusion of this opinion as an Annex to the Offering Circular/Prospectus and the filing of this opinion as an exhibit to the Registration Statement on Form S-4 of which such Offering Circular/Prospectus is a part.


                                    Very truly yours






                                    ARMSTRONG, BACKUS & CO., L.L.P.

                                    ANNEX B

                 ARTICLE 5.16 OF TEXAS BUSINESS CORPORATION ACT

                      MERGER OF SUBSIDIARY OR SUBSIDIARIES
                            INTO PARENT CORPORATION


                                 QUALIFICATIONS

     A. In any case in which at least ninety (90%) percent of the outstanding shares of each class and series of a domestic or foreign corporation or corporations is owned by another domestic or foreign corporation, and at least one of such corporations is a domestic corporation and the other or others are domestic corporations or foreign corporations organized under the laws of a jurisdiction that permit such a merger, the corporation having such share ownership may (1) merger such other domestic or foreign corporation or corporations into itself, (2) merger itself into such other corporation, or (3) merger itself and one or more of such corporations into another of such domestic or foreign corporations:

     (a) in the event that the corporation having share ownership will be a surviving corporation in the merger, by executing and filing articles of merger in accordance with Section B of this Article; or

     (b) in the event that the corporation having such share ownership will not be a surviving corporation in the merger, by the corporation having such share ownership adopting a plan of merger in the manner required by Article 5.03 of this Act, except that no action under Section 5.03 shall be required to be taken by the corporation or corporations whose shares are so owned, and executing and filing articles of merger in accordance with Section B of this Article.

                        SIGNATURE OF ARTICLES; CONTENTS

     B. The articles of merger shall be signed on behalf of the parent corporation by an officer and shall set forth:

     (1) The name of the parent corporation, and the name or names of the subsidiary corporations and the respective jurisdiction under which each such corporation is organized.

     (2) The number of outstanding shares of each class of each subsidiary corporation and the number of such shares of each class owned by the parent corporation.

     (3) A copy of the resolution adopted by the board of directors of the parent corporation to so merge and the date of the adoption thereof. If the parent corporation does not own all the outstanding shares of each class of each subsidiary corporation that is a party to the merger, the resolution shall state the terms and conditions of the merger, including the cash or other property, including shares, obligations, evidences of ownership, rights to purchase securities, or other securities of any person or entity or any combination of the shares, obligations, evidences of ownership, rights, or other securities, to be used, paid or delivery by the surviving corporation upon surrender of each share of the subsidiary corporation or corporations not owned by the parent corporation.

     (4) If the surviving corporation is a foreign corporation, the address, including street number if any, of its registered or principal office in the jurisdiction under whose laws it is governed. If the surviving corporation is a foreign corporation, on the merger taking effect the surviving foreign corporation is deemed to (a) appoint the Secretary of State of this state as its agent for service of process to enforce an obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger, and (b) agree that it will promptly pay to the dissenting shareholders of each domestic corporation that is a party to the merger the amount, if any, to which they are entitled under this Article.

     (5) If a plan of merger is required by Section A of this Article to be adopted in the manner required by Article 5.03 of this Act, the information required by Section A of Article 5.04 of this Act.

     C. DELIVERY TO SECRETARY OF STATE; DUTIES. The original and a copy of the articles of merger shall be delivered to the Secretary of State. If the Secretary of State finds that such articles conform to law; he shall, when all fees and franchise taxes have been paid as required by law:

     (1) Endorse on the original and the copy the word "Filed," and the month, day and year of the filing thereof.

     (2)  File the original in his office.

     (3) Issue a certificate of merger to which he shall affix the copy and deliver them to the surviving corporation or its representative.

     D. EFFECTIVE DATE AND EFFECT. The effective date and the effect of such merger shall be the same as provided in Articles 5.05 and 5.06 of this Act if the surviving corporation is a domestic corporation. If the surviving corporation is a foreign corporation, the effective date and the effect of such merger shall be the same as in the case of the merger of domestic corporations except in so far as the laws of such other jurisdiction provide otherwise.

                        REMEDY OF MINORITY SHAREHOLDERS

     E. In the event all of the shares of a subsidiary domestic corporation that is a party to a merger effected under this Article are not owned by the parent corporation immediately prior to the merger, the surviving corporation (foreign or domestic) shall, within ten (10) days after the effective date of the merger, mail to each shareholder of record of each subsidiary domestic corporation a copy of the articles of merger and notify the shareholder that the merger has become effective. Any such shareholder who holds shares of a class or series that would have been entitled to vote on the merger if it had been effected pursuant to Article 5.03 of this Act shall have the right to dissent from the merger and demand payment of the fair value for his shares in lieu of the cash or other property to be used, paid or delivered to such shareholder upon the surrender of such shareholder's shares pursuant to the terms and conditions of the merger, with the following procedure:

     (1) Such shareholder shall within twenty (20) days after the mailing of the notice and copy of the articles of merger make written demand on the surviving corporation, domestic or foreign, for payment of the fair value of his shares. The fair value of the shares shall be the value thereof as of the day before the effective date of the merger, excluding any appreciation or depreciation in anticipation of such act. The demand shall state the number and class of the shares owned by the dissenting shareholder and the fair value of such shares as estimated by him. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the corporate action.

     (2) Within ten (10) days after receipt by the surviving corporation of a demand for payment by the dissenting shareholder of the fair value of his shares in accordance with Subsection (1) of this section, the corporation (foreign or domestic) shall deliver or mail to the dissenting shareholder a written notice which shall either set out that the corporation (foreign or domestic) accepts the amount claimed in the demand and agrees to pay such amount within ninety
(90) days after the date on which the corporate action was effected and, in the case of shares represented by certificates, upon the surrender of the shares certificates duly endorsed, or shall contain an estimate by the corporation of the fair value of such shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which such corporate action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the shares certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the dissenting shareholder and the surviving corporation (foreign or domestic), payment for the shares shall be made within ninety (90) days after the date on which the corporate action was effected and, in the case of shares represented by certificates, upon surrender of his certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

     (4) If, within sixty (60) days after the date on which such corporate action was effected, the shareholder and the surviving corporation (foreign or domestic) do not so agree, then the dissenting shareholder or the corporation (foreign or domestic) may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the corporation is located, asking for a finding and determination of the fair value of the shareholder's shares as provided in Section B of Article 5.12 of this Act and thereupon the parties shall have the rights and duties and follow the procedure set forth in Sections B to D inclusive of Article 5.12.

     (5) In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to the corporate action is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the corporate action. If the surviving corporation (foreign or domestic) complies with the requirements of this Article, any such shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to such shareholder with respect to such corporate action.

                            DISSENTING SHAREHOLDERS

     F. If a plan of merger is required by Section A of this Article to be adopted in the manner required by Article 5.03 of this Act, the provisions of Articles 5.11 and 5.12 of this Act shall apply to the rights of the shareholders of the parent corporation to dissent from such merger. Except as otherwise provided in this Article, the provisions of Articles 5.11 and 5.12 of this Act shall not be applicable to a merger effected under the provisions of this Article. The provisions of Article 5.13 of this Act shall be applicable to any merger effected under the provisions of this Article to the extent provided in
Article 5.13 of this Act.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS
                    --------------------------------------



Item 20.     Indemnification of Officers and Directors.
             ------------------------------------------

     Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a Texas corporation, such as First Financial Bankshares, Inc. ("First Financial"), may indemnify a director or officer of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action and any inquiry or investigation that could lead to such an action, because the person is or was a director of officer of the corporation. In order to be entitled to such indemnification, the director of officer must have conducted himself in good faith and reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interest, (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, that his conduct was not unlawful. Article 2.02-1 of the TBCA provides that a director or officer may not be indemnified for proceedings in which the person is found liable on the basis that a personal benefit was improperly received or in which the person is found liable to the corporation.

     The First Financial Articles of Incorporation provide that, to the fullest extent permitted by applicable law, each director, officer, employee and agent of First Financial shall be indemnified for all expenses incurred in connection with any action, suit, proceeding or claim to which he or she is named a party or otherwise by virtue of holding such position; provided, however, that no indemnification of employees or agents (other than directors or officers) will be made without express authorization of the Board of Directors.

     The First Financial Articles of Incorporation also provide that, to the fullest extent permitted by applicable law, no First Financial director shall be liable to First Financial or the First Financial shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a director, except in the case of liability for (i) a breach of a duty of loyalty to First Financial or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law,
(iii) a transaction from which a director received an improper benefit, (iv) an act or omission for which the liability of a director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.


Item 21.     Exhibits and Financial Statement Schedules.
             ------------------------------------------

     (a) Exhibits. The following exhibits are filed as part of this Registration Statement.


    Item 601
Regulation S-K
Exhibit Reference
    Number                                    Description
- ------------------       -------------------------------------------------------
     2                   Stock Exchange Agreement and Plan of Organization dated
                         as of December 7, 1993 by and between First Financial
                         Bankshares, Inc., Concho Bancshares, Inc. and Southwest
                         Bank of San Angelo.

     3.1 Articles of Incorporation, and all amendments thereto, of the Registrant (incorporated by reference from Exhibit 1 of the Registrant's Amendment No. 1 to Form
                         8-A filed on Form 8-A/A No. 1 on January 7, 1994).

     3.2 Amended and Restated Bylaws of the Registrant, and all amendments thereto (incorporated by reference from Exhibit 2 of the Registrant's Amendment No. 1 to Form
                         8-A filed on Form 8-A/A No. 1 on January 7, 1994).

     4                   Specimen certificate for First Financial Common Stock
                         (incorporated by reference from Exhibit 3 of the Registrant's Amendment No. 1 to Form 8-A filed on Form
                         8-A/A No. 1 on January 7, 1994).

     5.1                 Opinion and Consent of McMahon, Surovik, Suttle,
                         Buhrmann, Cobb & Hicks, P.C.

     8.1                 Opinion and Consent of Armstrong, Backus & Co., L.L.P.

     15.1 Letter from Armstrong, Backus & Co., L.L.P. regarding unaudited interim financial information.

     23.1                Consent of McMahon, Surovik, Suttle, Buhrmann, Cobb &
                         Hicks, P.C. (included in Exhibit 5.1).

     23.2                Consent of Armstrong, Backus & Co., L.L.P. (included in
                         Exhibit 8.1).

     23.3 Consent of Arthur Andersen & Co., independent certified public accountants (auditors for First Financial
                         Bankshares, Inc.).

     23.4 Consent of Armstrong, Backus & Co., L.L.P., independent certified public accountants (auditors for Concho
                         Bancshares, Inc.).

     24 Powers of Attorney (see the signature pages to this Form S-4 Registration Statement).


     (b) Financial Statement Schedules. Schedules have been omitted because they are not required.

Item 22.     Undertakings.
             ------------

     (a)     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on the 10th day of January, 1994.

                                    FIRST FINANCIAL BANKSHARES, INC.



                                    By: /s/ Kenneth T. Murphy
                                       -----------------------------------------
                                       Kenneth T. Murphy, Chairman of the Board,
                                       President and Chief Executive Officer


     The undersigned directors and officers of First Financial Bankshares, Inc. hereby constitute and appoint Curtis R. Harvey as our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 10th day of January, 1994, by the following persons in the capacities indicated.

Signature                              Title
- ---------                              -----

/s/ Curtis R. Harvey                   Executive Vice President and
- ------------------------------
Curtis R. Harvey                       Chief Financial and Accounting Officer


                                       Director
- ------------------------------
J. Allen Baird


                                       Director
- ------------------------------
F. Scott Dueser


                                       Director
- ------------------------------
Patrick N. Gerald


/s/ Robert E. Hitt                     Director
- ------------------------------
Robert E. Hitt


/s/ Ralph N. Hooks                     Director
- ------------------------------
Ralph N. Hooks


                                       Director
- ------------------------------
Joe B. Matthews

/s/ Raymond A. McDaniel, Jr.           Director
- ------------------------------
Raymond A. McDaniel, Jr.


/s/ Bynum Miers                        Director
- ------------------------------
Bynum Miers


/s/ Kenneth T. Murphy                  Chairman of the Board, President,
- ------------------------------
Kenneth T. Murphy                      Chief Executive Officer and Director


/s/ Dian Graves Owen                   Director
- ------------------------------
Dian Graves Owen


/s/ James Parker                       Director
- ------------------------------
James Parker


/s/ W.V. Ramsey, Jr., M.D.             Director
- ------------------------------
W.V. Ramsey, Jr., M.D.


                                       Director
- ------------------------------
Craig Smith


                                       Director
- ------------------------------
H.T. Wilson


/s/ Stanley P. Wilson                  Director
- ------------------------------
Stanley P. Wilson


                                             Exhibit Index
    Item 601
Regulation S-K
Exhibit Reference
    Number                                    Description
- ------------------       -------------------------------------------------------
     2                   Stock Exchange Agreement and Plan of Organization dated
                         as of December 7, 1993 by and between First Financial
                         Bankshares, Inc., Concho Bancshares, Inc. and Southwest
                         Bank of San Angelo.

     3.1 Articles of Incorporation, and all amendments thereto, of the Registrant (incorporated by reference from Exhibit 1 of the Registrant's Amendment No. 1 to Form
                         8-A filed on Form 8-A/A No. 1 on January 7, 1994).

     3.2 Amended and Restated Bylaws of the Registrant, and all amendments thereto (incorporated by reference from Exhibit 2 of the Registrant's Amendment No. 1 to Form
                         8-A filed on Form 8-A/A No. 1 on January 7, 1994).

     4                   Specimen certificate for First Financial Common Stock
                         (incorporated by reference from Exhibit 3 of the Registrant's Amendment No. 1 to Form 8-A filed on Form
                         8-A/A No. 1 on January 7, 1994).

     5.1                 Opinion and Consent of McMahon, Surovik, Suttle,
                         Buhrmann, Cobb & Hicks, P.C.

     8.1                 Opinion and Consent of Armstrong, Backus & Co., L.L.P.

     15.1 Letter from Armstrong, Backus & Co., L.L.P. regarding unaudited interim financial information.

     23.1                Consent of McMahon, Surovik, Suttle, Buhrmann, Cobb &
                         Hicks, P.C. (included in Exhibit 5.1).

     23.2                Consent of Armstrong, Backus & Co., L.L.P. (included in
                         Exhibit 8.1).

     23.3 Consent of Arthur Andersen & Co., independent certified public accountants (auditors for First Financial
                         Bankshares, Inc.).

     23.4 Consent of Armstrong, Backus & Co., L.L.P., independent certified public accountants (auditors for Concho
                         Bancshares, Inc.).

     24 Powers of Attorney (see the signature pages to this Form S-4 Registration Statement).
